                                 Exhibit (c)(3)

                                 SITE VALUATION
                  SITES "AS IS VACANT & UNENCUMBERED BY LEASES"
                                   (CONTINUED)

 ANALYSIS OF LAND COMPARABLES

COMPARABLE LAND SALE NOS. I THRU 5 are market oriented sales of non-waterfront or "dry" tracts located inside "The Port" neighborhood or adjacent comparable neighborhoods. These five land sales are utilized in the valuation of the "UNIVERSAL PARTNERS" Parcel. This portion of the appraised property is the only non-waterfront or "dry" tract and Comparable Land Sale Nos. 1 thru 5 are considered reliable indicators of value.

COMPARABLE LAND SALE Nos. A, 6 AND 7 are considered important comparables because these are the only three market oriented sales of waterfront tracts located inside "The Port of Iberia" neighborhood. The most recent sale (LAND SALE A) is significantly higher than the older sales, but likely was because it was one of the few remaining vacant sites in the area available for sale. The other two sales (Sale Nos. 6 & 7) are dated (1993), but are considered reliable indicators of neighborhood waterfront land values.

COMPARABLE LAND SALE Nos. 8 THRU 13 are sales of waterfront parcels located in the Morgan City/Amelia, Louisiana market area. This St. Mary Parish neighborhood is industrial oriented and waterfront land sales/leases are much more prevalent than in the neighborhood of the appraised properties. LAND LEASE COMPARABLE NOS. 14 THRU 24 are waterfront ground leases located in the Morgan City-Amelia market. This group of Comparable Sales and Leases are utilized to value the waterfront parcels of the appraised properties ("West Yard", "East Yard", "Allen Process Systems", and "OBI").

In comparing the land comparables to the appraised parcels, they must be adjusted to the appraised parcels to account for differences between these properties and each of the appraised tracts. In order to complete the analysis, six (6) main factors are considered in the adjustment process:

      1. Property rights conveyed
      2. Financing terms
      3. Conditions of sale
      4. Expenditures immediately after purchase
      5. Market conditions (time)
      6. Location, physical/economic characteristics, use, non-realty components

Each of the Land Sales involved the transfer of Fee Simple ownership rights while the leased parcels involved the leasing of the market oriented underlying land rights. In this present analysis, the appraiser is estimating the current market value of the Unencumbered Fee Simple ownership rights in each of the seven (7) appraised parcels (i.e. assuming unencumbered by lease).

While several of the appraised parcels ("East Yard", "Allen Process Systems", "OBI") are owned by others, in this first analysis, the appraiser estimates the value of the Unencumbered Fee Simple Interest in the underlying land assuming unencumbered by lease. This analysis assists the appraiser in determining whether or not there is any inherent or marketable value in the Leasehold Interest in the underlying land in these leased parcels.

                                 SITE VALUATION
                  SITES "AS IS VACANT & UNENCUMBERED BY LEASES"
                                   (CONTINUED)

ANALYSIS OF LAND COMPARABLES (CONTINUED)

Each of the Comparable Land Sales were "Cash Sale" transactions and thus the Sale prices were not considered affected by any finance terms. Thus, none of the sales are adjusted for "FAVORABLE FINANCING TERMS".

The appraiser has verified the terms of each land sale and waterfront lease with a party (Vendor, Vendee, sales agent, appraiser, etc.) to the transaction. Each was verified as an "arm's length" transaction.

Other than COMPARABLE LAND SALE NO. 3, no adjustments are considered necessary for "CONDITIONS OF SALE". COMPARABLE LAND SALE NO. 3 is the purchase of an adjacent 16.46 acre tract by "Omega Services". According to the President (Thomas Granger) of "Omega", the company had to have this parcel to expand its fabrication yard. The price paid was excessive (approximately "double the market price" according to Mr. Granger). Based upon an analysis of comparative data (COMPARABLE LAND SALE NOS. 1, 2 AND 4), it would support a +/-50% to +/-60% downward adjustment of "CONDITIONS OF SALE" to Comparable Land Sale No. 3.

No adjustment is considered applicable to the Comparable Land Sales for "EXPENDITURES IMMEDIATELY AFTER PURCHASE". This was verified during the interviews of the sale participants (Vendor, Vendee, sales agent, appraiser, etc.) of each of the sales.

"MARKET CONDITIONS" reflect the change in the prices paid for real property due to changes in market conditions and the purchasing power of money over time. This adjustment is derived by analyzing changes that have occurred over time and determining their effect on the property during the time period. Changes may result in appreciation or depreciation in value due to inflation or deflation. Although this adjustment is often referred to as a "time" adjustment, time is not the cause of the adjustment. Market conditions which shift over time create the need for an adjustment, not time itself.

The current demand for waterfront industrial property is good. According to Port Executive Director, Roy Pontiff, "The Port of Iberia" is presently full. As a result, an additional +/-153 acres of waterfront property is being developed by the Port Commission. The project is not yet complete and approximately one-half of the development has been pre-leased at rental rates based on +/-$50,000 per acre (raw land value). This demand factor suggests that waterfront land values are rising.

Comparable Land Sale No. 8 is the resale of COMPARABLE LAND SALE NO. 11. The calculated appreciation rate over the six month time period is +17.65%. A portion of this increase (+/-15%) is due to the "below market" conditions of sale attributable to COMPARABLE LAND SALE NO. 11. Thus, when these factors are considered, the imputed adjustment due to "MARKET CONDITIONS" from this sale is approximately +6% per year.

                                 SITE VALUATION
                  SITES "AS IS VACANT & UNENCUMBERED BY LEASES"
                                   (CONTINUED)

ANALYSIS OF LAND COMPARABLES (CONTINUED)

COMPARABLE LAND SALE NOS. 1, 2 AND 4 have comparable locations and comparable sizes. The difference in price per acre is approximately 13% over the +/-2 year time period. When these factors are considered, the imputed adjustment due to "MARKET CONDITIONS" from these sales is approximately 6.5% a year.

Based upon these analyses, the appraiser has adjusted the Comparable Land Sales about 6% per year for changes in "MARKET CONDITIONS" between the date of sale and current date of this valuation. This rate of increase is greater than general inflation trends (2%-4% per year) but this would be considered consistent with the ongoing demand for a limited supply of good industrial land in the area.

LOCATION is often an important consideration. The "Universal Partners" Parcel is located adjacent to "The Port of Iberia" which is comparable to the locations of COMPARABLE LAND SALE NOS. 1 THRU 4. COMPARABLE LAND SALE NO. 5 is considered to have a superior location (closer to U.S. Highway 90) and must be adjusted down for this superior feature. The size of the location adjustment is derived by comparing Comparable Land Sale No. 5 to the adjusted values of the other four sales.

The waterfront tracts have similar adjustments. Differences, if any, are subtle. Industrial synergy at the Port ofIberia is comparable to synergy in the Morgan City/Amelia neighborhood. COMPARABLE LAND SALE NOS. A, 6 & 7 are waterfront tracts located adjacent to "The Port of Iberia" and the most recent of these sales is emphasized in this value analysis.

ZONING is not considered an issue. Like the appraised properties, most of the comparable properties are unzoned but located in industrial oriented neighborhoods.

LAND SIZE is often an important factor. Land Size adjustments in the market place have not shown any real consistency. The trend, however, is apparent. Smaller sized parcels typically sell for more per unit than comparable larger parcels. The reverse is also true. The trend is evident. Lease rates are "The Port" are based on a percentage of land value. Among similar waterfront tracts, rent per acre for smaller sized parcels is greater than the unit rent for similar larger parcels. Thus, the LAND SIZE adjustments are made to attempt to reflect these market trends.

Thus, the land analysis adjustments are considered to be market supported. Some of the adjustments for size and time are relatively large. Due to the limited amount of sales data, large adjustments are necessary. Comparable Land Sale A is utilized even though it is so much smaller than the appraised sites. This sale is the most recent neighborhood waterfront land sale and thus it is considered important to this land value analysis.

The adjustment process relative to each of the Appraised Parcels are summarized on the following pages:

                                      11-33

                            "WEST YARD-NORTH PARCEL"
                       (+/-66.61 ACRES, WATERFRONT TRACT)
                         COMPARABLE LAND SALES ANALYSIS

                                    [OMITTED]

                                 SITE VALUATION
                  SITES "AS IS VACANT & UNENCUMBERED BY LEASES"
                                   (CONTINUED)

LAND VALUE ESTIMATE "WEST YARD - NORTH PARCEL"

The sales analysis grid indicates a unit value range for the "West Yard - North Parcel" of $36,367 to $46,953 per acre. A wide range is common in a "seller's market" scenario. Because of a limited supply of waterfront industrial property, sales are limited and property owners are in the enviable position of "naming their price".

Because of the inconsistent nature of the adjusted per acre value range, the appraiser have also considered the comparative waterfront lease data.

COMPARABLE LAND LEASE NOS. 22 - 24 are recently negotiated waterfront leases of property located in the Amelia neighborhood of St. Mary Parish. Like the appraised parcels, these are waterfront tracts located on a relatively shallow (12'- 15') waterway which connects with the Intracoastal Waterway. These three lease agreements were renegotiated in 1999 and are reflective of current industrial market conditions. The land areas range in size between 8.531 acres,
10.72 acres, and 44.78 acres. Our study of land leases indicates that rates are typically set based on an 8%-12% return. Most ground-lease agreements are based on a 10% rate of return. This was verified by an interview with the "H & B Young Foundation" which is a major waterfront land owner in the Morgan City/Amelia market. We also interviewed Mr. Charles Thibodaux and Mr. Frank Domino who own a significant amount of waterfront industrial property. The consensus is that a 10% capitalization is common for ground-lease agreements. By capitalizing the per acre per year lease rates of Comparable Land Lease Nos. 22, 23 and 24, an estimated underlying land value range of between $33,497 and $58,610 per acre is derived. The larger sized tract (Comparable Land Lease No. 24) represents the low end of the range which is consistent with the fact that among similar properties, larger tracts typically generate lower unit values.

The "West Yard - North Parcel" is relatively large. It is an excellent industrial fabrication site. It has frontage (+/-880 feet) on the east side of Port Road and water-frontage along the west bank of the Rodere Canal (navigable waterway) totals approximately 2,380 feet. There are two boat slips and a loading ramp located on the east side of this parcel. Although the shape of the parcel is irregular, its depth and overall size are such that the utility of the tract is not adversely affected by its irregular shape.

Based on the abundance of comparative data, the appraiser has concluded a value of $30,000 per acre as the current Market Value of the underlying land of the +/-66.61 acre "West Yard- North Parcel".

"WEST YARD - NORTH PARCEL" - LAND VALUE SUMMARY:
+/-66.61 ACRES @ $30,000 PER acre = $ 1,998,300

ESTIMATED MARKET VALUE OF
UNENCUMBERED FEE SIMPLE INTEREST
IN THE "WEST YARD-NORTH PARCEL"
CONSIDERED "AS IF VACANT LAND"         -SAY-
                                    $ 2,000,000

                            "WEST YARD-SOUTH PARCEL"
                       (+/-27.79 ACRES, WATERFRONT TRACT)
                         COMPARABLE LAND SALES ANALYSIS

                                    [OMITTED]

                                 SITE VALUATION

                  SITES "AS IS VACANT & UNENCUMBERED BY LEASES"
                                   (CONTINUED)

LAND VALUE ESTIMATE "WEST YARD - SOUTH PARCEL"

The sales analysis grid on the preceding page indicates a wide unit value range for the "West Yard - South Parcel" of $38,331 to $50,306 per acre. The unit value from Comparable Land Sale No. 8 is above that reflected by the other two sales. The other two sales support a more consistent value range between $38,331 and $41,200. The mean indication from these two sales of $39,766 per acre.

This waterfront land area has +/-1,460 feet on the west side of the Rodere Canal and a relatively new boat slip which further enhances its market appeal. A negative feature is the fact that it does not have frontage on a public road. Access is via a right-of-way across the "West Yard - North Parcel". The appraiser has adjusted the sales downward under the "Other" category to reflect the lack of road frontage.

Thus, the appraiser has concluded a market value estimate of $40,000 per acre as the unit value of the underlying land of the "West Yard - South Parcel".

"WEST YARD - SOUTH PARCEL" - LAND VALUE SUMMARY:

+/-27.79 ACRES @ $40,000 PER ACRE                         = $ 1,111,600

ESTIMATED MARKET VALUE OF
UNENCUMBERED FEE SIMPLE INTEREST
IN THE "WEST YARD-SOUTH PARCEL"
CONSIDERED "AS IF VACANT LAND"             -SAY-            $ 1,110,000
                                                            -----------

                            "EAST YARD-NORTH PARCEL"
                        (+/-28.0 Acres, Waterfront TRACT)
                         COMPARABLE LAND SALES ANALYSIS

                                    [OMITTED]

                                 SITE VALUATION
                  SITES "AS IS VACANT & UNENCUMBERED BY LEASES"
                                   (CONTINUED)

LAND VALUE ESTIMATE "EAST YARD - NORTH PARCEL"

The sales analysis grid on the preceding page indicates a wide unit value range for the "East Yard - North Parcel" of $45,095 to $60,368 per acre. The unit value from Comparable Land Sale No. 8 is clearly inconsistent with the abundance of data. The other two sales support a more consistent value range between $45,095 and $53,560.

This waterfront land area has +/-2,200 feet of frontage on the south side of Port Road and +/-450 feet of frontage on the west side of Curtis Lane (Iberia Parish Road 911). Frontage along the east bank of the Rodere Canal totals +/-600 feet. Two boat slips extend from the canal into the west side of the property.

Thus, the appraiser has concluded a market value estimate of $45,000 per acre as the unit value of the underlying land of the "East Yard - North Parcel".

"EAST YARD - NORTH PARCEL" - LAND VALUE SUMMARY-.

+/-28.0 ACRES @ $45,000 PER ACRE =                       $ 1,260,000

ESTIMATED MARKET VALUE OF
UNENCUMBERED FEE SIMPLE INTEREST
IN THE "EAST YARD-NORTH PARCEL"
CONSIDERED "AS IF VACANT LAND" -SAY-                     $ 1,260,000
                                                         -----------

                            "EAST YARD-SOUTH PARCEL"
                       (+/-19.53 Acres, Waterfront Tract)
                         COMPARABLE LAND SALES ANALYSIS

                                    [OMITTED]

                                 SITE VALUATION
                  SITES "AS IS VACANT & UNENCUMBERED BY LEASES"
                                   (CONTINUED)

LAND VALUE ESTIMATE "EAST YARD - SOUTH PARCEL"

The sales analysis grid on the preceding page indicates a wide unit value range for the "East Yard - South Parcel" of $45,095 to $60,368 per acre.

A highly unusual aspect of this parcel is the fact that it has a very irregular shape. The tract "narrows down" near its center and this has an adverse effect on utility. Although the appraiser has no comparative data with which to forecast the value loss, the appraiser would believer that the value of this property is less than the value of a similar tract without the highly irregular shape. Positive attributes include frontage along the east bank of the Rodere Canal (+/-550 feet) and a boat slip which extends +/-1,127 feet along the north boundary line. The tract also has frontage (+/-350 feet) on the west side of Curtis Lane.

Because of the irregular shape of this parcel, the appraiser has concluded a market value estimate of $45,000 per acre as the unit value of the underlying land of the "East Yard - South Parcel".

"EAST YARD - SOUTH PARCEL" - LAND VALUE SUMMARY:

+/-19.53 ACRES @ $45,000 PER ACRE                   = $ 878,850

ESTIMATED MARKET VALUE OF
UNENCUMBERED FEE SIMPLE INTEREST
IN THE "EAST YARD-NORTH PARCEL"
CONSIDERED "AS IF VACANT LAND" -SAY-                  $ 880,000
                                                      ---------

                                      11-41

                      "ALLEN PROCESS SYSTEMS LEASED PARCEL"
                       (+/-20.585 ACRES, WATERFRONT TRACT)
                         COMPARABLE LAND SALES ANALYSIS

                                    [OMITTED]

                                 SITE VALUATION
                  SITES "AS IS VACANT & UNENCUMBERED BY LEASES"
                                   (CONTINUED)

LAND VALUE ESTIMATE "ALLEN PROCESS SYSTEMS LEASED PARCEL"

The sales analysis grid on the preceding page indicates a wide unit value range for the "Allen Process Systems Leased Parcel" of $45,095 to $60,368 per acre.

This parcel has good industrial utility. It has +/-820 feet of frontage on the south side of Port Road and +/-1,000 feet along the western bank of the Commercial Canal (navigable waterway). There is a boat slip located in the southeast corner of this parcel and a rail spur crosses the property.

Based upon the analysis, the appraiser has concluded a market value estimate of $50,000 per acre as the unit value of the underlying land of the "Allen Process System Leased Parcel" assuming it was unencumbered by lease.

"ALLEN PROCESS SYSTEM LEASED PARCEL" - LAND VALUE

SUMMARY:+/-20.585 ACRES @ $50,000 PER ACRE =      $ 1,029,250

ESTIMATED MARKET VALUE OF
UNENCUMBERED FEE SIMPLE INTEREST
IN THE "ALLEN PROCESS SYSTEM LEASED
PARCEL" CONSIDERED "AS IF VACANT
LAND" AND UNENCUMBERED BY LEASE" -SAY-            $ 1,030,000
                                                  -----------

                             WEST YARD-NORTH PARCEL
                              PROPERTY DESCRIPTION

According to information provided by Mr. Mark Borel of Berard, Habetz & Associates (New Iberia, Louisiana), the "West Yard-North Parcel" encompasses a +/-66.61 acre area and has frontage (+/-880 feet) on the east sidE of Port Road. Unifab Road provides access to this land area. Water-frontage along the west bank of the Rodere Canal (navigable waterway) totals approximately 2,380 feet. There are two boat slips and a loading ramp located on the east side of this parcel. Although the shape of the parcel is irregular, its depth and overall size are such that the utility of the tract is not adversely affected by its irregular shape. Approximately 24 acres are super-stabilized (12"-15" deep) for heavy fabrication work. The remaining land area (+/-40 acres) has average stabilization features (1 "-3" deep). Portions of the Rodere Canal shoreline are erosion protected by bulkhead materials (+/-1,480 linear feet).

The Main Office Building located on this parcel as well as the Main Industrial Fabrication Buildings. The buildings contain a total of +/-308,162 square feet and most are in average physical condition (20-25 years old). Other improvements include cranes, waterfront bulkheading (+/-1,390 linear feet), and site stabilization material. This industrial yard has seven work-stations. The land and BUILDINGS ON THIS PARCEL ARE OWNED BY "UNIFAB". THE APPRAISER'S ESTIMATE OF CURRENT MARKET Value is of the UNENCUMBERED FEE SIMPLE INTEREST in and to the appraised property.

The MAIN OFFICE BUILDING contains +/-12,978 square feet. This "Class S" structure has a concrete slaB foundation, corrugated metal walls/roof, brick veneer front, and sliding glass windows. The entire building is heated/cooled by five (5) ground-mounted air-conditioning compressors. Interior features include vinyl covered wall panels, a suspended ceiling panel system, recessed fluorescent lights, vinyl floor cover, and carpet. The building was constructed in 1980 and appears to be +/-21 years old. It is in average condition. The estimated total useful economic life of the MAIN OFFICE BUILDING is +/-45 years. With an estimated effective age of 21 years, accrued physical depreciation is estimated at approximately 47%.

The PERSONNEL/SAFETY OFFICE BUILDING is a "Class C" structure with a wood exterior and concrete pier foundation. The hip-styled roof has asphalt roof shingles. The building appears to be +/-20 years old and is in fair to poor condition. Construction features include vinyl floor cover, prefinished wall panels, textured ceilings, and fluorescent light fixtures. The exterior of the building has plywood panels. The estimated effective age of the PERSONNEL/SAFETY OFFICE BUILDING is 30 years. The estimated total useful economic life of the +/-1,109 square foot building is +/-40 years. The imputed accrued physical depreciation rate is +/-75%.

The "Class S" COMPRESSOR BUILDING contains +/-1,083 square feet. This building has a +/- 12-foot eave, concrete slab foundation, and corrugated metal walls/roof. The building does not have any finished office space. Other features include roof vents, fluorescent light fixtures, and wall vents. The building is approximately 20 years old and is in average condition and thus has an estimated effective age of 20 years. Based on an estimated total life of +/-40 years, the building is estimated to have +/-50% accrued physical depreciation.

                                     111- 16

                             WEST YARD-NORTH PARCEL
                              PROPERTY DESCRIPTION
                                   (CONTINUED)

The "Class S" COMPRESSOR/PIPE BUILDING contains +/-15,768 square feet and has +/-256 square feet of finished office space. The building is approximately 25 years old and is in average condition. Construction features include a concrete slab foundation (heavy-duty), incandescent lights, roof vents, fiber-glass panels (natural light), and wall ventilation fans. The office space in this building has asphalt floor tile, vinyl covered wall panels, fluorescent light fixtures, and a window air-conditioning unit. The estimated effective age of this building (+/-25 years) is similar to its chronological age. With an estimated total useful life of +/-45 years, the estimated accrued physical depreciation IS 56%. Attached to the building is a +/-968 square foot work slab. The CRANE SYSTEM has automatic controls and includes three 10-ton bridge cranes and one 5-ton crane (+/-60-foot span, +/-265-foot rail). Also included are two jib cranes (2-ton units). The CRANE SYSTEM in the COMPRESSOR/PIPE BUILDING has an expected total useful life of +/-30 years and an effective age of about 20 years, the appraiser has estimated accrued physical depreciation to the crane system of +/-66.7%.

The DIESEL STORAGE BUILDING is a "Class S" structure which is in poor condition. The building contains +/-1,026 square feet. The eave height of the building varies between 20 feet and 25 feet. Construction features include a concrete slab foundation, corrugated metal walls/roof, pole infrastructure, and incandescent lights. Interior walls and ceiling are exposed metal. The building is open on the west end. Based on a total useful life of +/-40 years and an effective age of +/-30 years, the estimated accrued physical depreciation is 75%.

The small (+/-256 sf) free-standing RESTROOM BUILDING is a "Class S" structure will corrugated metal walls and roof. It has concrete floors, a wall ventilation fan, incandescent light fixtures, and a floor drain. Fixtures include three toilets and a urinal. The building appears to be +/-20 years old and is in average condition. The building would have an estimated effective age of 20 years. With an estimated total useful life of +/-40 years, the estimated accrued physical depreciation is 50%.

The +/-40,575 WAREHOUSE BUILDING has a concrete slab foundation, corrugated metal walls/roof, natural light panels, wall-mounted ventilation fans, exterior lights, and fluorescent fixtures. This +/-20-year old building is in average condition and has a +/-25-foot eave. Second floor office space totals +/-5,164 square feet and the concrete apron has +/-8,400 square feet. Office features include vinyl floor tile, window air-conditioning system, vinyl covered wall panels, a suspended ceiling panel system, and recessed fluorescent light fixtures. The estimated effective age is +/-20 years. The estimated total economic life of the building is +/-45 years which indicates a 45% estimated accrued physical depreciation.

The +/-11,200 square foot MAINTENANCE SHOP BUILDING has a +/-30-foot eave, concrete slab foundation, exterior lights, sliding doors (3), and roof vents. Finished office space totals +/-1,200 square feet and there is a concrete apron (+/-3,600 so. Office interior features include prefinished wall panels, window air-conditioning system, fluorescent lights, vinyl floor cover, and a suspended ceiling panel system. The shop/warehouse area is open on the south end of the building. The building has an effective age of +/-20 years and a total useful life of +/-45 years (45% estimated accrued physical depreciation). The CRANE SYSTEM includes two 5-ton bridge

                                     111- 17

                             WEST YARD-NORTH PARCEL
                              PROPERTY DESCRIPTION
                                   (CONTINUED)

cranes (+/-60-foot span, +/-120-foot rail). The cranes appear to be +/-15 years old and are thus estimated to have accrued physical depreciation of +/-50%.

The HAND-RAIL SHOP is a large structure (+/-27,180 so with corrugated walls/roof and a steel infrastructure. Construction features include a heavy-duty slab, wall vents, and incandescent light fixtures. The building is open on the south end. The interior of the building has exposed metal walls and ceiling. With an estimated effective age of about 25 years and a total economic life of 45 years, the estimated accrued physical depreciation is +/-56%. The CRANE SYSTEM (automatic controls) includes two 20-ton bridge cranes and a 5-ton unit. The span is approximately 60 feet and the rail system extends +/-220 feet. The CRANE SYSTEM has an estimated effective age of 15 years out of a total estimated economic life of 30 years or has an estimated +/-50% accrued physical depreciation.

On the east side of the HAND-RAIL BUILDING is a CONCRETE WORK SLAB (+/-18,000 sf). With an effective age of 20 years and a total economic life of 40 years, the estimated accrued physical deprecation rate is 50%.

The PAINT SHED and PAINT STORAGE BUILDING have a combined square footage of +/-3,930. The attached concrete apron totals +/-980 square feet. Construction features include a concrete slab foundation, incandescent light fixtures, fiber-glass panels (natural light), wall ventilation fans, and sliding metal doors (west side). The buildings appear to be +/-20 years old and have a +/- 14foot eave. The condition of the improvements is average. The estimated effective age of these buildings is +/-20 years. With an estimated total useful life of +/-40 years,. the estimated accrued physical depreciation is 50%.

The MAIN FABRICATION SHOP is a huge "Class S" structure with an +/-87-foot eave and fourteen 20-ton bridge cranes (automatic controls, +/-70-foot span, +/-450-foot rail). Attached to the west side of the shop is the ROLL-MILL with additional cranes (two 10-ton bridge cranes, two 25-ton bridge cranes, one 5-ton bridge crane, and three 10-ton bridge cranes). These cranes have automatic controls, a +/-60-foot span, and a +/-700-foot rail. The MAIN FABRICATION SHOP has +/-131,587 square feet and the ROLL-MILL adds another +/-56,1 10 square feet. Work slabs and aprons total +/-40,400 square feet. Construction features of the shop include a heavy-duty slab foundation, steel frame infrastructure, metal walls/roof, incandescent light fixtures, and fiberglass natural light panels. A portion of the shop floor is stabilized limestone. The second floor shop office area has prefinished wall panels, vinyl floor cover, a suspended ceiling panel system, recessed fluorescent lights, and is heated/cooled by a central air-conditioning system. The ROLLMILL has a +/-35-foot eave with an enclosed office area (quality-control, drafting). The office features include vinyl floor cover, exposed concrete floors, batt insulation wall/ceiling panels, suspended fluorescent light fixtures, vinyl covered wall panels, a suspended ceiling panel system, and recessed fluorescent lights. The office space is heated/cooled by a central airconditioning system.

                                    III - 18

                             WEST YARD-NORTH PARCEL
                                    VALUATION
                                  F CONTINUED)

      COST APPROACH (CONTINUED)

RECAPITULATION OF COST APPROACH
        ESTIMATED CONTRIBUTORY VALUE OF BUILDING IMPROVEMENTS: MAIN

                    OFFICE
                    ------
    Estimated Replacement Cost New                        $ 605,000
    Less: Physical Depreciation (47%)                    -$ 284,400
    Less: Economic/Functional Loss (10%)                 -$  60,500
                                                          ---------
    Estimated Contributory Value of
              Main Office                                                  $ 260,100

              PERSONNEL/SAFETY OFFICE BUILDING
    Estimated Replacement Cost New                        $  42,300
    Less: Physical Depreciation (75%)                    -$  31,700
    Less: Economic/Functional Loss (10%)                 -$   4,200
                                                          ---------
    Estimated Contributory Value of
              Personnel/Safety Office Building                             $   6,400

              COMPRESSOR BUILDING
    Estimated Replacement Cost New                        $  12,800
    Less: Physical Depreciation (50%)                    -$   6,400
    Less: Economic/Functional Loss (10%)                 -   $1,300
    Estimated Contributory Value of
              Compressor Building                                          $   5,100
              COMPRESSOR PIPE BUILDING
    Estimated Replacement Cost New                        $ 394,000
    Less: Physical Depreciation (56%)                    -$ 220,600
    Less: Economic/Functional Loss (15%)                 -$  59,100
                                                          ---------
    Estimated Contributory Value of
              Compressor Pipe Building                                     $ 114,300

              COMPRESSOR PIPE BUILDING CRANES
    Estimated Replacement Cost New                        $ 214,000
    Less: Physical Depreciation (66.7%)                  -$ 142,700
    Less: Economic/Functional Loss (15%)                 -$  32,100
                                                          ---------
    Estimated Contributory Value of
               Compressor Pipe Building Cranes                             $  39,200
                                                                           ---------
SUB-TOTAL - THIS PAGE                                                      $ 425,100

                             WEST YARD-NORTH PARCEL
                                    VALUATION
                                   (CONTINUED)

      COST APPROACH (CONTINUED)
RECAPITULATION OF COST APPROACH
      ESTIMATED CONTRIBUTORY VALUE OF BUILDING IMPROVEMENTS: (CONTINUED)

SUB-
TOTAL -- PRIOR PAGE (CONTINUED)                                            $  425,100
               DIESEL STORAGE BUILDING
    Estimated Replacement Cost New                         $   20,400
    Less: Physical Depreciation (75%)                     -$   15,300
    Less: Economic/Functional Loss (10%)                  -$    2,000
                                                           ----------
    Estimated Contributory Value of
               Diesel Storage Building                                     $    3,100

               RESTROOM BUILDING
    Estimated Replacement Cost New                         $    3,500
    Less: Physical Depreciation (50%)                     -$    1,800
    Less: Economic/Functional Loss (10%)                  -$      400
                                                           ----------
    Estimated Contributory Value of
              Restroom Building                                            $    1,300

              WAREHOUSE BUILDING
    Estimated Replacement Cost New                         $  989,200
    Less: Physical Depreciation (45%)                     -$  445,100
    Less: Economic/Functional Loss (10%)                  -$   98,900
                                                           ----------
    Estimated Contributory Value of
              Warehouse Building                                           $  445,200

              MAINTENANCE SHOP BUILDING
    Estimated Replacement Cost New                         $  330,100
    Less: Physical Depreciation (45%)                     -$  148,500
    Less: Economic/Functional Loss (10%)                  -$   33,000
                                                           ----------
    Estimated Contributory Value of
              Maintenance Shop Building                                    $  148,600

              MAINTENANCE SHOP BUILDING CRANE SYSTEM
    Estimated Replacement Cost New                         $  100,000
    Less: Physical Depreciation (50%)                     -$   50,000
    Less: Economic/Functional Loss (15%)                  -$   15,000
                                                           ----------
    Estimated Contributory Value of
              Maintenance Shop Building Crane System                       $   35,000
                                                                           ----------
SUB-
TOTAL -- THIS PAGE                                                         $1,058,300

                             WEST YARD-NORTH PARCEL
                                    VALUATION
                                   (CONTINUED)

    COST APPROACH (CONTINUED)
RECAPITULATION OF COST APPROACH
    ESTIMATED CONTRIBUTORY VALUE OF BUILDING IMPROVEMENTS: (CONTINUED)

SUB-
TOTAL - PRIOR PAGE (CONTINUED)                                             $1,058,300
              HAND RAIL SHOP BUILDING
    Estimated Replacement Cost New                         $  800,000
    Less: Physical Depreciation (56%)                     -$  448,000
    Less: Economic/Functional Loss (15%)                  -$  120,000
                                                           ----------
    Estimated Contributory Value of
              Hand Rail Shop Building                                      $  232,000

              HAND RAIL SHOP BUILDING CRANE SYSTEM

    Estimated Replacement Cost New                         $  260,000
    Less: Physical Depreciation (50%)                     -$  130,000
    Less: Economic/Functional Loss (15%)                  -$   39,000
                                                           ----------
    Estimated Contributory Value of
              Hand Rail Shop Building Crane System                         $   91,000

              PAINT STORAGE BUILDING

    Estimated Replacement Cost New                         $   50,100
    Less: Physical Depreciation (50%)                     -$   25,100
    Less: Economic/Functional Loss (15%)                  -$    7.500
                                                           ----------
    Estimated Contributory Value of
              Paint Storage Building                                       $   17,500


              MAIN FABRICATION SHOP COMPLEX

    Estimated Replacement Cost New                         $7,750,000
    Less: Physical Depreciation (56%)                     -$4,340,000
    Less: Economic/Functional Loss (15%)                  -$1,162,500
                                                           ----------
    Estimated Contributory Value of
              Main Fabrication Shop Complex                                $2,247,500

              MAINTENANCE SHOP BUILDING CRANE SYSTEM
    Estimated Replacement Cost New                         $1,875,000
    Less: Physical Depreciation (33.3%)                   -$  624,400
    Less: Economic/Functional Loss (15%)                  -$  281,300
    Estimated Contributory Value of
              Maintenance Shop Building Crane System                       $  969,300
                                                                           ----------

SUB- - THIS PAGE
TOTAL TOTAL ESTIMATED CONTRIBUTORY VALUE OF BUILDING IMPROVEMENTS          $4,615,600

                             WEST YARD-NORTH PARCEL
                                    VALUATION
                                   (CONTINUED)

    COST APPROACH (CONTINUED)
RECAPITULATION OF COST APPROACH
    ESTIMATED CONTRIBUTORY VALUE OF BUILDING IMPROVEMENTS: (CONTINUED)

SUB-TOTAL -- PRIOR PAGE (CONTINUED)

  TOTAL ESTIMATED CONTRIBUTORY VALUE OF BUILDING IMPROVEMENTS                    $4,615,600

    ESTIMATED CONTRIBUTORY VALUE OF SITE IMPROVEMENTS
              CONCRETE WORK SLAB
    Estimated Replacement Cost New                               $  145,000
    Less: Physical Depreciation (50%)                           -$   72,500
    Less: Economic/Functional Loss (15%)                        -$   21,800
                                                                 ----------
    Estimated Contributory Value of
              Concrete Work Slab                                                 $   50,700

              STEEL BULKHEAD MATERIAL
    Estimated Replacement Cost New                               $1,840,000
    Less: Physical Depreciation (28.5%)                         -$  524,400
    Less: Economic/Functional Loss (15%)                        -$  276.000
                                                                 ----------
    Estimated Contributory Value of
              Steel Bulkhead Material                                            $1,039,600

              SUPER STABILIZED YARD AREA
    Estimated Replacement Cost New                               $1,570,000
    Less: Physical Depreciation (40%)                           -$  628,000
    Less: Economic/Functional Loss (15%)                        -$  235,500
                                                                 ----------
    Estimated Contributory Value of
              Super Stabilized Yard Area                                         $  706,500

              LIGHTLY STABILIZED YARD AREA
    Estimated Replacement Cost New                               $1,000,000
    Less: Physical Depreciation (75%)                           -$  750,000
    Less: Economic/Functional Loss (10%)                        -$  100,000
                                                                 ----------
    Estimated Contributory Value of
              Lightly Stabilized Yard Area                                       $  150,000
                                                                                 ----------

TOTAL ESTIMATED CONTRIBUTORY VALUE OF SITE IMPROVEMENTS                    $1,946,800

PLUS: TOTAL ESTIMATED CONTRIBUTORY VALUE OF BUILDING IMPROVEMENTS          $4,615,600

    ESTIMATED CURRENT MARKET VALUE OF
    UNDERLYING LAND "AS IF VACANT"
    (66.61 acres @ $30,000/acre, rounded)                                  $2,000,000
                                                                           ----------

TOTAL                                                                      $8,562,400
    TOTAL ESTIMATED CURRENT MARKET VALUE
    OF UNENCUMBERED FEE SIMPLE INTEREST
    IN WEST YARD NORTH PARCEL LEASED PROPERTY
    VIA COST APPROACH TO VALUE -SAY-                                       $8,560,000
                                                                           ----------

                            WEST YARD-NORTH PARCEL
                              PROPERTY DESCRIPTION
                                   (CONTINUED)

Located on the east side of the ROLL-MILL BUILDING is a piling rack with two 15-ton bridge cranes and one 30-ton crane unit (+/-60-foot span, +/-340-foot rail). A 30-ton "Gaffey" gantry crane was added within the last two years. The piling rack has a heavy-duty concrete slab for working on large/heavy pieces of equipment and machinery. Overall, the +/-25 year old fabrication structure is in average physical condition. The FABRICATION COMPLEX (SHOP, ROLL-MILL, OFFICES, PILING RACK) appear to be +/-25 years old. With an estimated total usefuL life of +/-45 years, the imputed accrued physical deprecation rate is +/-56%. The old crane systems appear to be in good working condition and have an estimated effective age of +/-10 years. The older cranes have a value loss of approximately 33.3%. The newly added crane would have an effective age of +/-2 years out of a total useful life of 30 years or physical deterioration incurable of 6.7%.

According to information provided by Mr. Mark Borel (Berard, Habetz, & Associates, Inc.), approximately forty (40) acres of the yard area has LIGHT STABILIZATION MATERIALS (V-3" deep). The SUPER-STABILIZED AREAS total +/-24 acres. The estimated total useful life of the stabilization (1"-3" deep) material is +/-10 yeaRS. Super-stabilization material (12"-15" deep) has a much longer estimated total useful life (+/-35 years). The light-stabilization material has been applied a +/-75% physical depreciation rate. The super-stabilized area is applied approximately 40% depreciated. STEEL BULKHEAD along the sides of the south boat slip totals +/-830 linear feet. TIMBER BULKHEAD amounts to +/-560 linear feet along the north slip. The estimated useful economic life of the STEEL BULKHEAD MATERIAL is +/-35 years. The bulkhead material is in good condition and would have an estimated effective (observed) age of 10 years. This implies a physical deterioration rate of +/-28.5%. The TIMBER BULKHEAD MATERIAL is in average condition and would have an estimated accrued physical depreciation of +/-50%.

                             WEST YARD-NORTH PARCEL
                                   (CONTINUED)

                                    VALUATION

In order to estimate the current value of the FEE SIMPLE OWNERSHIP INTEREST, the appraiser has utilized a COST APPROACH analysis and a SALES COMPARISON APPROACH analysis, and INCOME APPROACH analysis.

      COST APPROACH

The estimated value of the underlying +/-66.61 acre waterfront site "assuming vacant" was estimated earlier in the report in the SITE VALUATION section to be $2,000,000 ($30,000 per acre, rounded).

The cost analysis is based on cost data provided by a Cost Consultant (Fred Moran) for the prior appraisal assignment performed in May 2000 which have been indexed to date of appraisal. The accrued depreciation estimates are based on the appraiser's observations during the inspections of the property made in October 2001.

Based on our inspection of the"West Yard-North Parcel" building improvements, deferred maintenance appears to be negligible. Other than minor repairs and painting, deferred maintenance is not a factor. The appraiser has estimated $20,000 as the cost of minor repairs, equipment service, and painting and utilized this estimate as Deferred Maintenance.

The appraiser has estimated and applied a value loss to account for functional and/or economic obsolescence to most of the "West Yard-North Parcel" buildings and site improvements in the range of 10% to 15% depending upon the amount of accrued physical depreciation already charged. These estimated value losses (of +/-10% to +/-15%) reflects the specialized nature of the buildings and site improvements. The percentage of loss is applied to the estimated replacement cost neW of each improvement because this is the manner in which the 10%/15% loss factor was derived.

Based on the preceding analysis of estimated replacement cost and estimates of the various components of accrued depreciation, the ESTIMATED MARKET VALUE OF THE UNENCUMBERED FEE SIMPLE INTEREST IN AND TO THE "WEST YARD-NORTH PARCEL" OWNED PARCEL is summarized on the following page.

                                     III-20

                                RECAPITULATION OF
                       SALES COMPARISON APPROACH TO VALUE
                     WEST YARD - NORTH PARCEL OWNED PROPERTY

BREAKDOWN METHOD ANALYSIS
CONTRIBUTORY VALUE OF BUILDINGS
      IMPROVEMENTS INDUSTRIAL BUILDING
      IMPROVEMENTS
            295,184 S.F.@      $8.00 /S.F. AVG.          $2,361,472
      MAIN OFFICE BUILDING

            12,978 S.F.@       $25.00 /S.F. AVG.         $  324,450

TOTAL CONTRIBUTORY VALUE OF BUILDING IMPROVEMENTS
            308,162 S.F.@      $8.72 /S.F. AVG.          $2,685,922
LESS: ESTIMATED DEFERRED MAINTENANCE                     $   20,000

CONTRIBUTORY VALUE OF SITE IMPROVEMENTS
       Steel and Timber Bulkheads & Stabilized Areas
TOTAL CONTRIBUTORY VALUE OF SITE IMPROVEMENTS            $1,900,000

CONTRIBUTORY VALUE OF CRANE SYSTEMS                      $1,134,500

CONTRIBUTORY SITE VALUE
             66.610 Acres @   $30,000.00 /Acre           $  2000000
                                                         ----------
TOTAL                                                    $7,700,422

TOTAL ESTIMATED CURRENT MARKET VALUE
OF UNENCUMBERED FEE SIMPLE INTEREST

IN WEST YARD-NORTH PARCEL OWNED PROPERTY
VIA SALES COMPARISON APPROACH TO VALUE       -SAY        $7,700,000

                             EAST YARD-NORTH PARCEL
                                    VALUATION
                                   (CONTINUED)

      SALES COMPARISON APPROACH

The SALES COMPARISON APPROACH involves direct comparisons of the property being appraised to similar properties that have sold in the same or in a similar market in order to derive a Market Value indication for the property being appraised. This approach is often referred to as the MARKET DATA APPROACH.

Located in the ADDENDUM of this report are the detailed write-ups of ten industrial property sales (Improved Comparable Sales). For the analysis of the Industrial Buildings of the "East Yard-North Parcel" Owned Parcel, the appraiser has selected Improved Comparable Sale Nos.2 and 6 thru 10. The Main Office Building is treated separately from this analysis. The emphasized sales are summarized on the following chart.

                                    ESTIMATED
                                    BUILDING        VALUE
  SALE       EFFECTIVE             CONTRIBUTORY       PSF
   NO.      SALE PRICE    DATE        VALUE        BUILDING
-------    ------------  -------  -------------   ----------
   2        $ 1,806,948   12/00     $  488,948     $ 7.98
   6        $ 3,800,000    5/97     $  900,000     $ 7.98
   7        $11,000,000    3/97     $2,500,000     $14.04
   8        $21,250,475    2/94     $1,115,475     $10.22
   9        $ 4,500,000    3/97     $1,875,000     $ 6.45
   10       $ 3,880,000   10/96     $1,000,000     $ 8.17

These industrial property sales of fabrication facilities are considered to be the best available indicators of value for the appraised property. Land values and equipment (if any) are extracted based on comparative land sales and information provided by a party familiar with the sale transaction. Equipment typically has a contributory value less than its depreciated cost. Contributory Land value estimates are based on comparable neighborhood land sales. The sales selected have been chosen due to their similarities based on building sizes, ages, condition, and date of sale. Each Improved Comparable Sale must be adjusted to the appraised property to account for differences between these properties and the appraised property. Six main factors have been considered in the adjustment process:

1. Property rights conveyed

2. Financing terms

3. Conditions of sale

4. Expenditures immediately after purchase

5. Market conditions (time)

6. Location, physical/economic characteristics, use, non-realty components

                                     111-25

                             EAST YARD-NORTH PARCEL
                                    VALUATION
                                   (CONTINUED)

      SALES COM ARISON A ROACH CONTINUED

Most of the Improved Comparable Sales involved the transfer of Fee Simple ownership rights or market oriented Leased Fee ownership rights. Only Sale No. 7 was the sale of a Leasehold Interest. In the current analysis, the appraiser is estimating the current market value of the UNENCUMBERED FEE SIMPLE ownership rights in the "EAST YARD - NORTH PARCEL" OWNED PROPERTY "assuming unencumbered by lease". Accordingly, no adjustment is considered necessary for "property rights conveyed".

In addition, no adjustment is considered necessary for "financing terms" as each sale was a Cash Sale transaction to the seller and if any financing was involved it was via market rate first mortgage financing.

The appraiser has verified the terms of each Improved Comparable Sale with a party (Vendor, Vendee, sales agent, appraiser, etc.) to the transaction. Each was verified as an "arm's length" transaction. No adjustment is necessary for "conditions of sale".

An adjustment was considered necessary to Improved Comparable Sale No. 10 for "expenditures immediately after purchase". The other sales were utilized in their "As Is condition" at time of sale. This was verified during our interview of the sale participants (Vendor, Vendee, sales agent, appraiser, etc.).

"Market Conditions" reflect the change in the prices paid for real property due to changes in market conditions and the purchasing power of money over time." This adjustment is derived by analyzing changes that have occurred over time and determining their effect on the property during the time period. Changes may result in appreciation or depreciation in value due to inflation or deflation. Although this adjustment is often referred to as a "time" adjustment, time is not the cause of the adjustment. Market conditions which shift over time create the need for an adjustment, not time itself. Only Sale No. 2 is relatively recent which requires no time adjustment. The other sales are somewhat dated and thus upward time adjustments are considered necessary based upon an annual rate of about 2%.

In the Breakdown Method Analysis for each sale, the contributory land value is extracted from or deducted from each sale price in order to arrive at a contributory value of the building improvements. Since "location" differentials are typically reflected in underlying land value, the appraiser has not applied a "location" adjustment to the Improved Comparable Sales.

The necessary adjustments required tend to center on "building size", "condition/construction quality", "office percentage", and "economic characteristics".

Building size is often a factor. Among similar office and industrial buildings, smaller sized buildings tend to sell for more per unit that comparable larger buildings.

                                     III-26

                             EAST YARD-NORTH PARCEL
                                    VALUATION
                                   (CONTINUED)

      SALES COMPARISON APPROACH (CONTINUED)

The "West Yard-North Parcel" complex contains +/-308,162 total square feet or 295,184 square feet of industrial building area when the Main Office Building is deducted. The sizes of the comparable building sales range between 61,241 square feet (Sale 2) to 290,559 square feet (Sale 9). Due to the imperfect nature of the real estate market, size adjustments are not mathematically precise. The trend, however, is clear. Smaller sized facilities typically sell for more per unit than comparable larger sized buildings (and vice verse). Thus, the "size" adjustments are not considered significant to the sales being in the 5% to 15% range.

Adjustments for "construction quality/condition" are based on age/life comparisons. "Office percentage" has an impact on value. The greater the percentage of office space, the greater, generally speaking, the value of the building. The "West Yard-North Parcel" complex has +/- 15,741 square feet of office/finished space in the Industrial Buildings which is +/-5.3% of total building square footage. This is a relatively small percentage of total industrial building space.

The sales comparison adjustment analysis for the industrial buildings on the appraised property is summarized on the following adjustment grid.

The sales analysis grid reflects a contributory building unit value range prior to adjustments between $6.45 and $14.04 per square foot. Sale 2 is the most recent sale and indicates a unit value of $7.98 per square foot and is a much smaller facility. Sale 6 is a smaller fabrication facility located in Gulfport, Mississippi which was considered superior in condition and quality. Sale 7 is the sale of the leasehold interest in a large fabrication facility in Amelia, Louisiana which was considered superior in age/condition, quality. Sale 8 is a large fabrication facility in Port Aransas, Texas which sold in February 1994, but was considered fairly similar to the appraised property. Sale 9 is a large fabrication facility in Cordova, Alabama which was considered very similar to the appraised property. Finally, Sale 10 is an October 1996 sale of a large fabrication facility in Pelican Island (near Galveston, Texas) which was also considered similar to the appraised property.

After adjustments for noted differences, primarily size and age/condition/quality, the sales indicate a range of values for the appraised industrial buildings of $6.97 to $9.86 per square foot of gross building area. These sales indicate a mean indication of $8.19 per square foot and a median indication of $7.96 per square foot of gross industrial building area.

Based on these considerations, the appraiser has concluded a mid-range unit value estimate for the industrial buildings of the appraised facilities of about $8.00 square foot.

The Main Office Building is treated separately based upon a separate analysis of small office buildings from the general market and would have an estimated contributory building value of about $25.00 per square foot of building area, net of land value.

                                     111-27

                            SALES COMPARISON APPROACH
                     WEST YARD - NORTH PARCEL OWNED PROPERTY
                        COMPARABLE SALE ADJUSTMENT CHART
              PRICE PER SQUARE FOOT OF GROSS BUILDING AREA ANALYSIS
             CONTRIBUTORY VALUE OF INDUSTRIAL BUILDING IMPROVEMENTS

                                    [OMITTED]

                             WEST YARD-NORTH PARCEL
                                    VALUATION
                                   LCONTINUED)

      RECONCILIATION & FINAL MARKET VALUE ESTIMATE OF UNENCUMBERED FEE

The indications of current market value of the Unencumbered Fee Simple Interest in and to the "West Yard-North Parcel" Owned Property "As if Unencumbered by Lease" from the two approaches to value utilized in this report are:

COST APPROACH                    $8,560,000
SALES COMPARISON                 $7,700,000

In analyzing the two approaches to value used in this report for the Unencumbered Fee Simple Interest, it is important to consider and weigh the inherent merits and weaknesses of each.

The COST APPROACH gives us a good idea of the Physical Value of the appraised property, i.e. - the cost to replace the physical structures. For relatively new or proposed properties without functional or economic obsolescence, when the actual costs are based upon competitive bids, this is generally an excellent indicator of value. In "normal" market situations, where the site is developed to its highest and best use and there is balance between demand and supply, the Cost Approach is generally considered to be a good value indicator. However, there is still a considerable amount of external obsolescence present in the market. The appraiser has attempted to accurately portray the prevailing market conditions in the estimates of various forms of accrued depreciation, and a comparison of the value conclusions in the COST AND SALES COMPARISON APPROACHES seem to show that the COST APPROACH is a relatively effective indicator of the Market Value of the appraised property. However, the COST APPROACH and its resultant value estimate is based upon costs and not upon the economics of the project.

The SALES COMPARISON APPROACH is most sensitive to direct actions by purchasers and sellers for office/warehouse properties. It is also the approach best understood by the layman and generally yields the best indication of value. The appraiser analyzed a number of sales of other industrial facilities from the general area. While there are sales of industrial buildings available, the data is not always truly comparable to the appraised facility which is a specialized manufacturing property. Considerable adjustment is necessary to the comparable sales, which tends to weaken the approach. These sales which were the most recent sales of similar sized industrial facilities provided a good basis for comparison to the appraised property and thus yielded a credible indication of value.

The INCOME APPROACH is generally considered the most reliable method in which to estimate the value of income producing properties. This method reflects the present value of the future benefits to the income stream, and therefore, indirectly reflects the actions of typical buyers and sellers in the market for investment properties. In the immediate case, the appraised property, is such a large specialized industrial manufacturing facilities with significant specialized features which would generally not be placed in a building which was constructed as an investment property. Thus, this type of facility is typically not leased. Thus, the Income approach was not utilized in this analysis.

                                     111-30

                             WEST YARD-NORTH PARCEL
                                    VALUATION
                                   (CONTINUED)

      RECONCILIATION & FINAL MARKET VALUE ESTIMATE OF UNENCUMBERED FEE
      (CONTINUED)

Historically, projects which have specialized features do not translate well in the market to alternative users. In the immediate case, the specialized features would be considered superadequacies for the typical purchaser or renter of the property and thus not fully reflective in the indications from the SALES COMPARISON APPROACH. These extra features would have perceived "added" value to the Owner Occupant or the User needing them and thus have "Value in Use" to them, but would not likely translate into "market value" to an alternative user.

Thus, in the final analysis, in making an estimate of MARKET VALUE of the Unencumbered Fee Simple Interest in the West Yard - North Parcel Owned Property, some reliance should be given to the two approaches, but most given to the SALES COMPARISON APPROACH indication, with slightly less reliance on the COST APPROACH INCOME APPROACH INDICATION,.

Thus, after careful consideration of all factors, it is my opinion that the UNENCUMBERED FEE SIMPLE INTEREST IN AND TO THE WEST YARD-NORTH PARCEL OWNED PROPERTY would have an estimated CURRENT MARKET VALUE in "As IS CONDITION", assuming a normal exposure period, of:

                      SEVEN MILLION SEVEN HUNDRED THOUSAND
                       AND 00/100 ($7,700,000.00) DOLLARS.

An allocation of this Unencumbered Fee Simple Interest Market Value Estimate would be:

ESTIMATED CONTRIBUTORY VALUE OF
         UNDERLYING LAND                       $2,000,000

ESTIMATED CONTRIBUTORY VALUE OF
         SITE IMPROVEMENTS                     $1,900,000

ESTIMATED CONTRIBUTORY VALUE OF
         CRANEWAYS                             $1,130,000

ESTIMATED CONTRIBUTORY VALUE OF
         BUILDINGS                             $2,670,000
                                               ----------
TOTAL "FEE SIMPLE" MARKET
VALUE ESTIMATE IN CURRENT
"AS IS CONDITION"                              $7,700,000
                                               ----------

                                     III-31

                             WEST YARD-NORTH PARCEL
                                    VALUATION
                                   (CONTINUED)

      DISPOSITION VALUE ESTIMATE

The appraiser has also been asked to estimate the CURRENT disposition value of the Unifab's Ownership Interest (Fee Simple) in and to the appraised property UNDER A DISPOSITION MARKETING PERIOD OF 12 MONTHS OR LESS. In order to attract a Purchaser to a large facility like the appraised property under a condensed marketing period of 12 months or less, it is likely that a significant discount from the market value estimate of the property would have to be given in order to entice Purchasers to acquire the Fee Simple Interest in the property in a condensed marking period.

In order to estimate "Disposition Value", the appraiser has considered current market conditions for the appraised property and the likely market participants who might acquire the appraised property. The appraised property is a very large facility and thus would have a much smaller potential pool of purchasers.

For the DISPOSITION VALUE analysis, the appraiser has conducted interviews of representatives of a number of companies involved in the fabrication and/or oil and gas business including analysts and consultants as well as brokers. Also considered any other adverse conditions which might affect marketability under a condensed marketing period.

In a discussion with the CFO of a competing company who acquired another large fabrication facility in 1997 stated that "if we knew what was going to happen to the fabrication business over the last few years, we would have never acquired that facility!" He went on to say that at the time they thought they were paying 30% to 40% less than its "true value".

In another discussion with the CEO of a competing company who owns a similar large fabrication facility he stated that while his company is in the position to invest in another facility if the opportunity were right, he believed that "the discount would have to be hefty for an immediate sale" and went on to state that "at least a 40% to 50% discount would be necessary to get them interested". He cautioned that holding costs, labor and retro-fit time frame would be major concerns in their decision making. He stated that "since the oil patch is currently in a depressed state that any property would have to be held for at least one year and likely more before it would make economic sense". He concluded that it would take "a significant discount" to facilitate a sale in less than 12 months.

In another discussion with the President of a competing company who owns a similar large shipyard/fabrication facility he concluded that "the discount would have to be at least a 30% to 40% to sell in less than 12 months because one would have to consider the time period to boost business to compensate for the fixed costs of ownership ".

                                     III-32

                             WEST YARD-NORTH PARCEL
                                    VALUATION
                                   (CONTINUED)

      DISPOSITION VALUE ESTIMATE (CONTINUED)

In discussions with a real estate broker who has brokered several very large industrial properties over the years including fabrication facilities, some of his comments were:

      -     At present there are no real buyers for large fabrication yards.

      - There must be a "carrot out there " to attract a potential buyer for a large expensive yard.

      - The typical marketing period is two to three years and to promulgate a sale in 12 months or less, the discount must be at least 30%.

      - The discount must be 30% - 50% of "normal market value "just to get the market to move on a property.

In discussions with another real estate broker who has brokered several very large industrial properties over the years including fabrication facilities, some of his comments were:

      - I can't think of a single potential purchaser at present for a large fabrication yard.

      - I would tell a potential client that wants to sell a big fabrication facility that the marketing time will be highly dependent on where we are in the oil and gas cycle at the time the property is listed. With current depressed market conditions, I would tell them that it may take three years to sell no matter what price it is listed for.

      - I'm not sure that given the current state of the market that you could sell a large fabrication facility in 12 months or less, no matter how much "discount" you apply.

It is from this basis of information that the appraiser has attempted to quantify a discount for the West Yard - North Parcel which is Unifab's Main Yard. The "West Yard-North Parcel" complex contains +/-308,162 square feet of total gross building area on +/-66.61 acres of land and thus would qualify as a "large fabrication facility".

Based upon the above information, the appraiser would believe that a discount of about 40% from the current market value estimate of $7,700,000 would be appropriate in order to sell the appraised property in a condensed marketing period of 12 months or less.

Thus, after careful consideration of all factors, it is my opinion that the UNENCUMBERED FEE SIMPLE INTEREST IN AND TO THE WEST YARD-NORTH PARCEL OWNED PROPERTY would have an estimated CURRENT DISPOSITION VALUE in "As IS CONDITION", assuming a condensed marketing period of 12 months or less, of:

                        FOUR MILLION SIX HUNDRED THOUSAND
                       AND 00/100 ($4,600,000.00) DOLLARS.

                                     111-33

                            WEST YARD - SOUTH PARCEL
                              PROPERTY DESCRIPTION

This tract is part of the Main Fabrication Yard of UNIFAB and is owned by UNIFAB. According to the enclosed sketch, the West Yard-South Parcel is estimated to contain about +/-27.79 acres. This irregular shaped waterfront industrial site fronts on the west side of the Rodere Canal. Access to thiS portion of the "UNIFAB" Main Yard Property would be via an access across the West Yard-North Parcel.

There are no buildings on the West Yard-South Parcel. The +/-27.79 acre site is improved with a boat slip constructed about two to three years ago. Waterfront bulkhead material (+/-537 linear feet), light-stabilization material (+/-20 acres), and heavy stabilization materials (+/-3.3 acres) make this portion of the property ideal for waterfront industrial fabrication work.

As indicated by the enclosed photographs, the surface area is relatively level and covered with stabilization materials (shell, limestone, and/or gravel). "UNIFAB" is presently using this parcel for outside fabrication work.

                                    VALUATION

In order to arrive at an estimate of the current market value of the Unencumbered Fee Simple Interest in and to this property, the appraiser has utilized a Sales Comparison Approach analysis to estimate the Market Value of the Unencumbered Fee Simple Interest in and to the +/-27.79 acre land area "assuming it were vacant land". As indicated in the SITE VALUATION Analysis section of this report, the underlying land of the West Yard-South Parcel has an estimated unit value of $40,000 per acre. This portion of the "UNIFAB" complex has excellent market appeal for industrial fabrication work and our unit value reflects the size, location, and attributes (waterfront, boat slip) of the +/-27.79 acre land area.

From the Analysis contained in the SITE VALUATION section of the report, with this waterfront land area having +/-1,460 feet on the west side of the Rodere Canal, the appraiser concluded a market value estimate of $40,000 per acre as the unit value of the underlying land of the "West Yard - South Parcel".

      COST APPROACH

Site improvements include a recently constructed boat slip and stabilization materials. According to information provided by "UNIFAB" officials, the boat slip reportedly cost $2,500,000. This included the cost of materials, labor, and dredging. The appraiser's Cost Consultant has estimated that the replacement cost new of the bulkhead material (+/-537 linear feet) as well as the super-stabilized yard area (+/-3.3 acres) and the remaining land area (+/-20 acres) with light-stabilization materials.

Because site improvements are an integral part of the +/-27.79 acre industrial site, the appraiser has utilized a depreciated Cost Analysis to estimate the contributory value of these Site Improvements to the Underlying Land Tract. Site improvements are not sold separate from land.

                            WEST YARD - SOUTH PARCEL
                                    VALUATION
                                   (CONTINUED)

Our firm's study of industrial properties over time reveals that Site Improvements rarely contribute "full replacement value" to the industrial entity which they complement. The appraiser has estimated that the Contributory Value of each Site Improvement is less than its "replacement cost new". The difference would be attributable to accrued depreciation from all causes including physical deterioration, functional obsolescence and economic/locational obsolescence.

Accrued depreciation is "the difference between replacement cost new of building improvements and the present worth of those improvements, both measured as of the date of the appraisal." Depreciation includes those things on and off the site that reduce the market value of the improvements below the unit reproduction cost.

In the immediate case, the appraiser has applied the Physical Age-Life Method in conjunction with the Breakdown Method Analysis of Sales to estimate accrued depreciation. Each component of depreciation is estimated (physical deterioration, functional obsolescence, and external obsolescence).

Based on our inspection of the West Yard-South Parcel site improvements, deferred maintenance is negligible.

The physical age-life method is utilized to estimate physical incurable deterioration applicable to the site improvements. The estimated useful economic life of the steel bulkhead material is +/-35 years. The bulkhead material is two to three years old and the appraiser has estimates its effective (observed) age to be +/-3 years. This implies a physical deterioration rate of 8.5% (3 years effective age _ 35 years useful life, rounded).

The estimated useful life of the super-stabilization (12"-15" deep) material is +/-40 years. The - normal stabilization material has a much shorter useful life (+/-10 years). The observed age of the super-stabilized area (+/-3.3 acres) is +/-3 years (+/-7.5% imputed depreciation rate). The effective age of the +/-20 acRe portion with typical (1 "-3" deep) site stabilization is +/-5 years (+/-50% imputed depreciation rate).

The appraiser has applied a 20% value loss to account for functional and/or economic obsolescence to the West Yard-South Parcel Site Improvements. This estimated value loss (+/-20%) reflects the general-use nature of the boat slip bulkhead and site stabilization materials. The percentage of loss is applied to the replacement cost new of each site improvement because this is the manner in which the appraiser derived the +/-20% loss factor.

Based on the preceding analysis of the various components of accrued depreciation, the estimated CURRENT MARKET VALUE of the UNENCUMBERED FEE SIMPLE INTEREST in and to the WEST YARD-SOUTH PARCEL is summarized on the following page:

                            WEST YARD - SOUTH PARCEL
                                    VALUATION
                                   (CONTINUED)

ESTIMATED MARKET VALUE : WEST YARD-SOUTH PARCEL

ESTIMATED CONTRIBUTORY VALUE SITE IMPROVEMENTS:

    BULKHEAD - 527 L.F.

    Replacement Cost New                                      $1,300,000
    Less: Physical Depreciation (8.5%)                          (110,500)
    Less: Economic/Functional Loss (20%)                        (260,000)
                                                              ----------
    ESTIMATED CONTRIBUTORY VALUE OF BULKHEAD                                     $ 929,500

    LIGHT SITE STABILIZATION - (1 "-3" DEEP)

    Replacement Cost New                                      $  500,000
    Less: Physical Depreciation (50%)                           (250,000)
    Less: Economic/Functional Loss (20%)                        (100,000)
                                                              ----------
    ESTIMATED CONTRIBUTORY VALUE OF
    LIGHT SITE STABILIZATION                                                     $ 150,000

    SUPER SITE STABILIZATION (12"-15" DEEP)

    Replacement Cost New                                      $  215,000
    Less: Physical Depreciation (7.5%)                           (16,000)
    Less: Economic/Functional Loss (20%)                         (43,000)
                                                              ----------
    ESTIMATED CONTRIBUTORY VALUE OF
    SUPER SITE STABILIZATION                                                     $ 156,000
                                                                                 ---------
             TOTAL ESTIMATED CONTRIBUTORY
             VALUE OF SITE IMPROVEMENTS                                                       $1,235,500

    ESTIMATED CURRENT MARKET VALUE OF
    UNDERLYING LAND "AS IF VACANT":
    (+/-27.79 ACRES (a) $40,000/ACRE, ROUNDED)                                                $1,110,000
                                                                                              ----------

                TOTAL                                                                         $2,345,500

    TOTAL ESTIMATED CURRENT MARKET VALUE
    OF UNENCUMBERED FEE SIMPLE INTEREST
    IN WEST YARD/SOUTH PARCEL
    VIA COST APPROACH TO VALUE
    (+/-27.79 ACRES (a) $84,383/ACRE)  -SAY-                                                  $2,345,000
                                                                                              ----------

                            WEST YARD - SOUTH PARCEL
                                    VALUATION
                                   (CONTINUED)

      DISPOSITION VALUE ESTIMATE

The appraiser has also been asked to estimate the CURRENT disposition value of the Unifab's Ownership Interest (Fee Simple) in and to the appraised property UNDER A DISPOSITION MARKETING PERIOD OF 12 MONTHS OR LESS. In order to attract a Purchaser to a large industrial site with slip and stabilized areas like the appraised property under a condensed marketing period of 12 months or less, it is likely that a significant discount from the market value estimate of the property would have to be given in order to entice Purchasers to acquire the Fee Simple Interest in the property in a condensed marking period.

In order to estimate "Disposition Value", the appraiser has considered current market conditions for the appraised property and the likely market participants who might acquire the appraised property. The appraised property is mostly vacant waterfront land in an area of little available land which has a slip and good stabilized areas and thus would have decent market appeal.

For the DISPOSITION VALUE analysis, the appraiser has conducted interviews of representatives of a number of companies involved in the fabrication and/or oil and gas business including analysts and consultants as well as brokers. Also considered any other adverse conditions which might affect marketability under a condensed marketing period.

It is from the information provided from the interviews that the appraiser has attempted to quantify a discount for the West Yard - South Parcel. The "West Yard-South Parcel" contains about 27.79 acres of land together with a boat slip, good bulkheading and some heavy stabilized areas and some light stabilized areas. The major drawback of the site is the fact that it does not have direct street frontage, but rather access is via a servitude across the adjoining property.

Based upon the above information, the appraiser would believe that a discount of about 25% from the current market value estimate of $2,345,000 would be appropriate in order to sell the appraised property in a condensed marketing period of 12 months or less.

Thus, after careful consideration of all factors, it is my opinion that the UNENCUMBERED FEE SIMPLE INTEREST IN AND TO THE WEST YARD-SOUTH PARCEL OWNED PROPERTY would have an estimated CURRENT DISPOSITION VALUE in "As IS CONDITION", assuming a condensed marketing period of 12 months or less, of:

                    ONE MILLION SEVEN HUNDRED FIFTY THOUSAND
                       AND 00/100 ($1,750,000.00) DOLLARS.

                             EAST YARD-NORTH PARCEL
                              PROPERTY DESCRIPTION

According to information provided by Mr. Bill Dunbar of John Chance & Associates (Lafayette, Louisiana), the "East Yard-North Parcel" encompasses a +/-28 acre area. Although this parcel is irregular shaped, it has good industrial utility. This waterfront parcel has +/-2,200 feet of frontage on the south side of Port Road and +/-450 feet of frontage on the west side of Curtis Lane (Iberia Parish Road 911). Frontage along the east bank of the Rodere Canal totals +/-600 feet. Two boat slips extend from the canal into the west side of the property. Bulkhead erosion protection extends approximately 332 feet and most this parcel (+/-20 acres) has typical stabilization features.

The "East Yard-North Parcel" is improved with seven (7) major industrial buildings (+/-39,448 total building gross square footage). The "East Yard" was once the "Main UNIFAB" yard. Today, the buildings are used mainly for storage and overflow work from the "West Yard" and from Allen Processing. Most of the buildings are 20-30 years old and are in fair physical condition. This yard area has five work stations. Approximately 25 acres have average (1 "-3") industrial stabilization features. The +/-28 acre parcel fronts not only on the Rodere Canal, but also has frontage on two boat slips. Bulkhead material totals +/-332 feet. All of the buildings are reportedly owned by "UNIFAB". The land area is leased from three separate third-party land owners. The appraiser's estimate of Current Market Value is of the Lessee's Leasehold Interest in and to the appraised property.

The MAIN OFFICE BUILDING contains +/-4,398 square feet. This wood-frame structure has a concrete pier foundation and asphalt roof shingles (gable style roof). The building has a +/- 10foot eave and appears to be 15 to 20 years old. The entire building is heated/cooled by a central air-conditioning system (ground-mounted compressors). Interior features include carpet, prefinished wall panels, celotex ceiling panels, and fluorescent light fixtures. Concrete parking totals +/-3,200 square feet. The estimated replacement cost new includes the "Class D" office building and concrete parking area. This frame building is considered to be in average physical condition. The estimated total useful economic life of the MAIN OFFICE BUILDING is +/-40 years. With an estimated effective age of+/-16 years, accrued physical depreciation incurable is estimated at approximately 40%.

The "Class S" FABRICATION/SHOP BUILDING contains +/-15,620 square feet. Approximately 50% of the building has a +/-40-foot eave height. There is a small office area on the second floor above the shop/warehouse area. Exterior walls and roof are corrugated metal and the shop area has a heavy-duty concrete slab foundation. Lighting in the shop area is provided by incandescent light fixtures and fiber-glass panels (natural light). The office space (+/-492 sf) has modest interior features (vinyl floor cover, prefinished wall panels, fluorescent lights, windowunit air-conditioning). This building is approximately 25 years old and is in fair-to-average physical condition. The estimated effective age of the fabrication shop building is about 25 years out of a total useful economic life of +/-40 years. The imputed accrued physical depreciation rate is 62.5%. The CRANE SYSTEM includes a 5-ton bridge crane and two 3-ton cranes. The crane system span is +/-60 feet and the length of the rail is +/-120 feet. All three cranes have automatic controls. With an estimated total expected useful lifE of +/-30 years, the appraiser has applied a 50% accrued physical depreciation rate to the crane system.

                             EAST YARD-NORTH PARCEL
                              PROPERTY DESCRIPTION
                                   (CONTINUED)

The SHIPPING/RECEIVING BUILDING is a "Class S" structure with a total square footage of +/-7,019. This +/-25 year old structure is in fair condition. The buildiNg has a concrete slab foundation, corrugated metal walls/roof, and fiber-glass panels (natural light). The eave height of the building is approximately 20 feet. The small office area (+/-1,500 sf) is in very poor condition and should be demolished. The west end of the structure has exposed walls/roof and partially "torn-out" insulation panels. This area should be cleaned up and insulated with new panels. Cost consultant Moran estimates $6,000 as the cost of converting the former office area to warehouse space, installing new insulation panels, and refurbishing the building. The estimated effective age of this twenty-five year old building is considered to be +/-20 years (assuming the deferred maintenance was cured). The estimated total economic life of the building is +/-40 yearS which implies a 50% accrued physical depreciation rate.

The small (+/-949 so FUEL DEPOT SHED is in fair condition. The shed appears to be +/-25 years old. The +/-31'x +/-30.6' structure has limestone floor, steel fraMe, corrugated metal walls/roof, and is open on the north side. This building would have an estimated effective age of +/-30 years out of an estimated total useful life of +/-40 years, and thus the accrued physical depreciation rate is 75%.

The "Class S" WAREHOUSE BUILDING contains +/-2,452 square feet. Attached to the south side of the building is a +/-675 square foot METAL CANOPY. This building iS approximately 25 years old and appears to be in fair condition. Building features include a +/-20-foot eave, heavy-duty concrete foundation, corrugated metal walls/roof, fluorescent lights, and fiber-glass panels (natural light). There is a large sliding door on the west side of the building. The concrete apron (+/-5,475 sf) is in poor condition. The estimated effective age is +/-25 years out of an estimated total economic life of the building is +/-40 years which indiCates a 62.5% physical depreciation rate.

Located in the northwest corner of the "East Yard-North Parcel" is a +/-4,000 square foot "Class S" OFFICE BUILDING. The building is in fair condition and is approximately 25 years old. Construction features include an +/-18-foot eave, corrugated metal walls/roof, concrete slab foundation, and a frame infrastructure. The interior is modest (prefinished wall panels, asphalt floor tiles, suspended acoustical ceiling panels, and recessed fluorescent lights). Portions of the interior have carpet. The entire building is heated/cooled by a central air-conditioning system (ground-mounted compressors). As the enclosed photographs reveal, the interior of the office building is in poor condition. Also, there is evidence that the roof leaks. We estimate +/-$20,000 as the cost of refurbishinG this office building. Once deferred maintenance is cured, the condition of the building will be improved and its effective age will be lowered. Assuming deferred maintenance is cured in accordance with our recommendations, the estimated effective age of the building will be +/-15 years. With a projected total useful economic life of +/-45 years, the accrued physical depreciation incurable rate is +/-33.3%.

                             EAST YARD-NORTH PARCEL
                              PROPERTY DESCRIPTION
                                   (CONTINUED)

The "Class S" MECHANIC SHOP BUILDING is located on the south side of the +/-4,000 square foot office building. The mechanic shop building is a "Class S" structure with a +/-20-foot eave height. The building has corrugated walls/roof, a painted concrete floor, wall ventilation fans, suspended incandescent light fixtures, and natural light panels. The building is approximately 25 years old and is in average physical condition. The building is estimated to have an effective age consistent with its chronological age (+/-25 years). Based on a total useful economic life of +/-40 years, the estimated physical depreciation ratE is 62.5% Also included in this building is a 10-TON BRIDGE CRANE (automatic controls, +/-35-foot span, +/-45-foot rail). The CRANE SYSTEM in the MECHANIC SHOP BUILDING has an expected total useful life of +/-30 years and thus a 50% accrued physical depreciation rate is estimated for the crane system.

According to information provided by Mr. Mark Borel (Berard, Habetz, & Associates, Inc.), approximately twenty-five (25) acres of the yard area has LIGHT STABILIZATION materials (l "-3" deep). The estimated total useful life of the stabilization (1"-3" deep) material is +/-10 years. Super-stabilization materiaL (12"-15" deep) has a much longer useful life (+/-35 years). The observed age of the lightly-stabilized area (+/-25 acres) is +/-8 years (+/-80% imputed physiCal depreciation rate). STEEL BULKHEAD along the sides of the central boat slip and north boat slip totals +/-332 linear feet. The estimated total useful economiC life of the STEEL BULKHEAD material is +/-35 years. The bulkhead material is in good condition and would have an estimated effective (observed) age of 10 years. This implies a physical deterioration rate of 28.5%.

                             EAST YARD-NORTH PARCEL
                                    VALUATION

As indicated, the underlying land is owned by various third parties (not affiliated with "UNIFAB"). According to information provided by Mr. Pete Roman (Chief Financial Officer of "UNIFAB"), all of the buildings located on the "East Yard-North Parcel" are owned by "UNIFAB". The site improvements are also owned by "UNIFAB".

The current contract rental amount for the right to use and occupy the entire "East Yard" (both North and South Parcels) is $198,348 per year. For purposes of this analysis, the appraiser has allocated +/-60% of the total rent to the North Parcel or about $120,348 per year and allocated +/-40% or about$78,000 per year to the "East Yard-South Parcel".

In order to value the LEASEHOLD INTEREST in and to the property leased from three separate individuals, the appraiser has first estimated the value of the Fee Simple Ownership Interest relative to the East Yard-North Parcel facility (i.e. assuming it were unencumbered by leases). By comparing estimated market rent to contract rent, we can effectively determine the value, if any, of the Leasehold Interest.

In order to estimate the current value of the FEE SIMPLE OWNERSHIP INTEREST "ASSUMING UNENCUMBERED BY LEASE", the appraiser has utilized a COST APPROACH analysis, SALES COMPARISON APPROACH analysis, and INCOME APPROACH analysis.

      COST APPROACH

The estimated value of the underlying +/-28 acre waterfront site "assuming vacant and unencumbered by lease" was estimated earlier in the report in the SITE VALUATION section to be $1,260,000 ($45,000 per acre, rounded).

The cost analysis is based on cost data provided by a Cost Consultant (Fred Moran) for the prior appraisal assignment performed in May 2000 which have been indexed to date of appraisal. The accrued depreciation estimates are based on the appraiser's observations during the inspections of the property made in October 2001.

Based on our inspections of the "East Yard-North Parcel" building improvements, the appraiser has estimated that it would take about $50,000 to repair the improvements and thus utilized this an the estimate of the cost of curing deferred maintenance. This cost included refurbishing the +/-4,000 OFFICE BUILDING and upgrading the SHIPPING/RECEIVING BUILDING as well as some of the other older improvements on the property which have gone into disrepair. The accrued depreciation estimates for physical incurable and functional/economic obsolescence assumes that the deferred maintenance is cured in accordance with these estimates and recommendations.

The appraiser has estimated and applied a 20% value loss to account for functional and/or economic obsolescence to most of the "East Yard-North Parcel" buildings and site improvements, but has estimated and applied a 15% value loss to the Main Office Building, Fabrication/Shop Building and Crane Systems, Shipping & Receiving Building and Warehouse

                             EAST YARD-NORTH PARCEL
                                    VALUATION
                                   (CONTINUED)

      COST APPROACH (CONTINUED)

Building. These estimated value losses (of+/-15% to +/-20%) reflects the general-use nature of the buildings and site improvements. The percentage of loss IS applied to the estimated replacement cost new of each improvement because this is the manner in which the 15%/20% loss factor was derived.

Based on the preceding analysis of estimated replacement cost and estimates of the various components of accrued depreciation, the ESTIMATED MARKET VALUE OF THE UNENCUMBERED FEE SIMPLE INTEREST IN AND TO THE "EAST YARD-NORTH PARCEL" LEASED PARCEL "ASSUMING UNENCUMBERED BY LEASE" is summarized on the following page.

                             EAST YARD-NORTH PARCEL
                                    VALUATION
                                   (CONTINUED)

      COST APPROACH (CONTINUEDI

RECAPITULATION OF COST APPROACH
      ESTIMATED CONTRIBUTORY VALUE OF BUILDING IMPROVEMENTS:

           MAIN OFFICE (4,398 SF)

  Estimated Replacement Cost New                             $ 183,000
  Less: Physical Depreciation (40%)                             73,200
  Less: Economic/Functional Loss (15%)                          27,500
  Estimated Contributory Value of                            ---------
           Main Office                                                      $ 82,300

           FABRICATION/SHOP BUILDING (15,620 SF)

  Estimated Replacement Cost New                             $ 532,250
  Less: Physical Depreciation (62.5%)                          332,750
  Less: Economic/Functional Loss (15%)                          80,000
  Estimated Contributory Value of                            ---------
           Fabrication/Shop Building                                         119,500

           FABRICATION/SHOP CRANE SYSTEM

  Estimated Replacement Cost New                             $ 136,000
  Less: Physical Depreciation (50%)                             68,000
  Less: Economic/Functional Loss (15%)                          20,400
  Estimated Contributory Value of                            ---------
           Fabrication/Shop Crane System                                      47,600

           SHIPPING/RECEIVING BUILDING (7,019 SF)

  Estimated Replacement Cost New                             $  83,500
  Less: Physical Depreciation (50%)                             41,800
  Less: Economic/Functional Loss (20%)                          16,700
  Estimated Contributory Value of                            ---------
           Shipping/Receiving Building                                        25,000

           FUEL SHED (949 SF)

  Estimated Replacement Cost New                             $   7,200
  Less: Physical Depreciation (75%)                              5,400
  Less: Economic/Functional Loss (18%)                           1,300
  Estimated Contributory Value of                            ---------
           Fuel Shed                                                             500
                                                                            --------
SUB-TOTAL  - THIS PAGE                                                      $274,900

                             EAST YARD-NORTH PARCEL
                                    VALUATION
                                   (CONTINUED)

              COST APPROACH (CONTINUED)

RECAPITULATION OF COST APPROACH (CONTINUED)
SUB-TOTAL     FROM PRIOR PAGE                                                                    $274,900

                 WAREHOUSE BUILDING (2,452 SF)
          Estimated Replacement Cost New                      $ 35,600
          Less: Physical Depreciation (62.5%)                   22,250
          Less: Economic/Functional Loss (15%)                   5,350
                                                              --------
          Estimated Contributory Value of
                 Warehouse Building                                                                 8,000
                 SECOND OFFICE BUILDING (+/-4,000 SF)
          Estimated Replacement Cost New                      $165,700
          Less: Physical Depreciation (33%)                     55,200
          Less: Economic/Functional Loss (20%)                  33,500
                                                              --------
          Estimated Contributory Value of
                 Office Building (+/-4,000 sf)                                                     77,000
                 MECHANIC SHOP BUILDING (4,000 SF)
          Estimated Replacement Cost New                      $ 91,900
          Less: Physical Depreciation (63%)                     57,500
          Less: Economic/Functional Loss (20%)                  18,400
                                                              --------
          Estimated Contributory Value of
                 Mechanic Shop Building                                                            16,000
                 MECHANIC SHOP CRANE SYSTEM
          Estimated Replacement Cost New                      $ 50,000
          Less: Physical Depreciation (50%)                     25,000
          Less: Economic/Functional Loss (20%)                  10,000
                                                              --------
          Estimated Contributory Value of
                 Mechanic Shop Crane System                                                        15 000
                                                                                                 --------
          TOTAL ESTIMATED CONTRIBUTORY VALUE OF
            BUILDING IMPROVEMENTS:                                                                              $390,900
          Less: Deferred Maintenance                                                                             (50,000)
                                                                                                                --------
          TOTAL ESTIMATED CONTRIBUTORY VALUE OF
            BUILDING IMPROVEMENTS:                                                                              $340,900

          ESTIMATED CONTRIBUTORY VALUE OF SITE
            IMPROVEMENTS:

                 STEEL BULKHEAD MATERIAL (332 LF)
          Estimated Replacement Cost New                      $736,250
          Less: Physical Depreciation (28.5%)                  210,000
          Less: Economic/Functional Loss (20%)                 147,250
                                                              --------
          Estimated Contributory Value of
                 Steel Bulkhead Material                      $379,000

                             EAST YARD-NORTH PARCEL
                                    VALUATION
                                  f CONTINUED)

          COST APPROACH (CONTINUED)

RECAPITULATION OF COST APPROACH (CONTINUED)

SUB-TOTALS FROM PRIOR PAGE

          TOTAL ESTIMATED CONTRIBUTORY VALUE
           OF BUILDING IMPROVEMENTS:                                                              $  340,900
          ESTIMATED CONTRIBUTORY VALUE OF SITE
           IMPROVEMENTS (prior page):                                                 $ 379,000
                LIGHTLY-STABILIZED YARD AREA

          Estimated Replacement Cost New                    $  625,000
Less: Physical Depreciation (80%)                              500,000
Less: Economic/Functional Loss (10%)                            62 500
                                                            ----------
          Estimated Contributory Value of
                Lightly-Stabilized Yard Area                    62,500
                                                            ----------
          TOTAL ESTIMATED CONTRIBUTORY VALUE OF
           SITE IMPROVEMENTS                                                                      $  441,500

          ESTIMATED CURRENT MARKET VALUE OF
          UNDERLYING LAND "AS IF VACANT"
          (+/-28 acres @ $45,000/acre, rounded)                                                   $1,260,000
                                                                                                  ----------
                                                                                                  $2,042,400
          TOTAL
          TOTAL ESTIMATED CURRENT MARKET VALUE
          OF UNENCUMBERED FEE SIMPLE INTEREST
          IN EAST YARD NORTH PARCEL LEASED PROPERTY
          VIA COST APPROACH TO VALUE                  -SAY-
                                                                                                  $2,040,000
                                                                                                  ----------

                             EAST YARD-NORTH PARCEL
                                    VALUATION
                                   (CONTINUED)

      INCOME APPROACH

The Income Approach is the procedure in appraisal analysis which converts anticipated benefits (dollar income or amenities) to be derived from the ownership of property into a value estimate. In the Income Approach to Value, the gross annual income attributable to the appraised property is estimated. From this amount, all applicable expenses are deducted. The anticipated future net operating income and reversion are then discounted to present value at a market supported rate.

Because of the anticipated stable nature of "East Yard-North Parcel" income and expenses, the appraiser has utilized the Direct Capitalization Method.

In order to estimate potential gross income, the appraiser has analyzed comparative rent data. In the ADDENDUM of this report are the Industrial Rent Comparables utilized for this analysis. The "East Yard-North Parcel" facility has buildings with a total gross building area of +/-39,448 square feet. This is a mid-sized industrial complex in fair-to-average physical condition. These type facilities are often leased on a "triple net" basis. The appraiser has a sufficient amount of comparative income data to effectively utilize an income analysis.

The Contributory Value of the Site Improvements and Crane Systems in the COST APPROACH TO VALUE is about $441,500 for the Site Improvements and about $62,600 for the Craneways for a total of about $504,100. None of the Rent Comparables studied have extensive site improvements and crane systems (like "East Yard-North Parcel"). The appraiser therefore has added the estimated contributory value ($500,000) of these items to the value estimated based upon the Income Approach to Value.

Based upon our analysis of other facilities and for valuation purposes, the appraiser has allocated +/-11.0 acres to this mid-sized building complex. This allocation would result in a land-tobuilding ratio of 12.15:1. Most mid-sized multi-building industrial facilities are located on 1015 acre tracts. The remaining waterfront land (+/-17 acres) is considered "Excess Land" or yard area with an estimated value of $45,000 per acre ($765,000). The "Excess Land" area is not intrinsic to the income generated by the buildings and +/-11.0 acre waterfront area. The appraiser has therefore added the estimated contributory value of $765,000 for the "Excess Land" to the estimated value derived in the Income Approach from the building improvements and +/-11.0 acre "Utilized" land area.

Comparative income data indicates that many mid-sized industrial properties which are leased are often leased "triple net". The Lessee is typically responsible for most operating expenses. The Lessor (landlord) pays for the cost of structural maintenance, replacement reserves, and management.

The Rent Comparables indicate "triple net" rental rates between $2.50 and $3.50 per square foot per year. Like the appraised property, these are older industrial facilities located inside the Lafayette/New Iberia market area. Because the "East Yard-North Parcel" has buildings with fair-to-average construction quality/condition, the appraiser has concluded an estimated current market value of the appraised facility as a mid-range rate of $3.00 per square foot of building area. The property has a good waterfront location inside a preferred industrial development. Without the benefit of this superior location, the market rental rate estimate would be lower.

                             EAST YARD-NORTH PARCEL
                                    VALUATION
                                   (CONTINUED)

      INCOME APPROACH (CONTINUED)

Waterfront acreage is superior to sites located on or adjacent to U.S. Highway 90 (where some of the Rent Comparables are located). The office portion of the appraised facility (+/-8,890 so is +/-22.5% of the total building complex and this has a positive effect on the estimated market rental rate. Based upon this analysis, the estimated current market rent projected for the Buildings and Utilized Land Area of the "East Yard-North Parcel" facility would be about $118,500 per year.

Income loss due to vacancy and collection problems should not be significant. "The Port" development is full and with strong demand for waterfront locations, vacancy should be minimal. The appraiser has projected a Vacancy and Credit Loss Allowance of 5% of gross income. As indicated by our market study, many industrial facilities are leased on a "triple net" basis. The estimated market rental rate assumes that the Lessee would be responsible for all operating expenses except management and replacement reserves.

The estimated management expense is based upon +/-5% of effective gross income or about $5,600 per year. Local property managers typically charge 3%-10% for management responsibilities. The "East Yard-North Parcel" building complex is a mid-size facility with a simple design and management responsibilities should be relatively routine.

For other operating expenses of a Lessor under a Triple Net Lease, the appraiser has estimated Structural maintenance at about $0.20 per square foot or about $7,900 per year. The tenant(s) will presumably be responsible for routine maintenance and repairs. Hazard insurance will cover the cost of some repairs and since the analysis includes a Replacement Reserve Allowance for short-lived building components, structural maintenance costs should not be excessive.

Very few industrial owners and lessors include a Reserve for Replacement Allowance in their expense statements. Each property owner interviewed believed that a replacement should be handled from cash flow at the-time of the replacement. Further, most believe that the typical holding period eliminates the need for a reserve. Several property owners were consulted and each believed that the idea of a reserve is theoretically a "good idea", but in the local industrial market it generally is not practiced.

Regardless, the appraiser believes a prudent investor would set aside funds to replace worn floor cover, ceiling panels, and faulty air-conditioning compressors. The appraiser has estimates that a reasonable amount would be about $0.10 per square foot of gross building area. This amounts to about $3,400 per year and is consistent with the age/condition of the office/warehouse building complex and also with national industrial investor criteria.

The next step is to estimate the proper income capitalization rate. Based on the appraiser's study of comparative capitalization rate data, the appraiser has concluded an overall capitalization rate applicable to the appraised property to be a rate in the range of 11% to 12%. This is consistent with the age, physical condition, size, and location of the "East Yard-North Parcel" industrial complex. Based upon the analysis of this data, the appraiser has concluded an appropriate overall capitalization rate for the appraised properties would be 11'/2%.

                             EAST YARD-NORTH PARCEL
                                    VALUATION
                                   (CONTINUED)

      INCOME APPROACH (CONTINUED)

The income analysis is summarized on the next page. The depreciated cost of the site improvements and crane systems are added as separate items because the Rent Comparables do not contain crane systems and/or site improvements comparable to the "East Yard-North Parcel". The estimated Contributory Market Value of the "Excess Land area of about +/-17 acres of $765,000 is also added. In addition, as estimated in the COST APPROACH TO VALUE, the estimated deferred maintenance of +/-$50,000 (estimated cost to cure) is subtracted.

                             EAST YARD-NORTH PARCEL
                                    VALUATION
                                   (Continued)

          INCOME APPROACH (CONTINUED)

RECONSTRUCTED OPERATING STATEMENT
"EAST YARD-NORTH PARCEL" (Buildings & Utilized
  Land Area)

          Potential Gross Income
          (Buildings and Utilized Land Area)
          39,448 S.F. GBA x $3.00/S.F.                    $118,500
          Less:Vacancy and Collection Loss
          Estimated @ 5%                                   - 5,925

          Effective Gross Income                                     $  112,575
          Less: Operating Expenses
          Real Estate Taxes                                           by tenant
          Building Insurance                                          by tenant
          Management (5%)                                            $    5,600
          Repairs/Maintenance (routine)                               by tenant
          Utilities                                                   by tenant
          Janitorial                                                  by tenant
          Structural Maintenance                                     $    7,900
          Replacement Reserves                                       $    3,400

          Total Operating Expenses                                                  $ 16,900
                                                                                    --------
          Net Operating Income                                                      $ 95,675

DIRECT CAPITALIZATION PROCESS
          Net Operating Income Capitalized at
           11'/2% Overall Cap Rate
          $95,675 _ .1150                        =                                  $831,956
          INDICATED MARKET VALUE OF BUILDINGS
          AND UTILIZED LAND AREA VIA
          INCOME APPROACH TO VALUE                                            -say-                $  832,000
LESS:     DEFERRED MAINTENANCE                                                                   -($   50,000)
ADD:      ESTIMATED CONTRIBUTORY VALUE OF SITE
          IMPROVEMENTS                                                                             $  440,000
ADD:      ESTIMATED CONTRIBUTORY VALUE OF CRANE SYSTEMS                                            $   60,000
ADD:      ESTIMATED CONTRIBUTORY VALUE OF 17 ACRES
          EXCESS LAND                                                                              $  765,000
                                                                                                   ----------
Total Estimated Property Value                                                                     $2,047,000

          TOTAL ESTIMATED CURRENT MARKET VALUE
          OF UNENCUMBERED FEE SIMPLE INTEREST
          IN EAST YARD-NORTH PARCEL LEASED PROPERTY
          VIA INCOME APPROACH TO VALUE                                        -SAY-                $2,050,000
                                                                                                   ----------

                             EAST YARD-NORTH PARCEL
                                    VALUATION
                                   (CONTINUED)

      SALES COMPARISON APPROACH

The SALES COMPARISON APPROACH involves direct comparisons of the property being appraised to similar properties that have sold in the same or in a similar market in order to derive a Market Value indication for the property being appraised.

Located in the ADDENDUM of this report are the detailed write-ups of the industrial property sales (Improved Comparable Sales) utilized for this appraisal assignment. For the analysis of the "East Yard-North Parcel" Leased Parcel, the appraiser has selected Improved Comparable Sale Nos. 1, 2, 3, and 4. The emphasized sales are summarized on the following chart.

                                ESTIMATED
                                 BUILDING       VALUE
SALE    EFFECTIVE              CONTRIBUTORY      PSF
 NO.    SALE PRICE    DATE        VALUE        BUILDING
----    ----------    -----    ------------    --------
 1      $2,100,000    06/01    $    300,000    $  13.42
 2      $1,806,948    12/00    $    488,948    $   7.98
 3      $1,500,000    09/00    $    765,000    $  15.57
 4      $2,960,625    06/98    $    420,625    $  10.58

These four industrial property sales are considered to be the best available indicators of value for the appraised property. Land values and equipment (if any) are extracted based on comparative land sales and information provided by a party familiar with the sale transaction. Equipment typically has a contributory value less than its depreciated cost. Contributory Land value estimates are based on comparable neighborhood land sales.

The sales selected have been chosen due to their similarities based on building sizes, ages, condition, and date of sale.

Each Improved Comparable Sale involved the transfer of Fee Simple ownership rights or market oriented Leased Fee ownership rights. In the current analysis, the appraiser is estimating the current market value of the Unencumbered Fee Simple ownership rights in the "East Yard - North Parcel" Leased Property "assuming unencumbered by lease". Accordingly, no adjustment is considered necessary for "property rights conveyed".

No adjustment is considered necessary to Improved Comparable Sales for "expenditures immediately after purchase". This was verified during our interview of the sale participants (Vendor, Vendee, sales agent, appraiser, etc.).

                             EAST YARD-NORTH PARCEL
                                    VALUATION
                                   (CONTINUED)

      SALES COMPARISON APPROACH (CONTINUED)

"Market Conditions" reflect the change in the prices paid for real property due to changes in market conditions and the purchasing power of money over time. This adjustment is derived by analyzing changes that have occurred over time and determining their effect on the property during the time period. Changes may result in appreciation or depreciation in value due to inflation or deflation. Although this adjustment is often referred to as a "time" adjustment, time is not the cause of the adjustment. Market conditions which shift over time create the need for an adjustment, not time itself. The four sales are relatively recent and thus only a minor upward time adjustment is considered necessary with the largest adjustment to Improved Comparable Sale No. 4 which occurred in June 1998.

In the Breakdown Method Analysis for each sale, the contributory land value is extracted from or deducted from each sale price in order to arrive at a contributory value of the building improvements. Since "location" differentials are typically reflected in underlying land value, the appraiser has not applied a "location" adjustment to the Improved Comparable Sales.

The necessary adjustments required tend to center on "building size", "condition/construction quality", "office percentage", and "economic characteristics".

Building size is often a factor. Among similar office and industrial buildings, smaller sized buildings tend to sell for more per unit that comparable larger buildings.

The "East Yard-North Parcel" complex contains a gross building area of +/-39,448 square feet. The sizes of the comparable building sales range between 22,356 square feet (Sale 1) to 61,241 square feet (Sale 2). Due to the imperfect nature of the real estate market, size adjustments are not mathematically precise. The trend, however, is clear. Smaller sized facilities typically sell for more per unit than comparable larger sized buildings (and vice verse). Thus, the "size" adjustments are not considered significant to the sales being in the 5% to 10% range.

Adjustments for "Age/Condition/Quality" are based on age/life comparisons, overall condition and "Office percentage". The greater the percentage of office space, the greater, generally speaking, the value of the building. The "East Yard-North Parcel" complex has +/-8,890 square feet of office space which is +/-22.5% of total building square footage.

The sales comparison analysis adjustment analysis is summarized on the following adjustment grid.

The sales analysis grid reflects a contributory building unit value range prior to adjustments between $7.98 and $15.57 per square foot. Sale I is the most recent sale and indicates a unit value of $13.42 per square foot. It was a newer facility and thus in better overall condition, but had no office space included in the sale. Sale 2 included a mix of similar older buildings on the site which had more overall square footage and had a similar percentage (24%) of office/finished space. Sale 3 is a newer industrial structure in the local market which had only 5% of office/finished space. Sale 4 also included a mix of similar older buildings on the site which had similar gross building areas, but had a slightly smaller percentage (18%) of office/finished space.

                            SALES COMPARISON APPROACH
                    EAST YARD - NORTH PARCEL LEASED PROPERTY
                        COMPARABLE SALE ADJUSTMENT CHART
              PRICE PER SQUARE FOOT OF GROSS BUILDING AREA ANALYSIS
                   CONTRIBUTORY VALUE OF BUILDING IMPROVEMENTS

                                    [OMITTED]

                                RECAPITULATION OF
                       SALES COMPARISON APPROACH TO VALUE
                    EAST YARD - NORTH PARCEL LEASED PROPERTY
                            BREAKDOWN METHOD ANALYSIS

CONTRIBUTORY VALUE OF BUILDINGS IMPROVEMENTS

                    39,448 S.F. @           $9.05 /S.F. AVG.
 TOTAL CONTRIBUTORY VALUE OF BUILDING IMPROVEMENTS                           $  357,000

LESS: ESTIMATED DEFERRED MAINTENANCE                                        -$   50,000

CONTRIBUTORY VALUE OF SITE IMPROVEMENTS
                Steel and Timber Bulkheads & Stabilized Areas
 TOTAL CONTRIBUTORY VALUE OF SITE IMPROVEMENTS                               $  440,000
                                                                                $60,000
CONTRIBUTORY VALUE OF CRANE SYSTEMS

CONTRIBUTORY SITE VALUE
                    28.000 Acres @ $45,000.00 /Acre                          $1,260,000
                                                                             ----------
TOTAL                                                                        $2,067,000

TOTAL ESTIMATED CURRENT MARKET VALUE
OF UNENCUMBERED FEE SIMPLE INTEREST
IN EAST YARD-NORTH PARCEL LEASED PROPERTY
VIA SALES COMPARISON APPROACH TO VALUE        -say                           $2,070,000
                                                                             ----------

                             EAST YARD-NORTH PARCEL
                                    VALUATION
                                   CCONTINUED)

      RECONCILIATION & FINAL MARKET VALUE ESTIMATE OF UNENCUMBERED FEE

The indications of current market value of the Unencumbered Fee Simple Interest in and to the "East Yard-North Parcel" Leased Property "As if Unencumbered by Lease" from the three approaches to value utilized in this report are:

COST APPROACH              $2,040,000
INCOME APPRAOCH            $2,050,000
SALES COMPARISON           $2,070,000

In analyzing the three approaches to value used in this report for the Unencumbered Fee Simple Interest, it is important to consider and weigh the inherent merits and weaknesses of each.

The COST APPROACH gives us a good idea of the Physical Value of the appraised property, i.e. - the cost to replace the physical structures. For relatively new or proposed properties without functional or economic obsolescence, when the actual costs are based upon competitive bids, this is generally an excellent indicator of value. In "normal" market situations, where the site is developed to its highest and best use and there is balance between demand and supply, the Cost Approach is generally considered to be a good value indicator. However, there is still a considerable amount of external obsolescence present in the market. The appraiser has attempted to accurately portray the prevailing market conditions in the estimates of various forms of accrued depreciation, and a comparison of the value conclusions in the COST AND SALES COMPARISON APPROACHES seem to show that the COST APPROACH is a relatively effective indicator of the Market Value of the appraised property. However, the COST APPROACH and its resultant value estimate is based upon costs and not upon the economics of the project.

The SALES COMPARISON APPROACH is most sensitive to direct actions by purchasers and sellers for office/warehouse properties. It is also the approach best understood by the layman and generally yields the best indication of value. The appraiser analyzed a number of sales of other industrial facilities from the general area. While there are sales of industrial buildings available, the data is not always truly comparable to the appraised facility which is a specialized manufacturing property. Considerable adjustment is necessary to the comparable sales, which tends to weaken the approach. These sales which were the most recent sales of similar sized industrial facilities provided a good basis for comparison to the appraised property and thus yielded a credible indication of value.

The INCOME APPROACH is generally considered the most reliable method in which to estimate the value of income producing properties. This method reflects the present value of the future benefits to the income stream, and therefore, indirectly reflects the actions of typical buyers and sellers in the market for investment properties. In the immediate case, the appraised property, was originally designed and built for specialized manufacturing. The buildings have a number of specialized features which would generally not be placed in a building which was

                             EAST YARD-NORTH PARCEL
                                    VALUATION
                                   (CONTINUED)

      RECONCILIATION & FINAL MARKET VALUE ESTIMATE OF UNENCUMBERED FEE
      (CONTINUED)

constructed as an investment property. The estimated rental rate was based upon "warehouse" rates and did not take into account the craneways which were attributed a separate contributory value. Market criteria was utilized in the estimates of the Income Stream as well as in the process for converting the income stream into an estimate of value. Thus, this approach is also considered to yield a fairly reliable indication of value of the project.

Historically, projects which have specialized features do not translate well in the market to alternative users. In the immediate case, the specialized features would be considered superadequacies for the typical purchaser or renter of the property and thus not fully reflective in the indications from either the SALES COMPARISON APPROACH or INCOME APPROACH TO VALUE. These extra features would have perceived "added" value to the Owner Occupant or the User needing them and thus have "Value in Use" to them, but would not likely translate into "market value" to an alternative user.

Thus, in the final analysis, in making an estimate of MARKET VALUE of the Unencumbered Fee Simple Interest in the East Yard - North Parcel Leased Property, some reliance should be given to all approaches, but most given to the SALES COMPARISON APPROACH indication, with slightly less reliance on the COST APPROACH OR INCOME APPROACH indications, and thus an estimate at the indication from the SALES COMPARISON APPROACH would be considered the best estimate of the appraised property's current market value.

Thus, after careful consideration of all factors, it is my opinion that the UNENCUMBERED FEE SIMPLE INTEREST IN AND TO THE EAST YARD-NORTH PARCEL LEASED PROPERTY "ASSUMING UNENCUMBERED BY LEASE" would have an estimated CURRENT MARKET VALUE in "As IS CONDITION", assuming a normal exposure period, of:

                                TWO MILLION FIFTY
                               THOUSAND AND 00/100
                            ($2,050,000.00) DOLLARS.

An allocation of this Unencumbered Fee Simple Interest Market Value Estimate would be:

ESTIMATED CONTRIBUTORY VALUE OF
       UNDERLYING LAND                              $1,250,000
ESTIMATED CONTRIBUTORY VALUE OF
       SITE IMPROVEMENTS                            $  440,000
ESTIMATED CONTRIBUTORY VALUE OF
       CRANEWAYS                                    $   60,000
ESTIMATED CONTRIBUTORY VALUE OF
       BUILDINGS                                    $  300,000
                                                    ----------
TOTAL FEE SIMPLE MARKET
VALUE ESTIMATE
                                                    $2,050,000
                                                    ----------

                             EAST YARD-NORTH PARCEL
                                    VALUATION
                                   (CONTINUED)

      LEASEHOLD INTEREST VALUE ESTIMATE

The task now is to estimate the current market value, if any, of the Leasehold ownership interest in and to the appraised property held by "UNIFAB".

In the valuation of a LEASEHOLD INTEREST, the value of the LEASEHOLD INTEREST can be considered to be the difference between the estimate of the current market value of the UNENCUMBERED FEE SIMPLE INTEREST in and to the property assuming it was not encumbered by a lease and the estimate of the current market value of the LEASED FEE INTEREST in and to the property by virtue of the existing Lease. This is known as the INDIRECT METHOD.

The DIRECT METHOD for the valuation of a LEASEHOLD INTEREST utilizes an INCOME APPROACH TO VALUE in order to estimate the Net Income to the Leasehold Interest. The LEASEHOLD INTEREST (LESSEE'S INTEREST) in a property consists of the right to receive the net income generated by subleasing the property over the term of the lease to others less the contract rent provided by the underlying lease with the landlord plus any benefits but minus any penalties, according to the provisions of the lease. Basically the valuation of a LEASEHOLD INTEREST is the present value of the Net Income to the Leasehold Interest over the term of the lease. The appropriate discount rate includes consideration of the risks inherent in receiving the income stream, as well as a comparison of rates of return available with competing investments with similar income characteristics.

According to Mr. Pete Roman ("UNIFAB" CFO), "UNIFAB" is currently paying three different landowners ("Lemaire", "Sutton", and "Theriot") for various portions of the appraised property a total rent of $198,348 per year for the use of the "East Yard" land area. This annual rental amount represents the cost of occupying and using the waterfront land area. According to Mr. Pete Roman ("UNIFAB" Chief Financial Officer), the site improvements, crane systems, and buildings are the property of "UNIFAB".

Earlier in the report, the appraiser estimated the current market value of the underlying land to be $1,260,000 ($45,000 per acre). For purposes of this analysis, the appraiser has allocated +/-60% of the total rent for the East Yard of $198,348 to the North Parcel or about $120,348 per year and allocated +/-40% or about$78,000 per year to the "East Yard-South Parcel".

"UNIFAB" is presently paying rent based on terms and conditions stipulated by three separate but similar ground-lease agreements. The-"Sutton" lease agreement has a primary term which extends from May 1, 1991, to October 31, 2003 (+/-25 months remaining). There are two option periods (10 years each). The lease agreement required a monthly payment of $4,334 until October 31, 1996. Thereafter and during the option periods, rental amounts are CPI adjusted. The landowner pays ad valorem taxes but is reimbursed by "UNIFAB" for the tax increase over the 1977 tax base. This is basically a "triple net" ground-lease with standard industrial lease terms (Lessee must provide proof of liability insurance, right of entry, etc.).

                             EAST YARD-NORTH PARCEL
                                    VALUATION
                                   (CONTINUED)

      LEASEHOLD INTEREST VALUE ESTIMATE (CONTINUED)

The "Theriot" lease agreement has a primary term which extends from August 1, 1991, to October 31, 2003 (+/-25 months remaining). There are two option periods (10 years each). The lease agreement required a monthly payment of $803.90 until October 31, 1996. Thereafter and during the option periods, rental amounts are CPI adjusted. The landowner pays ad valorem taxes but is reimbursed by "UNIFAB" for the tax increase over the 1993 tax base. This is basically a "triple net" ground-lease with standard industrial lease terms (Lessee must provide proof of liability insurance, right of entry, etc.).

The "Lemaire" lease agreement has a primary term which extends from November 1, 1993, to October 31, 2003 (+/-25 months remaining). There are two option periods (10 years each). The lease agreement required a monthly payment of $9,425.35 until October 31, 1998. Thereafter and during the option periods, rental amounts are CPI adjusted. The landowner pays ad valorem taxes but is reimbursed by "UNIFAB" for the tax increase over the 1993 tax base. This is basically a "triple net" ground-lease with standard industrial lease terms (Lessee must provide proof of liability insurance, right of entry, etc.).

As a result of changes in the CPI index, current monthly rent totals $198,348 per year. Approximately 60% ($120,348) of the total is allocated to the "East Yard-North Parcel". As indicated, the primary terms of the ground-lease agreements extend to October 31, 2003. There are approximately 25 months remaining. Each ground-lease provides for an additional two 10year options.

The appraiser has studied rates of return relative to all types of properties. Investors typically seek rates that range from 11% to 15% for improved property. Ground-lease rental rates typically center on a 10% rate. Using a 10% rate of return on land value (10% overall capitalization rate) as the market rental rate would indicate that the "East Yard-North Parcel" land area (+/-28 acres) would normally generate about $126,000 per year in rental income if leased at current market rates ($1,260,000 estimated value x 10% rental rate).

"UNIFAB" is currently paying $120,348. The difference is approximately $5,650 per year which represents a difference of less than 4'/2%. The contract rental amount is a slightly "below market" rental amount which means that the Leasehold Estate has a slight advantage in the ground-lease agreements. The difference between Contract Rental Rate and Market Rental Rate which is approximately $5,650 per year would represent a small advantage to the Leasehold Interest held by "UNIFAB" over the remaining term of the leases.

                             EAST YARD-NORTH PARCEL
                                    VALUATION
                                   (CONTINUED)

      LEASEHOLD INTEREST VALUE ESTIMATE (CONTINUED)

The lease agreements have remaining current terms of approximately 25 months. Each lease agreement has an option period or periods which extends beyond the +/-25 months remaining on the primary terms. With the rental rate increases for the option periods based upon the change in the Consumer Price Index, the rent for the option periods under the three leases will likely be very close to market rates for the next ten year term. Thus a potential investor in the Leasehold Interest in this property would not considered that there is a significant leasehold advantage in the underlying land leases and thus would not speculate beyond the +/-25 months remaining on the current primary term. However, due to the fact that the Lessee, UNIFAB, has a significant investment in leasehold improvements and uses the sites for storage of oil platforms and for overflow construction from their Main Yard (West Yard), it is most certain that it would exercise its options to renew for another ten years beyond the +/-25 months remaining on the current lease terms.

Therefore the appraiser has considered that the "Leasehold Interest in the Property" would be properly stated as the present value of the $5,650 per year "UNIFAB" Leasehold Rent Advantage in the three underlying land leases over the +/-25 months remaining on the existing terms.

Discounting $5,650 per year for 25 months at a market oriented 12% annual rate results in a present value estimate (rounded) of $9,500. The $9,500 estimated market value would represents the Present Value of the "UNIFAB" Leasehold Rent Advantage in the underlying land of the appraised property.

Since the "Leasehold Improvements" are owned by "UNIFAB" and it is likely that they will continue to be used for at least the next +/-12 years (current lease terms plus 10 year option), the appraiser has added the contributory value of the "UNIFAB" owned Leasehold Improvements (Buildings, Crane Systems and Site Improvements) estimated earlier in the report at about $800,000 in order to arrive at an estimate of current market value of "UNIFAB's Total Leasehold Interest in the East Yard-North Parcel Leased Property of $810,000.

                             EAST YARD-NORTH PARCEL
                                    VALUATION
                                   (Continued)

      Leasehold Interest Value Estimate (Continued)

MARKET VALUE ESTIMATE OF UNIFAB'S
LEASEHOLD INTEREST IN THE
"EAST YARD - NORTH PARCEL"
LEASED PROPERTY:

         ESTIMATED CONTRIBUTORY VALUE OF
                 "UNIFAB" OWNED LEASEHOLD
                 IMPROVEMENTS
         Estimated Contributory Value of
                 Site Improvements                                    $ 440,000
         Estimated Contributory Value of
                 Craneways                                            $  60,000
         Estimated Contributory Value of
                 Buildings                                            $ 300,000
                                                                      ---------
         Total Estimated Contributory Value of
                 "Unifab" Owned Leasehold Improvements                                  $800,000

         ESTIMATED PRESENT VALUE OF RENT
                 ADVANTAGE IN UNDERLYING LAND LEASES                                    $  9,500
                                                                                        --------
         Total                                                                          $809,500

TOTAL ESTIMATED CURRENT MARKET
         VALUE OF UNIFAB'S LEASEHOLD
         INTEREST IN "EAST YARD - NORTH
         PARCEL" LEASED PROPERTY             -say-                                      $810,000
                                                                                        --------

                             EAST YARD-NORTH PARCEL
                                    VALUATION
                                   (CONTINUED)

      DISPOSITION VALUE ESTIMATE

The appraiser has also been asked to estimate the CURRENT DISPOSITION VALUE of the Unifab's Ownership Interest (Leasehold Interest) in and to the appraised property UNDER A DISPOSITION MARKETING PERIOD OF 12 MONTHS OR LESS. In order to attract a Purchaser to a facility like the appraised property under a condensed marketing period of 12 months or less, it is likely that a significant discount from the market value estimate of the property would have to be given in order to entice Purchasers to acquire the Leasehold Interest in the property in a condensed marking period.

In order to estimate "Disposition Value", the appraiser has considered current market conditions for the appraised property and the likely market participants who might acquire the appraised property. The appraised property is a medium sized facility and thus would have a decent potential pool of purchasers.

For the DISPOSITION VALUE analysis, the appraiser has conducted interviews of representatives of a number of companies involved in the fabrication and/or oil and gas business including analysts and consultants as well as brokers. Also considered any other adverse conditions which might affect marketability under a condensed marketing period.

In a discussion with the CFO of a competing company who acquired another large fabrication facility in 1997 stated that "if we knew what was going to happen to the fabrication business over the last few years, we would have never acquired that facility!" He went on to say that at the time they thought they were paying 30% to 40% less than its "true value". He also said that there are always a lot of people interested in smaller facilities where it doesn't take a tremendous amount of work to keep it going.

In another discussion with the CEO of a competing company who owns a similar large fabrication facility he stated that while his company is iri the position to invest in another facility if the opportunity were right, he believed that "the discount would have to be hefty for an immediate sale" and went on to state that "at least a 40% to 50% discount would bee necessary to get them interested'. He cautioned that holding costs, labor and retro-fit time frame would be major concerns in their decision making. He stated that "since the oil patch is currently in a depressed state that any property would have to be held for at least one year and likely more before it would make economic sense". He concluded that it would take "a significant discount" to facilitate a sale in less than 12 months. He also said that smaller facilities were more saleable.

In another discussion with the President of a competing company who owns a similar large shipyard/fabrication facility he concluded that "the discount would have to be at least a 30% to 40% to sell in less than 12 months because one would have to consider the time period to boost business to compensate for the fixed costs of ownership ".

                             EAST YARD-NORTH PARCEL
                                    VALUATION
                                   (CONTINUED)

      DISPOSITION VALUE ESTIMATE (CONTINUED)

In discussions with a real estate broker who has brokered several very large industrial properties over the years including fabrication facilities, some of his comments were:

      -     At present there are no real buyers for large fabrication yards.

      - There must be a "carrot out there " to attract a potential buyer for a large expensive yard.

      - The typical marketing period is two to three years and to promulgate a sale in 12 months or less, the discount must be at least 30%.

      - The discount must be 30% - 50% of "normal market value "just to get the market to move on a property.

      - He was also of the opinion that a smaller yard may attract buyers at less of a discount.

In discussions with another real estate broker who has brokered several very large industrial properties over the years including fabrication facilities, some of his comments were:

      - I would tell a potential client that wants to sell a smaller fabrication facility that the marketing time will be highly dependent on where we are in the oil and gas cycle at the time the property is listed. With current depressed market conditions, I would tell them that it may take three years to sell no matter what price it is listed for.

      - I think that given the current state of the market that you could sell a small fabrication facility in 12 months or less, with a 25% to 40% "discount "from market value.

It is from this basis of information that the appraiser has attempted to quantify a discount for the East Yard - North Parcel which is Unifab's Old Yard. The "East Yard-North Parcel" complex contains +/-39,448 square feet of total gross building area on +/-28 acres of land and thus would qualify as a "small fabrication facility".

Based upon the above information, the appraiser would believe that a discount of about 25% from "Unencumbered Fee Simple Interest" would be appropriate in order to sell the appraised property in a condensed marketing period of 12 months or less. With Unifab's Ownership Interest being a Leasehold Interest, the "discount" is applied to the "Unencumbered Fee Simple Interest" of $2,050,000 and then the discount (+/-$5 10,000) deducted from the Leasehold Market Value Estimate of $810,000.

Thus, after careful consideration of all factors, it is my opinion that the LEASEHOLD INTEREST IN AND TO THE EAST YARD-NORTH PARCEL LEASED PROPERTY would have an estimated CURRENT Disposition Value in "As Is Condition", assuming a condensed marketing period of 12 months or less, of:

            THREE HUNDRED THOUSAND AND 00/100 ($300,000.00) DOLLARS.

                             EAST YARD-SOUTH PARCEL
                              PROPERTY DESCRIPTION

According to information provided by Mr. Bill Dunbar of John Chance & Associates (Lafayette, Louisiana), the "East Yard-South Parcel" encompasses a +/- 19.53 acre area. Although this parcel is irregular shaped, it has adequate industrial utility. Frontage along the east bank of the Rodere Canal totals +/-550 feet. A boat slip extends +/-1,127 feet along the north boundary line of this portion of the property. The tract also has frontagE (+/-350 feet) on the west side of Curtis Lane. According to information provided by a local engineering firm (Berard, Habetz, & Associates, Inc.), approximately three acres of this industrial yard are superstabilized (12"-15" deep). The rest of the parcel has typical industrial stabilization features. A steel bulkhead is located at the end of the central boat slip (+/-130 linear feet).

The "East Yard-South Parcel" is improved with four major building improvements (+/- 14,994 combined square footage). The buildings are in fair condition. Like the "North Yard", this area is used mainly for equipment storage and "overflow" work from the "West Yard". This land area is leased from the "Lemaire's" and the buildings are reportedly owned by "UNIFAB". The appraiser's estimate of Current Market Value is of the Lessee's Leasehold Interest in and to the appraised property.

The FABRICATION/SHOP BUILDING contains +/-6,620 square feet. This "Class S" structure is approximately 25 years old and has a small office area (+/-165 sf). A +/-2,000 square foot canopy is attached to the east side of the building. Shop area construction features include a concrete slab foundation, corrugated metal walls/roof, and suspended incandescent lights. The slab is a heavy-duty foundation and the eave-height of the building is approximately 35 feet. Inside the fabrication shop is a 10-ton bridge crane (+/-30' span, +/-285' rail, automatic controls). There is a +/-2,100 concrete apron on the side of the building. The office portion has modest construction features (prefinished wall panels, vinyl floor cover, celotex ceiling panels, fluorescent light fixtures). The office is not air-conditioned. Overall, the structure appears to be in average physical condition. The replacement cost new estimate total includes the "Class S" building, attached shed, and concrete apron. The +/-6,620 square foot fabrication structure is +/-25 years old and is in average physical condition. With an estimated effective age of +/-25 years and a total estimated useful economic life of the fabrication/shop building is +/-45 years, estimated accrued physical depreciation is approximately 56%. The 10-ton BRIDGE CRANE UNIT IN THE FABRICATION/SHOP BUILDING has an expected total useful life of +/-30 years, the appraiser haS estimated that the accrued physical depreciation rate to the crane system would be about 50%.

The "Class S" OFFICE BUILDING appears to be +/-20 years old and is in fair physical condition. Exterior walls and roof are corrugated metal. The building is heated/cooled via ground-mounted air-conditioning units. Interior features include asphalt floor tiles, sheetrock walls, prefinished wall panels, and a suspended ceiling panel system. Approximately 60% of the floor is smooth concrete. The restroom area has a "rough" finish (exposed concrete floors, painted concrete block walls, fluorescent lights). A metal canopy (+/-920 sf) is attached to the south side of the office building. This building has been vacant for some time and reflects a lack of maintenance. Thus, the appraiser has estimated a physical curable deterioration for this building in order to bring it back to average condition of about $10,000. After curing this deferred maintenance, the estimated effective age of the one-story building is +/-20 years. The estimated total economic life of the building is +/-45 years which implies a 45% accrued physical depreciation rate.

                             EAST YARD-SOUTH PARCEL
                              PROPERTY DESCRIPTION
                                   (CONTINUED)

The ALLOY PIPE-SHOP BUILDING contains +/-1,590 square feet of gross building area. Attached to the south side of the building is a concrete block FUEL STORAGE BIN. The shop has a +/-20 foot eave height and the walls and roof are corrugated metal. The fuel bin contains +/-384 square feet and is open on the south end. There is a +/-1,050 square foot concrete apron on the west side of the shop. The east end of the "Class S" shop area is screened and the west end of the building has a large metal roll-up door. Lighting inside the shop is provided by fluorescent fixtures. Interior walls are exposed metal (no insulation). The building appears to be +/-25 years old and is in fair condition. The estimated effective age of the building improvements is +/-25 years. With an estimated total economic life of +/-40 years, the accrued physical depreciation rate is 63%.

The WAREHOUSE BUILDING contains +/-2,500 square feet and has corrugated metal walls and roof. The eave height of this "Class S" structure is +/-25 feet. Building features include a concrete slab foundation, exposed metal walls/roof, and incandescent light fixtures. On the east side of the structure is a +/-1,300 square foot concrete apron. The building is approximately 20 years old and is in fair condition. The estimated effective age is +/-20 years. The estimated total economic life of the building is +/-40 years which indicates a 50% accrued physical depreciation rate.

According to information provided by Mr. Mark Borel (Berard, Habetz, & Associates, tes, Inc.), approximately three (3) acres of the yard area is SUPER-STABILIZED (12"-15 "deep). The estimated total useful life of the super-stabilization (12"-15" deep) material is +/-40 years. The observed age of the super-stabilized area (+/-12 acres) is +/-10 years (+/-25% imputed accrued physical depreciation rate). STEEL BULKHEAD along the side of the central boat slip totals +/-130 linear feet. The total estimated useful economic life of the STEEL BULKHEAD MATERIAL is +/-35 years. The bulkhead material is in good condition and has an estimated effective (observed) age of 10 years. This implies a physical deterioration rate of +/-28.5%

                             EAST YARD-SOUTH PARCEL
                                    VALUATION

As indicated, the raw land is owned by various third parties (not affiliated with "UNIFAB"). According to information provided by Mr. Pete Roman (Chief Financial Officer, "UNIFAB"), all of the buildings located on the "East Yard-South Parcel" are owned by "UNIFAB". The site improvements are also owned by "UNIFAB".

The current contract rental amount for the right to use and occupy the entire "East Yard" is $198,348 per year. For purposes of this analysis, the appraiser has allocated +/-60% of the total rent to the North Parcel or about $120,348 per year and allocated +/-40% or about$78,000 per year to the "East Yard-South Parcel". The annual rent under the "Lemaire" lease is $113,104 with a significant portion of this lease allocated to the "South Parcel".

In order to value the LEASEHOLD INTEREST in and to the property leased from three separate individuals, the appraiser has first estimated the value of the Fee Simple Ownership Interest relative to the East Yard-South Parcel facility (i.e. assuming it were unencumbered by leases). By comparing estimated market rent to contract rent, we can effectively determine the value, if any, of the Leasehold Interest.

In order to estimate the current value of the FEE SIMPLE OWNERSHIP INTEREST "ASSUMING UNENCUMBERED BY LEASE", the appraiser has utilized a COST APPROACH analysis, SALES COMPARISON APPROACH analysis, and INCOME APPROACH analysis.

      COST APPROACH

The estimated value of the underlying +/-19.53 arce waterfront site "assuming vacant and unencumbered by lease" was estimated earlier in the report in the SITE VALUATION section to be $880,000 ($45,000 per acre, rounded).

The cost analysis is based on cost data provided by a Cost Consultant (Fred Moran) for the prior appraisal assignment performed in May 2000 which have been indexed to date of appraisal. The accrued depreciation estimates are based on the appraiser's observations during the inspections of the property made in October 2001.

Based on our inspection of the "East Yard-South Parcel" building improvements, deferred maintenance is attributable to the office building because of neglect. The estimated cost to refurbish the OFFICE BUILDING as well as some of the other older improvements on the property which have gone into disrepair is $10,000. The accrued depreciation estimates for physical incurable and functional/economic obsolescence assumes that the deferred maintenance is cured in accordance with these estimates and recommendations.

The "East Yard-South Parcel" buildings have a combined gross building area of +/-14,994 square feet. This is a small industrial complex and the value loss due to functional and/or economic obsolescence is much less than the loss normally associated with large specialized industrial complexes. Small facilities like the appraised property routinely sell and there is a large pool of potential buyers for small waterfront industrial properties.

                             EAST YARD-SOUTH PARCEL
                                    VALUATION
                                   (CONTINUED)

      COST APPROACH (CONTINUED)

As indicated throughout this report, "The Port" neighborhood is a preferred location. All of "The Port" property is leased and there is a waiting list for available waterfront tracts. Given this scenario and the general-use nature of the "East Yard-South Parcel" buildings, there is no measurable value loss due to functional and/or economic obsolescence.

Based on the preceding analysis of estimated replacement cost and estimates of the various components of accrued depreciation, the ESTIMATED MARKET VALUE OF THE UNENCUMBERED FEE SIMPLE INTEREST IN AND TO THE "EAST YARD-SOUTH PARCEL" LEASED PARCEL "ASSUMING UNENCUMBERED BY LEASE" is summarized on the following page.

                             EAST YARD-SOUTH PARCEL
                                    VALUATION
                                   (CONTINUED)

      COST APPROACH (CONTINUED)

RECAPITULATION OF COST APPROACH

    ESTIMATED CONTRIBUTORY VALUE OF BUILDING IMPROVEMENTS:

      FABRICATION/SHOP BUILDING

    Estimated Replacement Cost New             $ 210,200
    Less: Physical Depreciation (56%)            117,700
    Less: Economic/Functional Loss (0%)                0
                                               ---------
    Estimated Contributory Value of
          Fabrication/Shop Building                         $ 92,500

          FABRICATION CRANE SYSTEM

    Estimated Replacement Cost New             $  50,000
    Less: Physical Depreciation (50%)             25,000
    Less: Economic/Functional Loss (0%)                0
                                               ---------
    Estimated Contributory Value of
          Fabrication Crane System                            25,000

          OFFICE BUILDING

    Estimated Replacement Cost New             $ 137,100
    Less: Physical Depreciation (45%)             61,700
    Less: Economic/Functional Loss (0%)                0
                                               ---------
    Estimated Contributory Value of
          Office Building                                     75,400

          ALLOY PIPE-SHOP BUILDING

    Estimated Replacement Cost New             $  27,100
    Less: Physical Depreciation (63%)             17,100
    Less: Economic/Functional Loss (0%)                0
                                               ---------
    Estimated Contributory Value of
          Alloy Pipe-Shop Building                            10,000

          WAREHOUSE BUILDING

    Estimated Replacement Cost New             $  48,600
    Less: Physical Depreciation (50%)             24,300
    Less: Economic/Functional Loss (0%)                0
                                               ---------
    Estimated Contributory Value of
          Warehouse Building                                  24 300
                                                            --------

    TOTAL ESTIMATED CONTRIBUTORY VALUE OF BUILDING IMPROVEMENTS:          $ 227,200

    Less: Deferred Maintenance                                              (10,000)
                                                                          ---------
TOTAL ESTIMATED CONTRIBUTORY VALUE OF BUILDING IMPROVEMENTS:              $ 217,200

                             EAST YARD-SOUTH PARCEL
                                    VALUATION
                                   (CONTINUED)

      COST APPROACH (CONTINUED)

RECAPITULATION OF COST

APPROACH

SUB-TOTAL FROM PRIOR PAGE

    TOTAL ESTIMATED CONTRIBUTORY VALUE OF BUILDING
    IMPROVEMENTS:                                                    $ 217,200

    ESTIMATED CONTRIBUTORY VALUE OF SITE IMPROVEMENTS:

           STEEL BULKHEAD MATERIAL

    Estimated Replacement Cost New                       $ 288,300
    Less: Physical Depreciation (28.5%)                     82,200
    Less: Economic/Functional Loss (0%)                          0
                                                         ---------
    Estimated Contributory Value of
           Steel Bulkhead Material                                   $ 206,100

           SUPER-STABILIZED YARD AREA

    Estimated Replacement Cost New                       $ 196,500
    Less: Physical Depreciation (25%)                       49,100
    Less: Economic/Functional Loss (0%)                          0
                                                         ---------
    Estimated Contributory Value of
           Super-Stabilized Yard Area                                $ 147,400
                                                                     ---------
    TOTAL ESTIMATED CONTRIBUTORY VALUE OF SITE
    IMPROVEMENTS                                                                 $   353,500

    ESTIMATED CURRENT MARKET VALUE OF
    UNDERLYING LAND "AS IF VACANT"
    (+/-19.53 acres @ $45,000/acre, rounded)                                     $   880,000
                                                                                 -----------

    TOTAL                                                                        $ 1,450,700

    TOTAL ESTIMATED CURRENT MARKET VALUE
    OF UNENCUMBERED FEE SIMPLE INTEREST
    IN EAST YARD SOUTH PARCEL LEASED PROPERTY
    VIA COST APPROACH TO VALUE                            -SAY-                  $ 1,450,000
                                                                                 -----------

                                     V1- 15

                             EAST YARD-SOUTH PARCEL
                                    VALUATION
                                   (CONTINUED)

      INCOME APPROACH

The Income Approach is the procedure in appraisal analysis which converts anticipated benefits (dollar income or amenities) to be derived from the ownership of property into a value estimate. In the Income Approach to Value, the gross annual income attributable to the appraised property is estimated. From this amount, all applicable expenses are deducted. The anticipated future net operating income and reversion are then discounted to present value at a market supported rate.

Because of the anticipated stable nature of "East Yard-South Parcel" income and expenses, the appraiser has utilized the Direct Capitalization Method.

In order to estimate potential gross income, the appraiser has analyzed comparative rent data. In the ADDENDUM of this report are Industrial Rent Comparables utilized for this analysis. The "East Yard-South Parcel" facility has buildings with a total gross building area of +/-14,994 square feet. This is a small industrial complex in fair-to-average physical condition. These type facilities are often leased on a "triple net" basis. The appraiser has a sufficient amount of comparative income data to effectively utilize an income analysis.

The Contributory Value of the Site Improvements and Crane Systems in the COST APPROACH TO VALUE is about $353,500 for the Site Improvements and about $25,000 for the Craneways for a total of about $378,500. None of the Rent Comparables studied have extensive site improvements and/or 10-ton crane system like the "East Yard-South Parcel". The appraiser therefore has added the estimated contributory value ($375,000) of these items to the value estimated based upon the Income Approach to Value.

Based upon our analysis of other facilities and for valuation purposes, the appraiser has allocated +/-4.53 acres to this small building complex. This allocation would result in a land-to-building ratio of 13.16:1. Most small-sized multi-building industrial facilities are located on 3-5 acre tracts. The remaining waterfront land (+/-15 acres) is considered "Excess Land" or yard area with an estimated value of $45,000 per acre ($675,000). The "Excess Land" area is not intrinsic to the income generated by the buildings and +/-4.53 acre waterfront area. We therefor have added the estimated value ($675,000) of the "excess" land to the income based value of the buildings.

The appraiser has therefore added the estimated contributory value of $600,000 for the "Excess Land" to the estimated value derived in the Income Approach from the building improvements and +/-4.530 acre "Utilized" land area.

Comparative income data indicates that most mid-sized industrial properties which are leased are often leased "triple net". The Lessee is typically responsible for most operating expenses. The Lessor (landlord) pays for the cost of structural maintenance, replacement reserves, and management.

                             EAST YARD-SOUTH PARCEL
                                    VALUATION
                                   (CONTINUED)

      INCOME APPROACH (CONTINUED)

The Rent Comparables indicate "triple net" rental rates between $2.50 and $3.50 per square foot per year. Like the appraised property, these are older industrial facilities located inside the Lafayette/New Iberia market area. Because the "East Yard-South Parcel" is a waterfront industrial complex with older industrial buildings, the appraiser has concluded an estimated current market value of the appraised facility as an upper range rate of $3.50 per square foot of building area. This rate reflects the fact that the "East Yard-South Parcel" facility has a waterfront location inside a preferred industrial development. Waterfront acreage is superior to sites located on or adjacent to U.S. Highway 90 (where some of the Rent Comparables are located). The industrial complex is in fair-to-average condition but the office portion (+/-4,065 so is +/-27.1 % of the total building complex and the waterfront location is a superior attribute which tends to increase the rental rate. Based upon this analysis, the estimated current market rent projected for the Buildings and Utilized Land Area of the "East Yard-North Parcel" facility would be about $3.50 per square foot of building area or $52,500 per year.

Income loss due to vacancy and collection problems should not be significant. "The Port" development is full and with strong demand for waterfront locations, vacancy should be minimal. The appraiser has projected a Vacancy and Credit Loss Allowance of 5% of gross income.

As indicated by our market study, many industrial facilities are leased on a "triple net" basis. Our rental rate assumes the Lessee is responsible for all operating expenses except management and replacement reserves.

The estimated management expense is based upon +/-5% of effective gross income or about $2,500 per year. Local property managers typically charge 3%-l0% for management responsibilities. The "East Yard-South Parcel" building complex is a small "Class S" facility with a simple design and management responsibilities should be relatively routine.

For other operating expenses of a Lessor under a Triple Net Lease, the appraiser has estimated Structural maintenance at about $0.20 per square foot or about $3,000 per year. The tenant(s) will presumably be responsible for routine maintenance and repairs. Hazard insurance will cover the cost of some repairs and since our analysis includes a replacement reserve allowance for short-lived building components, structural maintenance costs should not be excessive.

Very few industrial owners and lessors include a Reserve for Replacement Allowance in their expense statements. Each property owner interviewed believed that a replacement should be handled from cash flow at the time of the replacement. Further, most believe that the typical holding period eliminates the need for a reserve. Several property owners were consulted and each believed that the idea of a reserve is theoretically a "good idea", but in the local industrial market it generally is not practiced.

                             EAST YARD-SOUTH PARCEL
                                    VALUATION
                                   (CONTINUED)

      INCOME APPROACH (CONTINUED)

Regardless, the appraiser believes a prudent investor would set aside funds to replace worn floor cover, ceiling panels, and faulty air-conditioning compressors. The appraiser has estimates that a reasonable amount would be about $0.10 per square foot of gross building area. This amounts to about $1,500 per year and is consistent with the age/condition of the office/warehouse building complex and also with national industrial investor criteria.

The next step is to estimate the proper income capitalization rate. Based on the appraiser's study of comparative capitalization rate data, the appraiser has concluded an overall capitalization rate applicable to the appraised property to be a rate in the range of 11 % to 12%. This is consistent with the age, physical condition, size, and location of the "East Yard-South Parcel" industrial complex. Based upon the analysis of this data, the appraiser has concluded an appropriate overall capitalization rate for the appraised properties would be 11'/2%.

The income analysis is summarized on the next page. The depreciated cost of the site improvements and crane systems are added as separate. items because the Rent Comparables do not contain crane systems and/or site improvements comparable to the "East Yard-North Parcel". The estimated Contributory Market Value of the "Excess Land area of about +/-15 acres of $675,000 is also added.

                             EAST YARD-SOUTH PARCEL
                                    VALUATION
                                   (CONTINUED)

      INCOME APPROACH (CONTINUED)

RECONSTRUCTED OPERATING STATEMENT

"EAST YARD-SOUTH PARCEL" (Buildings & Utilized Land Area)

       Potential Gross Income
      (Buildings and Utilized Land Area)
       14,994 S.F. GBA x $3.50/S.F.
                                                           $
       52,500 Less:Vacancy and Collection Loss
       Estimated @ 5%                                      - 2625
       Effective Gross Income                                            $       4
       9,875 Less:Operating Expenses
       Real Estate Taxes                                    by tenant
       Building Insurance                                   by tenant
       Management (5%)                                     $ 2,500
       Repairs/Maintenance (routine)                        by tenant
       Utilities                                            by tenant
       Janitorial                                           by tenant
       Structural Maintenance                              $ 3,000
       Replacement Reserves                                $ 1,500
                                                           -------
       Total Operating Expenses                                          $   7,000
                                                                         ---------
       Net Operating Income                                              $  42,875

DIRECT CAPITALIZATION PROCESS

Net Operating Income Capitalized at
11'/2% Overall Cap Rate
       $42,875 _ .1150                                                   $ 372,826
INDICATED MARKET VALUE OF BUILDINGS
AND UTILIZED LAND AREA VIA
INCOME APPROACH TO VALUE                                                  -say-       $  375,000

LESS:  DEFERRED MAINTENANCE                                                            -($10,000)

ADD:   ESTIMATED CONTRIBUTORY VALUE OF SITE IMPROVEMENTS                              $  350,000

ADD:   ESTIMATED CONTRIBUTORY VALUE OF CRANE SYSTEMS                                  $   25,000

ADD:   ESTIMATED CONTRIBUTORY VALUE OF 15 ACRES EXCESS LAND                           $  675,000
                                                                                      ----------
Total Estimated Property Value                                                        $1,415,000

       TOTAL ESTIMATED CURRENT MARKET VALUE
       OF UNENCUMBERED FEE SIMPLE INTEREST
       IN EAST YARD-SOUTH PARCEL LEASED PROPERTY
       VIA INCOME APPROACH TO VALUE                                       -say-
                                                                                      $1,415,000
                                                                                      ----------

                             EAST YARD-SOUTH PARCEL
                                    VALUATION
                                   (CONTINUED)

      SALES COMPARISON APPROACH

The SALES COMPARISON APPROACH involves direct comparisons of the property being appraised to similar properties that have sold in the same or in a similar market in order to derive a Market Value indication for the property being appraised.

Located in the ADDENDUM of this report are the detailed write-ups of the industrial property sales (Improved Comparable Sales) utilized for this appraisal assignment. For the analysis of the "East Yard-North Parcel" Leased Parcel, the appraiser has selected Improved Comparable Sale Nos. 1, 2, 3, and 4. The emphasized sales are summarized on the following chart.

                                  ESTIMATED
                                  BUILDING       VALUE
  SALE      EFFECTIVE           CONTRIBUTORY      PSF
NO.        SALE PRICE   DATE       VALUE       BUILDING
---        ----------   ----       -----       --------
1          $2,100,000   06/01     $300,000     $  13.42

2          $1,806,948   12/00     $488,948     $   7.98

3          $1,500,000   09/00     $765,000     $  15.57

4          $2,960,625   06/98     $420,625     $  10.58

These four industrial property sales are considered to be the best available indicators of value for the appraised property. Land values and equipment (if any) are extracted based on comparative land sales and information provided by a party familiar with the sale transaction. Equipment typically has a contributory value less than its depreciated cost. Contributory Land value estimates are based on comparable neighborhood land sales.

The sales selected have been chosen due to their similarities based on building sizes, ages, condition, and date of sale.

Each Improved Comparable Sale involved the transfer of Fee Simple ownership rights or market oriented Leased Fee ownership rights. In the current analysis, the appraiser is estimating the current market value of the Unencumbered Fee Simple ownership rights in the "East Yard - North Parcel" Leased Property "assuming unencumbered by lease". Accordingly, no adjustment is considered necessary for "property rights conveyed".

No adjustment is considered necessary to Improved Comparable Sales for "expenditures immediately after purchase". This was verified during our interview of the sale participants (Vendor, Vendee, sales agent, appraiser, etc.).

                             EAST YARD-NORTH PARCEL
                                    VALUATION
                                   (CONTINUED)

     SALES COMPARISON APPROACH (CONTINUED)

"Market Conditions" reflect the change in the prices paid for real property due to changes in market conditions and the purchasing power of money over time. This adjustment is derived by analyzing changes that have occurred over time and determining their effect on the property during the time period. Changes may result in appreciation or depreciation in value due to inflation or deflation. Although this adjustment is often referred to as a "time" adjustment, time is not the cause of the adjustment. Market conditions which shift over time create the need for an adjustment, not time itself. The four sales are relatively recent and thus only a minor upward time adjustment is considered necessary with the largest adjustment to Improved Comparable Sale No. 4 which occurred in June 1998.

In the Breakdown Method Analysis for each sale, the contributory land value is extracted from or deducted from each sale price in order to arrive at a contributory value of the building improvements. Since "location" differentials are typically reflected in underlying land value, the appraiser has not applied a "location" adjustment to the Improved Comparable Sales. The necessary adjustments required tend to center on "building size", "condition/construction quality", "office percentage", and "economic characteristics".

Building size is often a factor. Among similar office and industrial buildings, smaller sized buildings tend to sell for more per unit that comparable larger buildings.

The "East Yard-South Parcel" complex contains a gross building area of +/-14,994 square feet. The sizes of the comparable building sales range between 22,356 square feet (Sale 1) to 61,241 square feet (Sale 2). Due to the imperfect nature of the real estate market, size adjustments are not mathematically precise. The trend, however, is clear. Smaller sized facilities typically sell for more per unit than comparable larger sized buildings (and vice verse). Thus, the "size" adjustments are not considered significant to the sales being in the 5% to 15% range.

Adjustments for "Age/Condition/Quality" are based on age/life comparisons, overall condition and "Office percentage". The greater the percentage of office space, the greater, generally speaking, the value of the building. The "East Yard-South Parcel" complex has +/-4,065 square feet of office space which is +/-27.1% of total building square footage.

The sales comparison analysis adjustment analysis is summarized on the following adjustment grid.

The sales analysis grid reflects a contributory building unit value range prior to adjustments between $7.98 and $15.57 per square foot. Sale I is the most recent sale and indicates a unit value of $13.42 per square foot. It was a newer facility and thus in better overall condition, but had no office space included in the sale. Sale 2 included a mix of similar older buildings on the site which had more overall square footage and had a similar percentage (24%) of office/finished space. Sale 3 is a newer industrial structure in the local market which had only 5% of office/finished space. Sale 4 also included a mix of similar older buildings on the site which had similar gross building areas, but had a slightly smaller percentage (18%) of office/finished space.

                             EAST YARD-NORTH PARCEL
                                    VALUATION
                                   (CONTINUED)

      SALES COMPARISON APPROACH (CONTINUED)

After adjustments for noted differences, these four sales reflect a range of unit values for the building improvements on the appraised property of $10.78 to $12.08 per square foot with a mean indication of $11.48 per square foot.

Based on these considerations, the appraiser has concluded a mid-range unit value estimate for the appraised facilities buildings of about $11.50 square foot.

                            SALES COMPARISON APPROACH
                    EAST YARD - SOUTH PARCEL LEASED PROPERTY
                        COMPARABLE SALE ADJUSTMENT CHART
              PRICE PER SQUARE FOOT OF GROSS BUILDING AREA ANALYSIS
                   CONTRIBUTORY VALUE OF BUILDING IMPROVEMENTS
                                    [Omitted]

                                RECAPITULATION OF
                       SALES COMPARISON APPROACH TO VALUE
                    EAST YARD - SOUTH PARCEL LEASED PROPERTY

    BREAKDOWN METHOD ANALYSIS
CONTRIBUTORY VALUE OF BUILDINGS IMPROVEMENTS
               14,994 S.F. @ $11.50/S.F. AVG.                                     $          172,400

TOTAL CONTRIBUTORY VALUE OF BUILDING IMPROVEMENTS                                -$           10,000

LESS: ESTIMATED DEFERRED MAINTENANCE



CONTRIBUTORY VALUE OF SITE IMPROVEMENTS
               Steel Bulkhead & Stabilized Areas
TOTAL CONTRIBUTORY VALUE OF SITE IMPROVEMENTS                                     $          350,000
                                                                                  ------------------
CONTRIBUTORY VALUE OF CRANE SYSTEMS                                               $           25,000

CONTRIBUTORY SITE VALUE
                19.530 Acres @ $45,000.00/Acre                                    $           880000
                                                                                  ------------------
TOTAL                                                                             $        1,417,400
TOTAL ESTIMATED CURRENT MARKET VALUE
OF UNENCUMBERED FEE SIMPLE INTEREST
IN EAST YARD-SOUTH PARCEL LEASED PROPERTY
VIA SALES COMPARISON APPROACH TO VALUE                        -say-               $        1,420,000


                             EAST YARD-SOUTH PARCEL
                                    VALUATION
                                   (CONTINUED)

      RECONCILIATION & FINAL MARKET VALUE ESTIMATE OF UNENCUMBERED FEE

The indications of current market value of the Unencumbered Fee Simple Interest in and to the "East Yard-South Parcel" Leased Property "As if Unencumbered by Lease" from the three approaches to value utilized in this report are:

COST APPROACH                      $1,450,000
INCOME APPROACH                    $1,415,000
SALES COMPARISON                   $1,420,000

In analyzing the three approaches to value used in this report for the Unencumbered Fee Simple Interest, it is important to consider and weigh the inherent merits and weaknesses of each.

The COST APPROACH gives us a good idea of the Physical Value of the appraised property, i.e. - the cost to replace the physical structures. For relatively new or proposed properties without functional or economic obsolescence, when the actual costs are based upon competitive bids, this is generally an excellent indicator of value. In "normal" market situations, where the site is developed to its highest and best use and there is balance between demand and supply, the Cost Approach is generally considered to be a good value indicator. However, there is still a considerable amount of external obsolescence present in the market. The appraiser has attempted to accurately portray the prevailing market conditions in the estimates of various forms of accrued depreciation, and a comparison of the value conclusions in the COST AND SALES COMPARISON APPROACHES seem to show that the COST APPROACH is a relatively effective indicator of the Market Value of the appraised property. However, the COST APPROACH and its resultant value estimate is based upon costs and not upon the economics of the project.

The SALES COMPARISON APPROACH is most sensitive to direct actions by purchasers and sellers for office/warehouse properties. It is also the approach best understood by the layman and generally yields the best indication of value. The appraiser analyzed a number of sales- of other industrial facilities from the general area. While there are sales of industrial buildings available, the data is not always truly comparable to the appraised facility which is a specialized manufacturing property. Considerable adjustment is necessary to the comparable sales, which tends to weaken the approach. These sales which were the most recent sales of similar sized industrial facilities provided a good basis for comparison to the appraised property and thus yielded a credible indication of value.

The INCOME APPROACH is generally considered the most reliable method in which to estimate the value of income producing properties. This method reflects the present value of the future benefits to the income stream, and therefore, indirectly reflects the actions of typical buyers and sellers in the market for investment properties. In the immediate case, the appraised property, was originally designed and built for specialized manufacturing. The buildings have a number of specialized features which would generally not be placed in a building which was
                                      VI-25

                             EAST YARD-SOUTH PARCEL
                                    VALUATION
                                   (CONTINUED)

      RECONCILIATION & FINAL MARKET VALUE ESTIMATE OF UNENCUMBERED FEE
      (CONTINUED)

constructed as an investment property. The estimated rental rate was based upon "warehouse" rates and did not take into account the craneways which were attributed a separate contributory value. Market criteria was utilized in the estimates of the Income Stream as well as in the process for converting the income stream into an estimate of value. Thus, this approach is also considered to yield a fairly reliable indication of value of the project.

Historically, projects which have specialized features do not translate well in the market to alternative users. In the immediate case, the specialized features would be considered superadequacies for the typical purchaser or renter of the property and thus not fully reflective in the indications from either the SALES COMPARISON APPROACH or INCOME APPROACH TO VALUE. These extra features would have perceived "added" value to the Owner Occupant or the User needing them and thus have "Value in Use" to them, but would not likely translate into "market value" to an alternative user.

Thus, in the final analysis, in making an estimate of MARKET VALUE of the Unencumbered Fee Simple Interest in the East Yard - South Parcel Leased Property, some reliance should be given to all approaches, but most given to the SALES COMPARISON APPROACH indication, with slightly less reliance on the COST APPROACH OR INCOME APPROACH indications, and thus an estimate at the indication from the SALES COMPARISON APPROACH would be considered the best estimate of the appraised property's current market value.

Thus, after careful consideration of all factors, it is my opinion that the UNENCUMBERED FEE SIMPLE INTEREST IN AND TO THE EAST YARD-SOUTH PARCEL LEASED PROPERTY "ASSUMING UNENCUMBERED by LEASE" would have an estimated CURRENT MARKET VALUE in "As IS CONDITION", assuming a normal exposure period, of:

                    ONE MILLION FOUR HUNDRED TWENTY THOUSAND
                       AND 00/100 ($1,420,000.00) DOLLARS.

An allocation of this Unencumbered Fee Simple Interest Market Value Estimate would be:

ESTIMATED CONTRIBUTORY VALUE OF
       UNDERLYING LAND                  $     880,000
ESTIMATED CONTRIBUTORY VALUE OF
       SITE IMPROVEMENTS                $     350,000
ESTIMATED CONTRIBUTORY VALUE OF
       CRANEWAYS                        $      25,000
ESTIMATED CONTRIBUTORY VALUE OF
       BUILDINGS                        $     165,000
                                        -------------

TOTAL FEE SIMPLE MARKET
VALUE ESTIMATE                          $   1,420,000
                                        -------------

                             EAST YARD-SOUTH PARCEL
                                    VALUATION
                                   (CONTINUED)

      LEASEHOLD INTEREST VALUE ESTIMATE

The task now is to estimate the current market value, if any, of the Leasehold ownership interest in and to the appraised property held by "UNIFAB".

In the valuation of a LEASEHOLD INTEREST, the value of the LEASEHOLD INTEREST can be considered to be the difference between the estimate of the current market value of the UNENCUMBERED FEE SIMPLE INTEREST in and to the property assuming it was not encumbered by a lease and the estimate of the current market value of the LEASED FEE INTEREST in and to the property by virtue of the existing Lease. This is known as the INDIRECT METHOD.

In appraisal theory, there would be an economic value to the LEASEHOLD INTEREST if the contract rent paid under the lease to the lessor was less than the fair market rent of the property over time. This advantage on the part of the lessee would be the LEASEHOLD INTEREST in the property. The Indirect Method for estimating the value of the LEASEHOLD INTEREST, is based upon the assumption that the LEASEHOLD INTEREST is the difference between the estimate of value of the UNENCUMBERED FEE SIMPLE INTEREST and the estimate of value of the LEASED FEE INTEREST.

The DIRECT METHOD for the valuation of a LEASEHOLD INTEREST utilizes an INCOME APPROACH TO VALUE in order to estimate the Net Income to the Leasehold Interest. The LEASEHOLD INTEREST (LESSEE'S INTEREST) in a property consists of the right to receive the net income generated by subleasing the property over the term of the lease to others less the contract rent provided by the underlying lease with the landlord plus any benefits but minus any penalties, according to the provisions of the lease. Basically the valuation of a LEASEHOLD INTEREST is the present value of the Net Income to the Leasehold Interest over the term of the lease. The appropriate discount rate includes consideration of the risks inherent in receiving the income stream, as well as a comparison of rates of return available with competing investments with similar income characteristics.

According to Mr. Pete Roman ("UNIFAB" Chief Financial Officer), "UNIFAB" is currently paying three different landowners ("Lemaire", "Sutton", and "Theriot") for various portions of the "East Yard" a total rent of $198,348 per year for the use of the "East Yard" land area. This annual rental amount represents the cost of occupying and using the waterfront land area. According to Mr. Roman, the site improvements, crane systems, and buildings are the property of "UNIFAB".

Earlier in the report, the appraiser estimated the current market value of the underlying land of the East Yard-South Parcel to be $880,000 ($45,000 per acre). For purposes of this analysis, the appraiser has allocated +/-60% of the total rent for the East Yard of $198,348 to the North Parcel or about $120,348 per year and allocated +/-40% or about$78,000 per year to the "East YardSouth Parcel". The "East Yard-South Parcel" is part of the land included in the "Lemaire" lease.

                             EAST YARD-SOUTH PARCEL
                                    VALUATION
                                   (CONTINUED)

      LEASEHOLD INTEREST VALUE ESTIMATE (CONTINUED)

The "Lemaire" lease agreement has a primary term which extends from November 1, 1993, to October 31, 2003 (+/-25 months remaining). There are two option periods (10 years each). The lease agreement required a monthly payment of $9,425.35 until October 31, 1998. Thereafter and during the option periods, rental amounts are CPI adjusted. The landowner pays ad valorem taxes but is reimbursed by "UNIFAB" for the tax increase over the 1993 tax base. This is basically a "triple net" ground-lease with standard industrial lease terms (Lessee must provide proof of liability insurance, right of entry, etc.).

As a result of changes in the CPI index, current monthly rent under the "Lemarie" lease totals $113,104 per year. Approximately $78,000 of the total "Lemaire" lease rent is allocated to the "East Yard-South Parcel". As indicated, the primary terms of the ground-lease agreement extends to October 31, 2003. There are approximately 25 months remaining. The ground-lease provides for an additional two 10-year options.

The appraiser has studied rates of return relative to all types of properties. Investors typically seek rates that range from 11% to 15% for improved property. Ground-lease rental rates typically center on a 10% rate. Using a 10% rate of return on land value (10% overall capitalization rate) as the market rental rate would indicate that the "East Yard-South Parcel" land area (+/-19.53 acres) would normally generate about $88,000 per year in rental income if leased at current market rates ($880,000 estimated value x 10% rental rate).

"UNIFAB" is currently paying $78,000. Thus the contract rental amount is about $10,000 per year less than the estimated "market rent" amount for the underlying land which means that the Leasehold Estate has a small advantage in the ground-lease agreement. The difference between Contract Rental Rate and Market Rental Rate which is approximately $10,000 per year would represent a small advantage to the Leasehold Interest held by "UNIFAB" over the remaining term of the lease.

The "Lemaire" lease agreement has a remaining current term of approximately 25 months. The lease agreement has an option period or periods which extends beyond the +/-25 months remaining on the primary terms. With the rental rate increases for the option periods based upon the change in the Consumer Price Index, the rent for the option periods under the lease will likely continue to be slightly below market rates for the next ten year term. Thus a potential investor in the Leasehold Interest in this property would considered that there is a minor leasehold advantage in the underlying land lease. However, due to the fact that the Lessee, UNIFAB, has a significant investment in leasehold improvements and uses the sites for storage of oil platforms and for overflow construction from their Main Yard (West Yard), it is most certain that it would exercise it options to renew for another ten years beyond the +/-25 months remaining on the current lease term.

Therefore the appraiser has considered that "UNIFAB" would have some advantage in the underlying land lease and that the rental rate during the option period would be below market rent levels and thus an on-going future advantage.

                             EAST YARD-SOUTH PARCEL
                                    VALUATION
                                   (CONTINUED)

      LEASEHOLD INTEREST VALUE ESTIMATE (CONTINUED)

Therefore the appraiser has considered that the "Leasehold Interest in the Property" would be properly stated as the present value of the $10,000 per year "UNIFAB" Leasehold Rent Advantage in the underlying land lease over the +/-25 months remaining on the existing term.

Discounting $10,000 per year for 25 months at a market oriented 12% annual rate results in a present value estimate (rounded) of $16,700. The $16,700 estimated market value would represents the Present Value of the "UNIFAB" Leasehold Rent Advantage in the underlying land of the appraised property.

Since the "Leasehold Improvements" are owned by "UNIFAB" and it is likely that they will continue to be used for at least the next +/-12 years (current lease terms plus 10 year option), the appraiser has added the contributory value of the "UNIFAB" owned Leasehold Improvements (Buildings, Crane Systems and Site Improvements) estimated earlier in the report at about $560,000 in order to arrive at an estimate of current market value of "UNIFAB's Total Leasehold Interest in the East Yard-South Parcel Leased Property of $575,000.

MARKET VALUE ESTIMATE OF UNIFAB'S LEASEHOLD INTEREST IN THE "EAST YARD - SOUTH PARCEL" LEASED PROPERTY:

ESTIMATED CONTRIBUTORY VALUE OF
       "UNIFAB" OWNED LEASEHOLD
       IMPROVEMENTS
ESTIMATED CONTRIBUTORY VALUE OF
       SITE IMPROVEMENTS                        $ 350,000
ESTIMATED CONTRIBUTORY VALUE OF
       CRANEWAYS                                $  25,000
ESTIMATED CONTRIBUTORY VALUE OF
       BUILDINGS                                $ 165,000

TOTAL ESTIMATED CONTRIBUTORY VALUE OF
        "UNIFAB" OWNED LEASEHOLD IMPROVEMENTS                $540,000

ESTIMATED PRESENT VALUE OF RENT
        ADVANTAGE IN UNDERLYING LAND LEASES                  $ 15,000
                                                             --------
                                                             $555,000
Total

TOTAL ESTIMATED CURRENT MARKET
         VALUE OF UNIFAB'S LEASEHOLD
         INTEREST IN "EAST YARD - SOUTH
         PARCEL" LEASED PROPERTY                  -say-      $555,000
                                                             --------

                             EAST YARD-SOUTH PARCEL
                                    VALUATION
                                   (CONTINUED)

      DISPOSITION VALUE ESTIMATE

The appraiser has also been asked to estimate the CURRENT DISPOSITION VALUE of the Unifab's Ownership Interest (Leasehold Interest) in and to the appraised property UNDER A DISPOSITION MARKETING PERIOD OF 12 MONTHS OR LESS. In order to attract a Purchaser to a facility like the appraised property under a condensed marketing period of 12 months or less, it is likely that a significant discount from the market value estimate of the property would have to be given in order to entice Purchasers to acquire the Leasehold Interest in the property in a condensed marking period.

In order to estimate "Disposition Value", the appraiser has considered current market conditions for the appraised property and the likely market participants who might acquire the appraised property. The appraised property is a small sized facility and thus would have a decent potential pool of purchasers.

For the DISPOSITION VALUE analysis, the appraiser has conducted interviews of representatives of a number of companies involved in the fabrication and/or oil and gas business including analysts and consultants as well as brokers. Also considered any other adverse conditions which might affect marketability under a condensed marketing period.

In a discussion with the CFO of a competing company who acquired another large fabrication facility in 1997 stated that "if we knew what was going to happen to the fabrication business over the last few years, we would have never acquired that facility!" He went on to say that at the time they thought they were paying 30% to 40% less than its "true value". He also said that there are always a lot of people interested in smaller facilities where it doesn't take a tremendous amount of work to keep it going.

In another discussion with the CEO of a competing company who owns a similar large fabrication facility he stated that while his company is in the position to invest in another facility if the opportunity were right, he believed that "the discount would have to be hefty for an immediate sale" and went on to state that "at least a 40% to 50% discount would be necessary to get them interested'. He cautioned that holding costs, labor and retro-fit time frame would be major concerns in their decision making. He stated that "since the oil patch is currently in a depressed state that any property would have to be held for at least one year and likely more before it would make economic sense". He concluded that it would take "a significant discount" to facilitate a sale in less than 12 months. He also said that smaller facilities were more saleable.

In another discussion with the President of a competing company who owns a similar large shipyard/fabrication facility he concluded that "the discount would have to be at least a 30% to 40% to sell in less than 12 months because one would have to consider the time period to boost business to compensate for the fixed costs of ownership ".

                             EAST YARD-SOUTH PARCEL
                                    VALUATION
                                   (CONTINUED)

      DISPOSITION VALUE ESTIMATE (CONTINUED)

In discussions with a real estate broker who has brokered several very large industrial properties over the years including fabrication facilities, some of his comments were:

      -     At present there are no real buyers for large fabrication yards.

      - There must be a "carrot out there " to attract a potential buyer for a large expensive yard.

      - The typical marketing period is two to three years and to promulgate a sale in 12 months or less, the discount must be at least 30%.

      - The discount must be 30% - 50% of "normal market value "just to get the market to move on a property.

      - He was also of the opinion that a smaller yard may attract buyers at less of a discount.

In discussions with another real estate broker who has brokered several very large industrial properties over the years including fabrication facilities, some of his comments were:

      - I would tell a potential client that wants to sell a smaller fabrication facility that the marketing time will be highly dependent on where we are in the oil and gas cycle at the time the property is listed. With current depressed market conditions, I would tell them that it may take three years to sell no matter what price it is listed for.

      - I think that given the current state of the market that you could sell a small fabrication facility in 12 months or less, with a 25% to 40% "discount "from market value.

It is from this basis of information that the appraiser has attempted to quantify a discount for the East Yard - South Parcel which is Unifab's Old Yard. The "East Yard-South Parcel" complex contains +/-14,994 square feet of total gross building area on +/-19.53 acres of land and thus would qualify as a "small fabrication facility".

Based upon the above information, the appraiser would believe that a discount of about 25% from "Unencumbered Fee Simple Interest" would be appropriate in order to sell the appraised property in a condensed marketing period of 12 months or less. With Unifab's Ownership Interest being a Leasehold Interest, the "discount" is applied to the "Unencumbered Fee Simple Interest" of $1,420,000 and then the discount (+/-$355,000) deducted from the Leasehold Market Value Estimate of $555,000.

Thus, after careful consideration of all factors, it is my opinion that the LEASEHOLD INTEREST IN AND TO THE EAST YARD-SOUTH PARCEL LEASED PROPERTY would have an estimated current Disposition Value in "As IS CONDITION", assuming a condensed marketing period of 12 months or less, of:

             TWO HUNDRED THOUSAND AND 00/100 ($200,000.00) DOLLARS.

                     "ALLEN PROCESS SYSTEMS" LEASED PROPERTY
                              PROPERTY DESCRIPTION

According to information provided by the Port of Iberia lease documents, the "Allen Process Systems" Leased Property contains +/-20.585 acres. The land area is level and irregular shaped. Overall utility is good for industrial use. The tract has +/-820 feet of frontage on the south side of Port Road and +/-1,000 feet along the western bank of the Commercial Canal (navigable waterway). There is a boat slip located in the southeast corner of this parcel. A rail spur crosses the property. According to the on-site manager (Pat Segura), approximately 15 acres are superstabilized. The remainder of the site has typical stabilization features. Erosion protection is provided by +/-682 linear feet of bulkhead materials. The bulkhead along the Commercial Canal was replaced over the last two years by the Port of Iberia.

This "UNIFAB" affiliate has eight (8) major permanent buildings with a combined total building gross building area of +/-55,819 square feet. As indicated, approximately 15 acres is superstabilized (12"-15") for heavy equipment/fabrication work. The buildings appear to be 20-25 years old and are in average physical condition. The land is leased from the Port of Iberia and the buildings are reportedly owned by the Lessee, "UNIFAB". The appraiser's estimate of Current MARKET VALUE is of the Lessee's LEASEHOLD INTEREST in and to the appraised property.

The SERVICE DEPARTMENT BUILDING contains +/-7,626 square feet of gross building area. Finished heated/cooled space is +/-39% (+/-2,952 so of the building. This "Class S" building has a +/-20-foot eave and concrete slab foundation. Office areas on the ground floor and second level have average interior features (carpet, sheetrock walls, suspended ceiling panel system, recessed fluorescent lights, asphalt floor tile). The finished office space is heated/cooled via a package air-conditioning system (ground-mounted compressors). The warehouse/shop portion of the building has suspended incandescent lights, exposed metal walls/roof, and fiber-glass panels (natural light). There are two one-ton JIB CRANES in the shop. This building appears to be +/-12 years old. The useful economic life of the Service Building is estimated to be about +/-45 years. With aN estimated effective age of +/-12 years, accrued depreciation is estimated at approximately 27%. The JIB CRANES IN THE SERVICE BUILDING have expected useful life estimated at +/-30 years, with an estimated effective age oF 12 years, the appraiser has applied an estimated 40% physical depreciation rate to the Jib Cranes.

The MAIN OFFICE BUILDING is a "Class S" structure with +/-2,222 square feet of finished office space. The entire building is heated/cooled by a package air-conditioning system. Office features include carpet, prefinished wall panels, a suspended ceiling panel system, and recessed fluorescent lights. The structure is reportedly +/-20 years old. The estimate of the effective age of this building is +/-20 years. The estimated total economic life of the building is +/-45 years which implies a 44% physical depreciation rate.

Located on the west side of the Main Office Building is the SHIPPING/RECEIVING/PIPE-SPOOL BUILDING. This structure contains +/-13,547 square feet. The "Class S" facility has a heavy-duty slab foundation, exposed metal walls/roof, and fluorescent lights. The building was constructed in stages (1969, 1973, 1978). It has an +/-18 foot eave and appears to be in average physical condition. Large metal roll-up doors provide access to the building. There are several sheds (+/-480 sf) attached to the building. Several concrete work areas (+/-30,300 sf) serve as additional exterior work-stations. The building has two 3-ton bridge cranes and one 2-ton bridge crane. The condition of the structure is average. The estimated effective age of the building is +/-25

                                     VII-9

                     "ALLEN PROCESS SYSTEMS" LEASED PROPERTY
                              PROPERTY DESCRIPTION
                                   (CONTINUED)

years. With an estimated total economic life of +/-45 years, the estimated physical depreciation rate is 56%. The CRANE SYSTEMS IN THE
SHIPPING/RECEIVING/PIPE-SPOOL BUILDING have an estimated effective age off 15 years and an estimated total useful life of +/-30 years, the accrued physical depreciation estimate is 50%.

The MAIN FABRICATION SHOP contains +/-24,476 square feet of gross building area. This "Class S" structure was constructed in stages (1977, 1982) and appears to be in average physical condition. Construction features include a heavy-duty concrete slab foundation, metal walls/roof, and a 50-foot eave. The building has two 50-ton bridge cranes (+/-70' span, +/-340' rail, automatic controls), one 10-ton bridge crane, and one 1-ton bridge crane (+/-15' span, +/-90' rail, automatic controls). The estimated total economic life of the structure is +/-45 years while the cranes would have an estimated total useful life of +/-30 years. The estimated effective age of the building is about +/-20 years which implies a +/-44% accrued physical depreciation rate. The CRANE SYSTEMS appears to be +/-12 years old and the estimated accrued physical depreciation rate is 40%.

The SAND BLAST SHED contains +/-1,410 square feet. This "Class S" building is +/-10 years old and is open on its east end. This structure is in average physical condition and has an estimated effective age of +/-10 years. Based on an estimated total useful life of +/-40 years, the accrued physical depreciation rate is estimated at 25%

The +/-1,632 square foot MAINTENANCE SHED is +/-10years old and appears to be in average condition. It has a concrete floor and metal walls/roof. This structure would have an effective age of+/-10 years. The accrued physical depreciation rate, based on an estimated 40 year total useful life is 25%.

The FUEL BIN contains +/-180 square feet and has a metal roof, open sides, and concrete foundation. The estimated effective age of this structure is +/-10 years, based on an estimated 20 years implies an estimated accrued physical depreciation rate of 50%.

The "Class S" FOREMAN'S OFFICE BUILDING contains +/-246 square feet. The walls and roof are corrugated metal. The interior is modest. The estimated effective age of this structure is +/- 15 years, based on an estimated 45 year total useful life implies an estimated accrued physical depreciation rate of 33%.

According to Mr. Pat Segura of "Allen Process Systems", approximately 15 acres of the yard area is SUPER-STABILIZED. The estimated total useful life of the super-stabilization (12"-15" deep) material is +/-40 years. The observed effective age of the super-stabilized area is +/-10 years or +/-25% imputed accrued physicaL depreciation rate. STEEL BULKHEAD along the boat slip and TIMBER BULKHEAD along the Commercial Canal totals +/-682 linear feet. The estimated useful economic life of the STEEL BULKHEAD material is +/-35 years. The STEEL BULKHEAD material is in good condition and it has an estimated effective age of 10 years. This implies an estimated accrued physical deterioration rate of +/-28.5%.

                                     VII-10

                     "ALLEN PROCESS SYSTEMS" LEASED PROPERTY
                              PROPERTY DESCRIPTION
                                   (CONTINUED)

The estimated total useful economic life of the TIMBER BULKHEAD material is +/-25 years. The bulkhead material is in good condition having been replaced within the last years. It therefore has an estimated effective age of 0 years. The indicated accrued physical depreciation rate is 0%.

IT IS IMPORTANT TO NOTE THAT THERE ARE A NUMBER OFPORTABLE BUILDINGS ON THE SITE INCLUDING office TRAILERS AND MOVABLE METAL BUILDINGS WHICH ARE NOT INCLUDED IN THIS VALUATION of THE "REAL ESTATE" BECAUSE THEY ARE CONSIDERED "PERSONAL PROPERTY"

                                    VALUATION

As indicated, the underlying land is owned by the Port oflberia. "Allen Process Systems" is the leasehold owner of the buildings and site improvements. The current contract rental amount for the right to use and occupy the property owned by "The Port" is $49,445.50.

In order to value the LEASEHOLD INTEREST in and to the property leased from the Port of Iberia, the appraiser has first estimated the value of the Fee Simple Ownership Interest relative to the entire "Allen Process System" facility (i.e. assuming it were unencumbered by lease). By comparing estimated market rent to contract rent, we can effectively determine the value, if any, of the Leasehold Interest.

In order to estimate the current value of the FEE SIMPLE OWNERSHIP INTEREST "ASSUMING UNENCUMBERED BY LEASE", the appraiser has utilized a COST APPROACH analysis, SALES COMPARISON APPROACH analysis, and INCOME APPROACH analysis.

COST APPROACH

The estimated value of the underlying +/-20.585 acre waterfront site "assuming vacant and unencumbered by lease" was estimated earlier in the report in the SITE VALUATION section to be $1,030,000 ($50,000 per acre, rounded).

The cost analysis is based on cost data provided by a Cost Consultant (Fred Moran) for the prior appraisal assignment performed in May 2000 which have been indexed to date of appraisal. The accrued depreciation estimates are based on the appraiser's observations during the inspections of the property made in October 2001.

Based on our inspection of the "Allen Process Systems" building improvements, deferred maintenance is negligible.

                                     VII-11

                     "ALLEN PROCESS SYSTEMS" LEASED PROPERTY
                                    VALUATION
                                   (CONTINUED)

      COST APPROACH (CONTINUED)

The appraiser has estimated and applied a 15% value loss to account for functional and/or economic obsolescence to most of the "Allen Process Systems" buildings and site improvements. Because of the specialized nature of the Fabrication Building, Shipping/Receiving/Pipe-Spool Building and the small buildings attached to them, an estimated 20% rate is applied. The Main Office Building is considered more functional for most uses and thus only a 10% Functional/ Economic Obsolescence rate is estimated for it. The 10% to 20% estimated value loss estimate reflects the general-use nature of most of the buildings and the site improvements. The percentage of loss is applied to the cost new of each improvement because this is the manner in which the 10% to 20% loss factors was derived.

Based on the preceding analysis of estimated replacement cost and estimates of the various components of accrued depreciation, the ESTIMATED MARKET VALUE OF THE UNENCUMBERED FEE SIMPLE INTEREST IN AND TO THE "ALLEN PROCESS SYSTEMS" LEASED PARCEL "ASSUMING UNENCUMBERED BY LEASE" is summarized on the following page.

                     "ALLEN PROCESS SYSTEMS" LEASED PROPERTY
                                    VALUATION
                                   (CONTINUED)

RECAPITULATION OF COST APPROACH
                ESTIMATED CONTRIBUTORY VALUE OF BUILDING IMPROVEMENTS:
SERVICE BUILDING

          Estimated Replacement Cost New                  $  204,700
          Less: Physical Depreciation (27%)                  (55,300)
          Less: Economic/Functional Loss (15%)               (30,700)
          Estimated Contributory Value of                 ----------
                 Service Building                                           $118,700

                 SERVICE SHOP CRANES

          Estimated Replacement Cost New                  $    3,600
          Less: Physical Depreciation (40%)                   (1,400)
          Less: Economic/Functional Loss (15%)                  (500)
          Estimated Contributory Value of                 ----------
                 Service Shop Cranes                                           1,700

                 MAIN OFFICE BUILDING

          Estimated Replacement Cost New                  $   92,600
          Less: Physical Depreciation (44%)                  (40,700)
          Less: Economic/Functional Loss (10%)                (9,300)
          Estimated Contributory Value of                 ----------
                 Main Office Building                                         42,600

                 SHIPPING/RECEIVING/PIPE-SPOOL BLDG.

          Estimated Replacement Cost New                  $  512,700
          Less: Physical Depreciation (56%)                 (287,100)
          Less: Economic/Functional Loss (20%)              (102,500)
          Estimated Contributory Value of                 ----------
                 Shipping/Receiving/Pipe Spool Bldg.                         123,100

                 PIPE-SPOOL BUILDING CRANE SYSTEMS

          Estimated Replacement Cost New                  $  115,900
          Less: Physical Depreciation (50%)                  (58,000)
          Less: Economic/Functional Loss (20%)               (23,100)
          Estimated Contributory Value of                 ----------
                 Pipe-Spool Building Crane Systems                            34,800
                                                                            --------

SUB-          - THIS PAGE                                                   $320,900

                                    VII - 13

                     "ALLEN PROCESS SYSTEMS" LEASED PROPERTY
                                    VALUATION
                                   (CONTINUED)

         COST APPROACH (CONTINUED)

RECAPITULATION OF COST APPROACH (CONTINUED)

SUB-          FROM PRIOR PAGE                                                $  320,900
TOTAL

              FABRICATION SHOP
       Estimated Replacement Cost New               $      696,100
       Less: Physical Depreciation (44%)                  (306,300)
       Less: Economic/Functional Loss (20%)               (139,200)
                                                    --------------
       Estimated Contributory Value of
              Fabrication Shop                                                  250,600

              FABRICATION SHOP CRANES
       Estimated Replacement Cost New               $      360,000
       Less: Physical Depreciation (40%)                  (144,000)
       Less: Economic/Functional Loss (20%)                (72,000)
                                                    --------------
       Estimated Contributory Value of
              Fabrication Shop Cranes                                           144,000

              SANDBLAST SHED
       Estimated Replacement Cost New               $       14,600
       Less: Physical Depreciation (25%)                    (3,700)
       Less: Economic/Functional Loss (20%)                 (2,900)
                                                    --------------
       Estimated Contributory Value of
              Sandblast Shed                                                      8,000

              MAINTENANCE SHED
       Estimated Replacement Cost New               $       23,200
       Less: Physical Depreciation (25%)                    (5,800)
       Less: Economic/Functional Loss (20%)                 (4,600)
                                                    --------------
       Estimated Contributory Value of
              Maintenance Shed                                                   12,800

              FOREMAN'S OFFICE BUILDING
       Estimated Replacement Cost New               $        3,000
       Less: Physical Depreciation (33.3%)                  (1,000)
       Less: Economic/Functional Loss (20%)                   (600)
                                                    --------------
       Estimated Contributory Value of
              Foreman's Office Building                                           1,400
                                                                             ----------

       TOTAL ESTIMATED CONTRIBUTORY VALUE OF BUILDING IMPROVEMENTS:          $  737,700

                     "ALLEN PROCESS SYSTEMS" LEASED PROPERTY
                                    VALUATION
                                   (CONTINUED)

         COST APPROACH (CONTINUED)

RECAPITULATION OF COST APPROACH (CONTINUED)

         TOTAL ESTIMATED CONTRIBUTORY VALUE OF BUILDING IMPROVEMENTS:
         FROM PRIOR PAGE                                                                          $  737,700

         ESTIMATED CONTRIBUTORY VALUE OF SITE IMPROVEMENTS:
                 FUEL BIN

         Estimated Replacement Cost New                                 $     1,200
         Less: Physical Depreciation (50%)                                     (600)
         Less: Economic/Functional Loss (20%)                                  (200)
                                                                        -----------
         Estimated Contributory Value of
                 Fuel Bin

                                                                                                         400

                 STEEL BULKHEAD MATERIAL

         Estimated Replacement Cost New                                 $   377,000
         Less: Physical Depreciation (28.5%)                               (107,400)
         Less: Economic/Functional Loss (20%)                               (75,400),
                                                                        -----------
         Estimated Contributory Value of
                 Steel Bulkhead Material

                                                                                                     194,200

                 TIMBER BULKHEAD MATERIAL

          Estimated Replacement Cost New                                $   632,500
          Less: Physical Depreciation (0%)                                       (0)
          Less: Economic/Functional Loss (20%)                             (126,500)
                                                                        -----------
          Estimated Contributory Value of
                 Timber Bulkhead Material                                                            506,000
                 SUPER-STABILIZED YARD AREA

          Estimated Replacement Cost New                                $   982,000
          Less: Physical Depreciation (25%)                                (245,500)
          Less: Economic/Functional Loss (20%)                             (196,400)
                                                                        -----------
          Estimated Contributory Value of
                 Super-Stabilized Yard Area                                                          540,100
                                                                                                  ----------

          TOTAL ESTIMATED CONTRIBUTORY VALUE OF SITE IMPROVEMENT                                  $1,240,700

          ESTIMATED CURRENT MARKET VALUE OF

          UNDERLYING LAND "AS IF VACANT"
          (+/-20.585 acres @ $50,000/acre,
          rounded)                                                                                $1,030,000
                                                                                                  ----------

          TOTAL                                                                                   $3,008,400

           TOTAL ESTIMATED CURRENT MARKET VALUE
           OF UNENCUMBERED FEE SIMPLE INTEREST
           IN ALLEN PROCESS SYSTEMS LEASED PROPERTY
           VIA COST APPROACH TO VALUE                                      -SAY-                  $3,010,000
                                                                                                  ----------

                                    VII - 15

                     "ALLEN PROCESS SYSTEMS" LEASED PROPERTY
                                    VALUATION
                                   (CONTINUED)

          INCOME APPROACH

The Income Approach is the procedure in appraisal analysis which converts anticipated benefits (dollar income or amenities) to be derived from the ownership of property into a value estimate. In the Income Approach to Value, the gross annual income attributable to the subject property is estimated. From this amount, all applicable expenses are deducted. The anticipated future net operating income and reversion are then discounted to present value at a market supported rate.

Because of the anticipated stable nature of "Allen Process Systems" income and expenses, the appraiser has utilized the Direct Capitalization Method.

In order to estimate potential gross income, the appraiser has analyzed comparative rent data. In the ADDENDUM of this report are the Industrial Rent Comparables utilized for this analysis. The "Allen Process Systems" facility has buildings with a total gross building area of +/-55,819 square feet. This is a large industrial complex in average physical condition. Large industrial facilities rarely lease and are typically owner-occupied. The appraiser has some limited comparative rental data relative to large industrial facilities. Although "sketchy", the income data is sufficient to allow the appraiser to perform an income analysis of the "Allen Process Systems" facility. In addition to comparative rental data, we have interviewed several industrial operators who provided additional input into the income analysis.

The Contributory Value of the Site Improvements and Crane Systems in the COST APPROACH TO VALUE is about $1,240,700 for the Site Improvements and about $180,500 for the Craneway Systems for a total of about $1,421,200. None of the Rent Comparables studied have extensive site improvements and crane systems (like "Allen Process Systems"). The appraiser therefore has added the estimated contributory value ($1,375,000) of these items to the value estimated based upon the Income Approach to Value.

Comparative income data indicates that those large industrial properties which are leased are often leased "triple net". The Lessee is typically responsible for most operating expenses. The Lessor (landlord) pays for the cost of structural maintenance, replacement reserves, and management.

The Rent Comparable indicate "triple net" rental rates between $3.00 and $4.50 per square foot per year. Based upon this data, the appraiser has concluded a mid-range rental rate of about $3.50 per square foot for the buildings of the appraised facility. This estimate of overall market rent for the appraised facility reflects the fact that the "Allen Process Systems" facility has a waterfront location inside a preferred industrial development. Waterfront acreage is considered superior to U. S. Highway 90 non-waterfront sites. The "Allen Process Systems" industrial complex is in average condition and although the office portion (+/-5,420 sf) is only 9.7% of the total building complex, the waterfront location is a superior attribute which tends to increase the rental rate. Based upon this analysis, the estimated current market rent projected for the "Allen Process Systems" facility would be about $195,000 per year.

                                    VII - 16

                     "ALLEN PROCESS SYSTEMS" LEASED PROPERTY
                                    VALUATION
                                   (CONTINUED)

           INCOME APPROACH (CONTINUED)

Income loss due to vacancy and collection problems should not be significant. "The Port" development is full and with strong demand for waterfront locations, vacancy should be minimal. The appraiser has projected a Vacancy and Credit Loss Allowance of 5% of gross income.

As indicated by our market study, many industrial facilities are leased on a "triple net" basis. The estimated market rental rate assumes that the Lessee would be responsible for all operating expenses except management and replacement reserves.

The estimated management expense is based upon +/-5% of effective gross income or about $9,300 per year. Local property managers typically charge 3%-10% for management responsibilities. The "Allen Process Systems" building complex is a large "Class S" facility with a simple design and management responsibilities should be relatively routine.

For other operating expenses of a Lessor under a Triple Net Lease, the appraiser has estimated Structural maintenance at about $0.20 per square foot or about $11,000 per year. The tenant(s) will presumably be responsible for routine maintenance and repairs. Hazard insurance will cover the cost of some repairs and since the analysis includes a Replacement Reserve Allowance for short-lived building components, structural maintenance costs should not be excessive.

Very few industrial owners and lessors include a Reserve for Replacement Allowance in their expense statements. Each property owner interviewed believed that a replacement should be handled from cash flow at the time of the replacement. Further, most believe that the typical holding period eliminates the need for a reserve. Several property owners were consulted and each believed that the idea of a reserve is theoretically a "good idea", but in the local industrial market it generally is not practiced.

Regardless, the appraiser believes a prudent investor would set aside funds to replace worn floor cover, ceiling panels, and faulty air-conditioning compressors. The appraiser has estimates that a reasonable amount would be about $0.10 per square foot of gross building area. This amounts to about $5,600 per year and is consistent with the age/condition of the office/warehouse building complex and also with national industrial investor criteria.

The next step is to estimate the proper income capitalization rate. Based on the appraiser's study of comparative capitalization rate data, the appraiser has concluded an overall capitalization rate applicable to the appraised property to be a rate in the range of 11% to 12%. This is consistent with the age, physical condition, size, and location of the "Allen Process Systems" industrial complex. Based upon the analysis of this data, the appraiser has concluded an appropriate overall capitalization rate for the appraised properties would be 11 %. This is consistent with the age, physical condition, size, and location of the "Allen Process Systems" industrial complex.

The income analysis is summarized on the next page. The depreciated cost of the site improvements and crane systems are added as separate items because the Rent Comparables do not contain crane systems and/or site improvements comparable to the "Allen Process Systems" Facility.

                                    VII - 17

                     "ALLEN PROCESS SYSTEMS" LEASED PROPERTY
                                    VALUATION
                                   (Continued)

          Income Approach (Continued)

RECONSTRUCTED OPERATING STATEMENT
"ALLEN PROCESS SYSTEMS" LEASED
PROPERTY

         Potential Gross Income
         Buildings and Normal Land Area
         55,819 S.F. GBA x $3.50/S.F.                           $  195,400

         Less: Vacancy and Collection Loss
         Estimated @ 5%                                         $    9,800
                                                                ----------
         Effective Gross Income                                                       $    185,600

         Less: Operating Expenses
         Real Estate Taxes                                       by tenant
         Building Insurance                                      by tenant
         Management (5%)                                             9,300
         Repairs/Maintenance (routine)                           by tenant
         Utilities                                               by tenant
         Janitorial                                              by tenant
         Structural Maintenance                                 $   11,000
         Replacement Reserves                                   $    5,600
                                                                ----------
         Total Operating Expenses                                                     $     25,900
                                                                                      ------------
         Net Operating Income                                                         $    159,700

 DIRECT CAPITALIZATION PROCESS

         Net Operating Income Capitalized at 11 % Overall Cap Rate
          $159,700= .1100                          =                                   $  1,448,636
         INDICATED MARKET VALUE OF BUILDINGS
         AND NORMAL LAND AREA VIA
         INCOME APPROACH TO VALUE                                    -say-                           $  1,450,000
                                                                                                     $  1,250,000

ADD:      ESTIMATED CONTRIBUTORY VALUE OF SITE IMPROVEMENTS

                                                                                                     $    175,000
ADD:      ESTIMATED CONTRIBUTORY VALUE OF CRANE SYSTEMS                                              ------------

                                                                                                     $  2,875,000
Total Estimated Property Value

          TOTAL ESTIMATED CURRENT MARKET VALUE
          OF UNENCUMBERED FEE SIMPLE INTEREST
          IN ALLEN PROCESS SYSTEMS LEASED PROPERTY
          VIA INCOME APPROACH TO VALUE                              -SAY-
                                                                                                     $  2,875,000
                                                                                                     ------------

                                     VII - 18

                    "ALLEN PROCESS SYSTEMS" LEASED PROPERTY
                                    VALUATION
                                   (CONTINUED)

     SALES COMPARISON APPROACH

The SALES COMPARISON APPROACH involves direct comparisons of the property being appraised to similar properties that have sold in the same or in a similar market in order to derive a Market Value indication for the property being appraised.

Located in the ADDENDUM of this report are the detailed write-ups of the industrial property sales (Improved Comparable Sales) utilized for this appraisal assignment. For the analysis of the "Allen Process Systems" Leased Property, the appraiser has selected Improved Comparable Sale Nos. 1, 2, 3, and
4. The emphasized sales are summarized on the following chart.

                                            ESTIMATED
                                             BUILDING           VALUE
SALE          EFFECTIVE                    CONTRIBUTORY         PSF
NO.           SALE PRICE        DATE          VALUE           BUILDING
-------       ------------      -----      -----------        ---------
1             $  2,100,000      06/01      $    300,000       $   13.42

2             $  1,806,948      12/00      $    488,948       $    7.98

3             $  1,500,000      09/00      $    765,000       $   15.57

4             $  2,960,625      06/98      $    420,625       $   10.58

These four industrial property sales are considered to be the best available indicators of value for the appraised property. Land values and equipment (if any) are extracted based on comparative land sales and information provided by a party familiar with the sale transaction. Equipment typically has a contributory value less than its depreciated cost. Contributory Land value estimates are based on comparable neighborhood land sales.

The sales selected have been chosen due to their similarities based on building sizes, ages, condition, and date of sale.

Each Improved Comparable Sale involved the transfer of Fee Simple ownership rights or market oriented Leased Fee ownership rights. In the current analysis, the appraiser is estimating the current market value of the Unencumbered Fee Simple ownership rights in the "Allen Process Systems" Leased Property "assuming unencumbered by lease". Accordingly, no adjustment is considered necessary for "property rights conveyed".

No adjustment is considered necessary to Improved Comparable Sales for "expenditures immediately after purchase". This was verified during our interview of the sale participants (Vendor, Vendee, sales agent, appraiser, etc.).

                                    VII - 19

                    "ALLEN PROCESS SYSTEMS" LEASED PROPERTY
                                   VALUATION
                                  (CONTINUED)

          SALES COMPARISON APPROACH (CONTINUED)

Market Conditions" reflect the change in the prices paid for real property due to changes in market conditions and the purchasing power of money over time. This adjustment is derived by analyzing changes that have occurred over time and determining their effect on the property during the time period. Changes may result in appreciation or depreciation in value due to inflation or deflation. Although this adjustment is often referred to as a "time" adjustment, time is not the cause of the adjustment. Market conditions which shift over time create the need for an adjustment, not time itself. The four sales are relatively recent and thus only a minor upward time adjustment is considered necessary with the largest adjustment to Improved Comparable Sale No. 4 which occurred in June 1998.

In the Breakdown Method Analysis for each sale, the contributory land value is extracted from or deducted from each sale price in order to arrive at a contributory value of the building improvements. Since "location" differentials are typically reflected in underlying land value, the appraiser has not applied a "location" adjustment to the Improved Comparable Sales.

The necessary adjustments required tend to center on "building size", "condition/construction quality", "office percentage", and "economic characteristics".

Building size is often a factor. Among similar office and industrial buildings, smaller sized buildings tend to sell for more per unit that comparable larger buildings.

The "Allen Process Systems" complex contains a gross building area of +/-55,819 square feet. The sizes of the comparable building sales range between 22,356 square feet (Sale 1) to 61,241 square feet (Sale 2). Due to the imperfect nature of the real estate market, size adjustments are not mathematically precise. The trend, however, is clear. Smaller sized facilities typically sell for more per unit than comparable larger sized buildings (and vice verse). Thus, the "size" adjustments are not considered significant to the sales being in the 5% to 10% range.

Adjustments for "Age/Condition/Quality" are based on age/life comparisons, overall condition and "Office percentage". The greater the percentage of office space, the greater, generally speaking, the value of the building. The "Allen Process Systems" complex has +/-5,420 square feet of office space which is only +/-9.7% of total building square footage. This low percentage range of office space suggests a low-range value per square foot.

The sales comparison analysis adjustment analysis is summarized on the following adjustment grid.

                                    VII - 20

                     "ALLEN PROCESS SYSTEMS" LEASED PROPERTY
                                    VALUATION
                                   (CONTINUED)

     SALES COMPARISON APPROACH (CONTINUED)

The sales analysis grid reflects a contributory building unit value range prior to adjustments between $7.98 and $15.57 per square foot. Sale I is the most recent sale and indicates a unit value of $13.42 per square foot. It was a newer facility and thus in better overall condition, but had no office space included in the sale. Sale 2 included a mix of similar older buildings on the site which had more overall square footage and had a higher percentage (24%) of office/finished space. Sale 3 is a newer industrial structure in the local market which had only 5% of office/finished space. Sale 4 also included a mix of similar older buildings on the site which had similar gross building areas, but had a slightly higher percentage (18%) of office/finished space.

After adjustments for noted differences, these four sales reflect a range of unit values for the building improvements on the appraised property of $8.78 to $9.66 per square foot with a mean indication of $9.30 per square foot and a median indication of $9.37 per square foot.

The appraised facility is relatively large which also supports a unit value from the low end of the range. Based on these considerations, the appraiser has concluded a low mid-range unit value estimate for the appraised facilities buildings of about $9.35 per square foot.

                            SALES COMPARISON APPROACH
                       ALLEN PROCESS SYSTEMS LEASED PARCEL
                        COMPARABLE SALE ADJUSTMENT CHART
              PRICE PER SQUARE FOOT OF GROSS BUILDING AREA ANALYSIS
                   CONTRIBUTORY VALUE OF BUILDING IMPROVEMENTS

                                    [OMITTED]

                                RECAPITULATION OF
                       SALES COMPARISON APPROACH TO VALUE
                       ALLEN PROCESS SYSTEMS LEASED PARCEL

BREAKDOWN METHOD ANALYSIS

CONTRIBUTORY VALUE OF BUILDINGS IMPROVEMENTS
                55,819 S.F. @           $9.35 /S.F. AVG.
TOTAL CONTRIBUTORY VALUE OF BUILDING IMPROVEMENTS                 $      521,900

CONTRIBUTORY VALUE OF SITE IMPROVEMENTS
                Steel and Timber Bulkheads & Stabilized Areas
                                                                  $    1,250,000
TOTAL CONTRIBUTORY VALUE OF SITE IMPROVEMENTS

CONTRIBUTORY VALUE OF CRANE SYSTEMS                               $      175,000

                CONTRIBUTORY SITE VALUE
                   20.585 Acres @ $50,000.00 /Acre                $    1,030,000
                                                                  --------------

TOTAL                                                             $    2,976,900

TOTAL ESTIMATED CURRENT MARKET VALUE
OF UNENCUMBERED FEE SIMPLE INTEREST IN
ALLEN PROCESS SYSTEMS LEASED PARCEL
VIA SALES COMPARISON APPROACH TO VALUE      -SAY-                 $    2,980,000
                                                                  --------------

                     "ALLEN PROCESS SYSTEMS" LEASED PROPERTY
                                    VALUATION
                                   (CONTINUED)

         RECONCILIATION & FINAL MARKET VALUE ESTIMATE OF UNENCUMBERED FEE

The indications of current market value of the Unencumbered Fee Simple Interest in and to the "Allen Process Systems" Leased Property "As if Unencumbered by Lease" from the three approaches to value utilized in this report are:

COST APPROACH              $     3,010,000
INCOME APPRAOCH            $     2,875,000
SALES COMPARISON           $     2,980,000

In analyzing the three approaches to value used in this report for the Unencumbered Fee Simple Interest, it is important to consider and weigh the inherent merits and weaknesses of each.

The Cost APPROACH gives us a good idea of the Physical Value of the appraised property, i.e. - the cost to replace the physical structures. For relatively new or proposed properties without functional or economic obsolescence, when the actual costs are based upon competitive bids, this is generally an excellent indicator of value. In "normal" market situations, where the site is developed to its highest and best use and there is balance between demand and supply, the Cost Approach is generally considered to be a good value indicator. However, there is still a considerable amount of external obsolescence present in the market. The appraiser has attempted to accurately portray the prevailing market conditions in the estimates of various forms of accrued depreciation, and a comparison of the value conclusions in the COST AND SALES COMPARISON APPROACHES seem to show that the COST APPROACH is a relatively effective indicator of the Market Value of the appraised property. However, the COST APPROACH and its resultant value estimate is based upon costs and not upon the economics of the project.

The SALES COMPARISON APPROACH is most sensitive to direct actions by purchasers and sellers for office/warehouse properties. It is also the approach best understood by the layman and generally yields the best indication of value. The appraiser analyzed a number of sales of other industrial facilities from the general area. While there are sales of industrial buildings available, the data is not always truly comparable to the appraised facility which is a specialized manufacturing property. Considerable adjustment is necessary to the comparable sales, which tends to weaken the approach. These sales which were the most recent sales of similar sized industrial facilities provided a good basis for comparison to the appraised property and thus yielded a credible indication of value.

The INCOME APPROACH is generally considered the most reliable method in which to estimate the value of income producing properties. This method reflects the present value of the future benefits to the income stream, and therefore, indirectly reflects the actions of typical buyers and sellers in the market for investment properties. In the immediate case, the appraised property, was originally designed and built for specialized manufacturing. The buildings have a number of specialized features which would generally not be placed in a building which was

                                     VII-24

                     "ALLEN PROCESS SYSTEMS" LEASED PROPERTY
                                    VALUATION
                                   (CONTINUED)

         RECONCILIATION & FINAL MARKET VALUE ESTIMATE OF UNENCUMBERED FEE (CONTINUED)

constructed as an investment property. The estimated rental rate was based upon "warehouse" rates and did not take into account the craneways which were attributed a separate contributory value. Market criteria was utilized in the estimates of the Income Stream as well as in the process for converting the income stream into an estimate of value. Thus, this approach is also considered to yield a fairly reliable indication of value of the project.

Historically, projects which have specialized features do not translate well in the market to alternative users. In the immediate case, the specialized features would be considered superadequacies for the typical purchaser or renter of the property and thus not fully reflective in the indications from either the SALES COMPARISON APPROACH OR INCOME APPROACH TO VALUE. These extra features would have perceived "added" value to the Owner Occupant or the User needing them and thus have "Value in Use" to them, but would not likely translate into "market value" to an alternative user.

Thus, in the final analysis, in making an estimate of MARKET VALUE of the Unencumbered Fee Simple Interest in the Allen Process Systems Leased Property, some reliance should be given to all approaches, but most given to the the SALES COMPARISON APPROACH indication, with slightly less reliance on the COST APPROACH OR INCOME APPROACH indications, and thus an estimate at the indication from the SALES COMPARISON APPROACH would be considered the best estimate of the appraised property's current market value.

Thus, after careful consideration of all factors, it is my opinion that the UNENCUMBERED FEE SIMPLE INTEREST IN AND TO THE ALLEN PROCESS SYSTEMS LEASED PROPERTY "ASSUMING UNENCUMBERED BY LEASE" would have an estimated current market value in "As IS CONDITION", assuming a normal exposure period, of:

               TWO MILLION NINE HUNDRED FIFTY THOUSAND AND 00/100
                            ($2,950,000.00) DOLLARS.

An allocation of this Unencumbered Fee Simple Interest Market Value Estimate would be:

ESTIMATED CONTRIBUTORY VALUE OF
       UNDERLYING LAND                     $   1,030,000
ESTIMATED CONTRIBUTORY VALUE OF
       SITE IMPROVEMENTS                   $   1,250,000
ESTIMATED CONTRIBUTORY VALUE OF
       CRANEWAYS                           $     175,000
ESTIMATED CONTRIBUTORY VALUE OF
       BUILDINGS                           $     495,000
                                           -------------
TOTAL FEE SIMPLE MARKET
VALUE ESTIMATE                             $   2,950,000
                                           -------------

                                     VII-25

                     "ALLEN PROCESS SYSTEMS" LEASED PROPERTY
                                    VALUATION
                                   (CONTINUED)

     LEASEHOLD INTEREST VALUE ESTIMATE

The task now is to estimate the current market value, if any, of the Leasehold ownership interest in and to the appraised property held by "UNIFAB".

In the valuation of a LEASEHOLD INTEREST, the value of the LEASEHOLD INTEREST can be considered to be the difference between the estimate of the current market value of the UNENCUMBERED FEE SIMPLE INTEREST in and to the property assuming it was not encumbered by a lease and the estimate of the current market value of the LEASED FEE INTEREST in and to the property by virtue of the existing Lease.This is known as the INDIRECT METHOD.

In appraisal theory, there would be an economic value to the LEASEHOLD INTEREST if the contract rent paid under the lease to the lessor was less than the fair market rent of the property over time. This advantage on the part of the lessee would be the LEASEHOLD INTEREST in the property. The Indirect Method for estimating the value of the LEASEHOLD INTEREST, is based upon the assumption that the LEAfSEHOLD INTEREST is the difference between the estimate of value of the UNENCUMBERED FEE SIMPLE INTEREST and the estimate of value of the LEASED FEE INTEREST.

The DIRECT METHOD for the valuation of a LEASEHOLD INTEREST utilizes an INCOME APPROACH TO VALUE in order to estimate the Net Income to the Leasehold Interest. The LEASEHOLD INTEREST (LESSEE'S INTEREST) in a property consists of the right to receive the net income generated by subleasing the property over the term of the lease to others less the contract rent provided by the underlying lease with the landlord plus any benefits but minus any penalties, according to the provisions of the lease. Basically the valuation of a LEASEHOLD INTEREST is the present value of the Net Income to the Leasehold Interest over the term of the lease. The appropriate discount rate includes consideration of the risks inherent in receiving the income stream, as well as a comparison of rates of return available with competing investments with similar income characteristics.

"Allen Process Systems" is presently paying annual rent to the Port of Iberia in the amount of $49,445.50. This rent represents the cost of occupying and using "The Port" owned property (land only). The site improvements, crane systems, and buildings are considered to be the property of "Allen Process Systems". Earlier in the report, the appraiser estimated the current market value of the Funderlying land to be $1,030,000 (or about $50,000 per acre).

"Allen Process Systems" is presently paying rent based on terms and conditions stipulated by the Port of Iberia Board of Commissioners. "The Port" is an economic entity owned by the State of Louisiana. The Port of Iberia is "a port, harbor, and terminal district of the State of Louisiana Port property is governed by the Port Board of Commissioners. Lease rates are based on appraised values and improvement costs. The current annual rental rate has been established by the Port Board of Commissioners based upon "6% of appraised value". According to the Port of Iberia Master Lease Agreement, "Port premises are leased for the sole purpose of erecting, constructing, operating, and maintaining Port facilities and appurtenances, and for a receiving, shipping, manufacturing, assembling, repair, service and storage terminal and for all other legal purposes incidental thereto".

                                     VII-26

                    "ALLEN PROCESS SYSTEMS" LEASED PROPERTY
                                   VALUATION
                                  (CONTINUED)

          LEASEHOLD INTEREST VALUE ESTIMATE (CONTINUED)

As indicated, "Allen Process Systems" currently pays an annual rental of $49,445.50 to "The Port". According to information provided by Roy Pontiff, Executive Director of the Port of Iberia, the $49,445.50 rent total represents annual payment for land only. There is a pending "bulkhead agreement" but this document has not been executed. The bulkhead work has been completed, but not accepted by the Port. The approximate cost of this new bulkheading was $575,000 for direct costs and about $57,500 for indirect costs for a total cost of about $632,500. Thus, Allen Process Systems will begin paying on this increase for the next lease year based upon 6% of this investment or about $37,950 per year. Thus, their total rent for future years will be about $87,400.

The primary term of the ground-lease agreement extended from January 1, 1977, to December 31, 1986. Port of Iberia Executive Director Roy Pontiff indicates that "Allen Process Systems" has exercised the second 10-year option which will extend to December 31, 2006 (approximately 5.25 years remaining). A third 10-year option period is available (January 1, 2007-December 31, 2016).

The appraiser has studied rates of return relative to all types of properties. Investors typically seek rates that range from 11% to 15% for improved property. Ground-lease rental rates typically center on a 10% rate. Using a 10% rate of return on land value (10% overall capitalization rate) as the market rental rate would indicate that the "Allen Process Systems" land area (+/-20.585 acres) would normally generate about $103,000 per year in rental income if leased at current market rates ($1,030,000 estimated value x 10% rental rate).

"Allen Process Systems" is currently paying $49,445.50, but will increase to about $87,400 per year with the new Bulkhead. Based upon the above analysis, it would be apparent that the current rental rate is a "below market" rental amount because it is based on a "below market" rate of return (6%) on the underlying land. "The Port" is a public entity which exists to create jobs and bolster the local economy. "Below market" lease rates are utilized to attract industrial tenants who in turn provide employment and income to the local economy. Thus, a tenant like "Allen Process Systems" pays $49,445.50 per year and has a definite market advantage because the market rental rate on the underlying land it is leasing is much greater ($103,000).

The difference between Contract Land Rental Rate and Market Land Rental Rate which is approximately $53,550 per year on the underlying land lease would represent an advantage to the Leasehold Interest held by "Allen Process System" over the remaining term of the lease.

In addition, "Allen Process Systems" will be paying about $38,000 per year under the new Bulkhead Agreement. Based upon the above analysis, it would be apparent that the current rental rate is a "below market" rental amount because it is based on a "below market" rate of return (6%) on the cost of the bulkhead while in normal practice, "Allen Process Systems" would have to expend the $632,500 and amortize this cost by borrowing the money at current market rates of about 8.5% and paying it off over a normal loan period of say fifteen years.

                                     VII-27

                     "ALLEN PROCESS SYSTEMS" LEASED PROPERTY
                                    VALUATION
                                   (CONTINUED)

     LEASEHOLD INTEREST VALUE ESTIMATE (CONTINUED)

Under this scenario, the annual constant on the debt would be about 12% or an annual payment of $76,166. "The Port" is a public entity which exists to create jobs and bolster the local economy. "Below market" lease rates are utilized to attract industrial tenants who in turn provide employment and income to the local economy. Thus, a tenant like "Allen Process Systems" pays $38,000.00 per year and has a definite market advantage because the market rental rate on the bulkhead if is leasing is much greater ($76,000).

The ground-lease agreement has a remaining primary term of approximately 5.25 years. The lease agreement has an additional option period which extends beyond the +/-5.25 years remaining on the second option period. Its unlikely that a potential investor in the Leasehold Interest in the property would speculate that this advantage in land rent would extend beyond the +/-5.25 years remaining on the current term because the Port had the right to move the rental rate to "market rates" for the option period. However, due to the fact that the Lessee, Allen Process Systems, has expended significant amount on leasehold improvements and employs a significant number of people, it is most certain that it would exercise it option to renew for another ten years beyond the +/-5.25 years remaining on the current lease term.

Oil prices continue to fluctuate and the oil/gas industry has historically experienced dramatic "feast or famine" economic cycles. There is constantly an "air of uncertainty" in this market and to project future market activity beyond +/-5.25 years into the future is highly speculative.

Therefore, the appraiser has considered that the "Leasehold Interest in the Underling Land Lease" would be properly stated as the present value of the $53,500 per year "Allen Process Systems" Lease Advantage ($103,000 - $49,445.50) over the +/-5.25 year remaining term of the lease.

Discounting $53,500 per year for 5.25 years at a market oriented 10% rate results in a present value estimate (rounded) of $198,000. The $198,000 estimated market value would represent the Present Value of the "Allen Process Systems" Leasehold Rent Advantage in the underlying land.

Therefore, the appraiser has considered that the "Leasehold Interest in the Bulkhead Lease" would be properly stated as the present value of the $38,000 per year "Allen Process Systems" Lease Advantage ($76,000 - $38,000) over the +/-5.25 year remaining term of the lease.

Discounting $38,000 per year for 5.25 years at a market oriented 12% rate results in a present value estimate (rounded) of $133,000. The $133,000 estimated market value would represent the Present Value of the "Allen Process Systems" Leasehold Rent Advantage in the new Bulkhead Agreement.

                                    VII-28

                     "ALLEN PROCESS SYSTEMS" LEASED PROPERTY
                                    VALUATION
                                   (CONTINUED)

      LEASEHOLD INTEREST VALUE ESTIMATE (CONTINUED)

Since the "Leasehold Improvements" are owned by "Allen Process Systems" and it is likely that they will continue to be used for at least the next +/-15.25 years (current lease term plus 10 year option", the appraiser has added the contributory value of the "Allen Process Systems" owned Leasehold Improvements (Buildings, Craneways and Site Improvements) estimated earlier in the report at about $1,420,000 (Building - $495,000; Crane Systems - $175,000; and Site Improvements - $1,250,000 less contributory value of new bulkhead of +/-$500,000) in order to arrive at an estimate of current market value of "UNIFAB's Total Leasehold Interest in the Allen Process Systems Leased Property of $1,750,000.

MARKET VALUE ESTIMATE OF UNIFAB'S
LEASEHOLD INTEREST IN "ALLEN PROCESS
SYSTEMS" LEASED PARCEL:

   ESTIMATED CONTRIBUTORY VALUE OF
          "ALLEN PROCESS SYSTEMS" OWNED
          LEASEHOLD BUILDING IMPROVEMENTS
   ESTIMATED CONTRIBUTORY VALUE OF

          SITE IMPROVEMENTS                    $     750,000
   ESTIMATED CONTRIBUTORY VALUE OF
          CRANEWAYS                            $     175,000
   ESTIMATED CONTRIBUTORY VALUE OF
          BUILDINGS                            $     495,000
                                               -------------

   ESTIMATED TOTAL CONTRIBUTORY VALUE OF
           "ALLEN PROCESS SYSTEMS"
          LEASEHOLD IMPROVEMENTS                               $   1,420,000

   ESTIMATED PRESENT VALUE OF RENT
          ADVANTAGE IN NEW BULKHEAD LEASE                      $     133,000

   ESTIMATED PRESENT VALUE OF RENT
          ADVANTAGE IN UNDERLYING LAND LEASE                   $     198,000
                                                               -------------

TOTAL                                                          $   1,751,000
 TOTAL ESTIMATED CURRENT MARKET
         VALUE OF UNIFAB'S LEASEHOLD INTEREST
         IN ALLEN PROCESS
         SYSTEMS LEASED PROPERTY     -say                      $   1,750,000
                                                               -------------

                                    VII - 29

                     "ALLEN PROCESS SYSTEMS" LEASED PROPERTY
                                    VALUATION
                                   (CONTINUED)

      LEASEHOLD INTEREST VALUE ESTIMATE (CONTINUED)

As a check against this estimate, the appraiser has performed two additional analyses: one using the Direct Method and one using the Indirect Method.

In the Indirect Method of valuation of the Leasehold Interest, the value of the LEASEHOLD INTEREST can be considered to be the difference between the estimate of the current market value of the UNENCUMBERED FEE SIMPLE INTEREST in and to the property assuming it was not encumbered by a lease and the estimate of the current market value of the LEASED FEE INTEREST in and to the property by virtue of the existing Lease.

The LEASED FEE INTEREST (LESSOR'S INTEREST) in a property consists of (1) the right to receive the contract rent provided by the lease; (2) the reversion of the real estate at the end of the lease; and (3) plus any benefits but minus any penalties, according to the provisions of the lease. In the valuation of LEASED FEE INTERESTS, the amount of the rental income is generally set by contract. The contract rent for the term of the lease is income with the characteristics of an annuity. The valuation of an annuity calls for estimating the present value of the income stream at an appropriate discount rate for the remaining term of the lease. This computation produces the capitalized value of the rentals. The appropriate discount rate includes consideration of the risks inherent in receiving the income stream, as well as a comparison of rates of return available with competing investments with similar income characteristics. The next step in the valuation of the LEASED FEE INTEREST is to value the present worth of the property that reverts to the lessor at the expiration of the lease. The classical approach to valuing the Leased Fee Interest utilizes a discounted cash flow analysis which calculates the present value of the contract rent over the entire term of the lease, and the present value of the projected value of the property at the end of the lease for its reversion.

In the immediate case, the Lessee, Allen Process Systems, under the "GENERAL CONDITIONS of LEASES OF THE PORT OF IBERIA DISTRICT" has the right to remove any improvements they constructed during the term of the lease at the expiration of the lease (for two months after termination) and, if not removed with this specified period, the improvements revert to and belong exclusively to the Port.

 It would be highly unlikely that the UNIFAB would pay to remove the buildings at the end of their lease. There would be little value in moving the buildings and other improvements to another location. Thus, it would be highly likely that the improvements would revert to the Port of Iberia at the end of the lease term and any extensions thereof.

 Thus, on the following page, the appraiser has made an estimate of the Port of Iberia's Leased Fee Interest in the Property. Their Leased Fee Interest would consist of the Contract Rent of $49,445.50 per year over the next 5.25 years plus the Contract Rent for the next ten year period which the appraiser has estimated at a then market rate on land only of about $85,000 as well as the right to receive the leasehold improvements at the end of the lease. For the calculation of the Reversion, the appraiser has forecast that underlying land value will increase about 2% per year over the next +/-15 years while the value of the Leasehold improvements will decrease about 3% per year over the projection period.

                                     VII-30

                      ALLEN PROCESS SYSTEMS LEASED PROPERTY
       PORT OF IBERIA'S LEASED FEE INTEREST ESTIMATE NET INCOME TO LEASED
                                  FEE INTEREST

                                    [OMITTED]

                     "ALLEN PROCESS SYSTEMS" LEASED PROPERTY
                                    VALUATION
                                   (CONTINUED)

      LEASEHOLD INTEREST VALUE ESTIMATE (CONTINUED)

From the analysis on the preceding page, the appraiser has estimated the current market value of the Port of Iberia's Leased Fee Interest in the Allen Process Systems Leased Property to be about $1,050,000.

Under the Indirect Method, the estimated value of UNIFAB's Leasehold Interest in the Allen Process Systems Leased Property would be the difference between the Unencumbered Fee Simple Interest Estimate of $2,950,000 and the Leased Fee Interest Estimate of $1,050,000 or $1,900,000.

            SUMMARY OF INDIRECT METHOD OF LEASEHOLD INTEREST

ESTIMATED VALUE OF UNENCUMBERED FEE
      SIMPLE INTEREST IN ALLEN PROCESS SYSTEMS
      LEASED PROPERTY                                       $   2,950,000

LESS: ESTIMATED VALUE OF PORT OF IBERIA'S
      LEASED FEE INTEREST IN THE PROPERTY                  ($   1,050,000)
                                                            -------------

INDICATED VALUE OF UNIFAB'S LEASEHOLD
      INTEREST IN ALLEN PROCESS SYSTEMS
      LEASED PROPERTY                                       $   1,900,000
                                                            -------------

The DIRECT METHOD for the valuation of a LEASEHOLD INTEREST utilizes an INCOME APPROACH TO VALUE in order to estimate the Net Income to the Leasehold Interest. The LEASEHOLD INTEREST (LESSEE'S INTEREST) in a property consists of any advantage the lessee has in the lease defined as the differential between market rent over the term of the lease and.the contract rent. This Rent Income Advantage calculated a net income as the differential between market rent over the term of the lease less the contract rent provided by the underlying lease with the landlord plus any benefits but minus any penalties, according to the provisions of the lease. Basically the valuation of a LEASEHOLD INTEREST is the present value of the Net Income Advantage to the Leasehold Interest over the term of the lease. The appropriate discount rate includes consideration of the risks inherent in receiving the income stream, as well as a comparison of rates of return available with competing investments with similar income characteristics.

In order to estimate the Leasehold Rent Advantage, the appraiser has attempted to converted the Unencumbered Fee Simple Interest estimate in an indication of effective market rent value. The effective market rent for the appraised utilizes INCOME APPROACH TO VALUE methods. The unencumbered fee simple property value is converted into an indication of market rent by means of capitalization. The anticipated market rental rate or income is based

                                    VII - 32

                     "ALLEN PROCESS SYSTEMS" LEASED PROPERTY
                                    VALUATION
                                   (CONTINUED)

      LEASEHOLD INTEREST VALUE ESTIMATE (CONTINUED)

upon a capitalization rate which in its most basic sense includes a combination of a rate of "return on" the investment as well as "recapture of the investment or "return of' the investment. The capitalization rate for vacant land is typically less than that for improved property. This is due to the fact that under a land lease the landlord receives rent which is the "return on" his investment in the land and then receives the "return of his investment in the land back at the expiration of the lease a non-depreciating asset (land) whereas under a lease with improvements, the landlord needs to receive both a "return on" his investment as well as at least a portion of the "return of' or "recapture of' his investment in the improvements because at the expiration of the lease the building improvements have aged and likely are not worth the same as at the beginning of the lease.

Based upon data collected by the appraiser over time, the appropriate capitalization rate to convert rental rates on long term leases for land is typically in the 9% to 10% range whereas the appropriate capitalization rate to convert rental rates on long term leases with improvements is typically in the 10.5% to 12.5% range with very special purpose improvements ranging up to 15%. Appropriate rates are applied to the Building and Building Improvements including the Craneways and the Site Improvements in order to convert their contributory values into estimates of current rental rates.

The estimated current market rent for the Allen Process Systems Property would be summarized as follows:

ESTIMATED PROPERTY VALUE

Estimated Land Value                                        $   1,030,000

Estimated Site Improvements Value                           $   1,250,000

Estimated Bldg Improvements Value                           $     670,000
                                                            -------------

    ESTIMATED PROPERTY VALUE                                $   2,950,000

                                     Effective
                                     CAPITALIZATION
                                     RATE
ESTIMATED MARKET RENT

                  LAND RENT               10.00%            $     103,000

     SITE IMPROVEMENTS RENT               13.50%            $     168,750

 BUILDING IMPROVEMENTS RENT               12.50%            $      83,750
                                                            -------------

TOTAL ESTIMATED MARKET RENT                                 $     355,500

EFFECTIVE OVERALL CAP RATE                                          12.05%

                                    VII - 33

                     "ALLEN PROCESS SYSTEMS" LEASED PROPERTY
                                    VALUATION
                                   (CONTINUED)

      LEASEHOLD INTEREST VALUE ESTIMATE (CONTINUED)

Thus, on the following page, the appraiser has made an estimate of the UNIFAB's Leasehold Interest in the Property using the Direct Method. Their Leasehold Interest would consist of the Rent Advantage (i.e. Market Rent less Contract
Rent) over the remaining +/-5.25 years of the current term as well as the last ten year option to renew. The Contract Rent is estimated at $87,400 per year over the next 5.25 years and then the Contract Rent for the next ten year period has been estimated at a then market rate on land only of about $68,200 plus the Bulkhead Rent of $38,000 or a total of about $106,200.

The current estimated market rent of $355,500 is held at that level for over the remainder of the existing lease term (i.e. +/-5.25 years) and then changed to a new market rent for the next five year term of about $330,600. For the calculation of the market rent beginning in January 2007, the appraiser has forecast that underlying land value will increase about 2% per year over the next +/-17 years while the value of the Building and Site improvements will decrease about 3% per year over the projection period. Similar rates of return are utilized for market rent estimate. Thus, the market rent for the last five years of the projection is estimated at about $311,800.

From the analysis on the next page, the appraiser has estimated the current market value of UNIFAB's Leasehold Interest in the Allen Process Systems Leased Property to be about $1,660,000.

            SUMMARY OF DIRECT METHOD OF LEASEHOLD INTEREST

INDICATED VALUE OF UNIFAB'S LEASEHOLD
       INTEREST IN ALLEN PROCESS SYSTEMS
       LEASED PROPERTY                                      $   1,660,000
                                                            -------------

                     "ALLEN PROCESS SYSTEMS" LEASED PROPERTY
                                    VALUATION
                                   (CONTINUED)

      LEASEHOLD INTEREST VALUE ESTIMATE (CONTINUED)

            RECONCILIATION AND FINAL MARKET VALUE ESTIMATE

From the three separate analyses on the preceding pages, the appraiser has estimated the current market value of UNIFAB's Leasehold Interest in the Allen Process Systems Leased Property to be:

1)     ADDITIVE METHOD                            $1,750,000
2)     INDIRECT METHOD                            $1,900,000
3)     DIRECT METHOD                              $1,660,000

The three analyses reflect fairly similar estimates of current market value and thus would tend to lead the appraiser to a conclusion within their ranges.

The last two methods were utilized as a check against the first method and thus considered to adequately support an estimate of current market value at that estimate.

Thus, based upon my analysis and reasoning, it would be my opinion that the estimated current market value of UNIFAB's Leasehold Interest in and to the Allen Process Systems Leased Property, as of October 5, 2001, would be:

                         ONE MILLION SEVEN HUNDRED FIFTY
                  THOUSAND AND 00/100 ($1,750,000.00) DOLLARS.

                     "ALLEN PROCESS SYSTEMS" LEASED PROPERTY
                                    VALUATION
                                   (CONTINUED)

      DISPOSITION VALUE ESTIMATE

The appraiser has also been asked to estimate the CURRENT DISPOSITION VALUE of the Unifab's Ownership Interest (Leasehold Interest) in and to the appraised property UNDER A DISPOSITION MARKETING PERIOD OF 12 MONTHS OR LESS. In order to attract a Purchaser to a facility like the appraised property under a condensed marketing period of 12 months or less, it is likely that a significant discount from the market value estimate of the property would have to be given in order to entice Purchasers to acquire the Leasehold Interest in the property in a condensed marking period.

In order to estimate "Disposition Value", the appraiser has considered current market conditions for the appraised property and the likely market participants who might acquire the appraised property. The appraised property is a medium sized facility and thus would have a decent potential pool of purchasers.

For the DISPOSITION VALUE analysis, the appraiser has conducted interviews of representatives of a number of companies involved in the fabrication and/or oil and gas business including analysts and consultants as well as brokers. Also considered any other adverse conditions which might affect marketability under a condensed marketing period.

In a discussion with the CFO of a competing company who acquired another large fabrication facility in 1997 stated that "if we knew what was going to happen to the fabrication business over the last few years, we would have never acquired that facility!" He went on to say that at the time they thought they were paying 30% to 40% less than its "true value". He also said that there are always a lot of people interested in smaller facilities where it doesn't take a tremendous amount of work to keep it going.

In another discussion with the CEO of a competing company who owns a similar large fabrication facility he stated that while his company is in the position to invest in another facility if the opportunity were right, he believed that "the discount would have to be hefty for an immediate sale" and went on to state that "at least a 40% to 50% discount would be necessary to get them interested'. He cautioned that holding costs, labor and retro-fit time frame would be major concerns in their decision making. He stated that "since the oil patch is currently in a depressed state that any property would have to be held for at least one year and likely more before it would make economic sense". He concluded that it would take "a significant discount" to facilitate a sale in less than 12 months. He also said that smaller facilities were more saleable.

In another discussion with the President of a competing company who owns a similar large shipyard/fabrication facility he concluded that "the discount would have to be at least a 30% to 40% to sell in less than 12 months because one would have to consider the time period to boost business to compensate for the fixed costs of ownership ".

                                    VII - 37

                     "ALLEN PROCESS SYSTEMS" LEASED PROPERTY
                                    VALUATION
                                   (CONTINUED)

      DISPOSITION VALUE ESTIMATE (CONTINUED)

In discussions with a real estate broker who has brokered several very large industrial properties over the years including fabrication facilities, some of his comments were:

      -     At present there are no real buyers for large fabrication yards.

      - There must be a "carrot out there " to attract a potential buyer for a large expensive yard.

      - The typical marketing period is two to three years and to promulgate a sale in 12 months or less, the discount must be at least 30%.

      - The discount must be 30% - 50% of "normal market value "just to get the market to move on a property.

      - He was also of the opinion that a smaller yard may attract buyers at less of a discount.

In discussions with another real estate broker who has brokered several very large industrial properties over the years including fabrication facilities, some of his comments were:

      - I would tell a potential client that wants to sell a smaller fabrication facility that the marketing time will be highly dependent on where we are in the oil and gas cycle at the time the property is listed. With current depressed market conditions, I would tell them that it may take three years to sell no matter what price it is listed for.

      - I think that given the current state of the market that you could sell a small fabrication facility in 12 months or less, with a 25% to 40% "discount "from market value.

It is from this basis of information that the appraiser has attempted to quantify a discount for the Allen Process Systems Leased Property. The "Allen Process Systems" complex contains a gross building area of +/-55,819 square feet on +/-20.6 acres of land and thus would qualify as a "medium sized fabrication facility".

Based upon the above information, the appraiser would believe that a discount of about 30% from "Unencumbered Fee Simple Interest" would be appropriate in order to sell the appraised property in a condensed marketing period of 12 months or less. With Unifab's Ownership Interest being a Leasehold Interest, the "discount" is applied to the "Unencumbered Fee Simple Interest" of $2,950,000 and then the discount (+/-$885,000) deducted from the Leasehold Market Value Estimate of $1,750,000.

Thus, after careful consideration of all factors, it is my opinion that the LEASEHOLD INTEREST IN AND TO THE ALLEN PROCESS SYSTEMS LEASED PROPERTY would have an estimated CURRENT DISPOSITION VALUE in "As IS CONDITION", assuming a condensed marketing period of 12 months or less, of:

                        EIGHT HUNDRED SIXTY-FIVE THOUSAND
                        AND 00/100 ($865,000.00) DOLLARS.

                                    VII - 38

       ALLEN PROCESS SYSTEMS LEASED PROPERTY LEASEHOLD INTEREST ESTIMATE NET INCOME TO LEASEHOLD INTEREST THROUGH END OF OPTION TERM OF
                                      LEASE

                         CONSTRUCTED OPERATING STATEMENT
                 BASED MARKET RENT - CONTRACT RENT DIFFERENTIAL
                           THROUGH END OF OPTION TERM

                                    [OMITTED]

                        "UNIVERSAL PARTNERS" OWNED PARCEL
                              PROPERTY DESCRIPTION

According to the enclosed legal description and survey, the "Universal Partners" Parcel contains +/-9.56 acres. This is a vacant tract of land with frontage (+/-231.14 feet) on the north side of Port Road. The Rodere Canal meanders along the western boundary and causes the irregular shape of the western line. The northern boundary is +/-587.67 feet and the eastern line is 925.39 feet. The portion of the Rodere Canal which borders the western boundary line is not navigable. This parcel is a "dry" tract.

As indicated by the enclosed photographs, the surface area is relatively level and grass covered. "UNIFAB" is presently using this parcel for equipment storage. Site improvements are negligible. "Unifab" owns this +/-9.56 acre tract and therefore the estimate of market value is of the Fee Simple ownership interest.

Located between the north edge of Port Road and the south boundary line of the "Universal Partners" Parcel are a railroad right-of-way and an electric line servitude. Large "A-frame" structures are located inside the transmission line servitude.

                                    VALUATION

Because the "Universal Partners" Parcel is an unimproved +/-9.56 acre land area, the estimate of Market Value is based solely on a SALES COMPARISON APPROACH analysis. From the analysis contained in the SITE VALUATION section of this report, because of its non water frontage, the irregular shape of the parcel and the existence of the railroad right-of-way and transmission line servitude, the appraiser concluded an estimated current unit market value for the "Universal Partners" Parcel of $8,000 per acre. This is a marginal "dry" industrial tract located on the northern fringe of "The Port". Historical demand for this type property has been limited.

          +/-9.56 Acres x $8,000 per acre = $76,480

 ESTIMATED MARKET VALUE
 OF FEE SIMPLE INTEREST IN AND TO
 THE "UNIVERSAL PARTNERS" OWNED PARCEL -say-                           $76,000

                        "UNIVERSAL PARTNERS" OWNED PARCEL

                                    VALUATION

                                   (Continued)

      DISPOSITION VALUE ESTIMATE

The appraiser has also been asked to estimate the CURRENT DISPOSITION VALUE of the Unifab's Ownership Interest (Fee Simple) in and to the appraised property UNDER A DISPOSITION MARKETING PERIOD OF 12 MONTHS OR LESS. In order to attract a Purchaser to a small nonwaterfront industrial site like the appraised property under a condensed marketing period of 12 months or less, it is likely that a significant discount from the market value estimate of the property would have to be given in order to entice Purchasers to acquire the Fee Simple Interest in the property in a condensed marking period.

In order to estimate "DISPOSITION VALUE", the appraiser has considered current market conditions for the appraised property and the likely market participants who might acquire the appraised property. The appraised property is vacant non-waterfront land which is located across the railroad tracks from its street frontage and is used as a storage yard. Thus it would be considered to have poor market appeal.

For the DISPOSITION VALUE analysis, the appraiser has conducted interviews of representatives of a number of companies involved in the fabrication and/or oil and gas business including analysts and consultants as well as brokers. Also considered any other adverse conditions which might affect marketability under a condensed marketing period.

It is from the information provided from the interviews that the appraiser has attempted to quantify a discount for the Universal Partners Parcel. The "Univeral Partners Parcel" contains about 9.56 acres of land. The drawback of the site is the fact that it does not have water frontage and is located across railroad tracks from the street and thus has impaired access. There is currently a similar tract for sale which has been on the market for some time with little market activity.

Based upon the above information, the appraiser would believe that a discount of about 35% from the current market value estimate of $76,000 would be appropriate in order to sell the appraised property in a condensed marketing period of 12 months or less.

Thus, after careful consideration of all factors, it is my opinion that the UNENCUMBERED FEE SIMPLE INTEREST IN AND to the Universal Partners OWNED PROPERTY would have an estimated current Disposition Value in "As Is Condition", assuming a condensed marketing period of 12 months or less, of:

                 FIFTY THOUSAND AND 00/100 ($50,000.00) DOLLARS.

                         "BULK SALE" ANALYSIS
ESTIMATED MARKET VALUE TO A SINGLE PURCHASER

Based on the appraiser's investigation and application of conventional appraisal approaches, the estimated current market value of UNIFAB's applicable ownership interests (Fee Simple or Leasehold) in and to the various appraised properties, as of October 5, 2001, is summarized as follows:

      ESTIMATED CURRENT MARKET
      VALUE AS STANDALONE
      PROPERTIES IN "AS IS CONDITION":

West YARD-NORTH PARCEL         FEE OWNERSHIP         $7,700,000
WEST YARD-SOUTH PARCEL         FEE OWNERSHIP         $2,345,000
UNIVERSAL PARTNERS PARCEL      FEE OWNERSHIP         $   76,000
EAST YARD-NORTH PARCEL         LEASEHOLD INTEREST    $  810,000
EAST YARD-SOUTH PARCEL         LEASEHOLD INTEREST    $  555,000
ALLEN PROCESSING PARCEL        LEASEHOLD INTEREST    $1,750,000
OBI PARCEL                     LEASEHOLD INTEREST    $  900,000,

      SUM TOTAL OF MARKET VALUE ESTIMATES AS STANDALONE PROPERTIES IN "AS IS CONDITION"ASSUMING NORMAL MARKETING PERIOD: $14,136,000

In order to arrive at an estimate of current market value for UNIFAB's ownership interest in all of the properties, it would not be proper to simply add up the above individual tract values and arrive at a total value for all of the properties.

The above value estimates estimate the current market values for seven separate properties considered as "Separate, Standalone Properties" considered marketed separately over a normal marketing period. In the immediate case, the appraiser has been asked to estimate the current market value of the entire appraised property to a "Single Purchaser". In order to attract a "Single Purchaser" to the entire appraised property, it is likely that a discount from the market value as "Separate, Standalone Properties" would have to be given in order to entice a Single Purchaser to acquire all of the properties in a single transaction. The potential purchaser would have to believe that they "are getting a great dear' in order to acquire all of UNIFAB's interests in the seven separate appraised properties. The Single Purchaser market for all of the appraised properties would be significantly fewer purchasers than the potential purchasers of the individual properties, especially the smaller properties.

Several of the parcels are competing tracts, that is, they are located close to one another and if they were offered "for sale" in the open market at the same time, they would, in essence, be competing against one another. This competing aspect indicates a longer marketing period and competitive pricing. A User considering any of the smaller properties such as the East Yard-South Parcel or the Allen Process Systems Leased Property or OBI Leased Property for acquisition would not be a likely purchaser of all of the appraised properties.

                              "BULK SALE" ANALYSIS

                                   (CONTINUED)

ESTIMATED MARKET VALUE TO A SINGLE PURCHASER (CONTINUED)

The large user purchaser of the entire property would likely consider selling off these portions of the property separately and thus discount their individual value in making a purchase decision for the entire property. The same could be said of the Main Plant Property (West Yard) which could likely be broken into two separate components. Thus, there would be a much more limited market for the entire property to a Single Purchaser than of the individual components and thus the need to reflect a discount off of "Separate, Standalone" Value estimates.

In the immediate case, it is unlikely that a user capable of utilizing all of the appraised properties is currently in the marketing looking for a facility at this time. Thus, it is likely that the property could take some time to sell to a user who would then undertake the sale of some of the properties to other users.

Thus, in order to entice an purchaser to all of UNIFAB's ownership holdings in a normal marketing period, the likely discount would have to be at least 15% off of the total estimated market value of $14,136,000.

Thus, a "bulk sale" discount is applied to the combined total of the Fee Simple/Leasehold ownership values of the various "UNIFAB" parcels. In order to combine these parcels and sell them as a "package", the appraiser has estimates an extended marketing period (12 to 36 months) due to the fact that the supply of available land "for sale" will necessarily be increased. The 12 to 36 month extended marketing period reflects the fact that current demand for Port of Iberia industrial waterfront property exceeds demand. By discounting the sum total of the individual values of the appraised properties, the extended marketing period is accounted for.

Thus, after careful consideration of all factors, it would be my opinion that UNIFAB'S OWNERSHIP INTEREST (FEE SIMPLE OR LEASEHOLD) in and to All Appraised Properties in the Iberia Port Area would have an estimated CURRENT MARKET VALUE in "As IS CONDITION" to a SINGLE PURCHASER, as of October 5, 2001, assuming a normal marketing period of twelve to thirty-six months, of:

                            TWELVE MILLION AND 00/100

                            ($12,000,000.00) DOLLARS.

                              "BULK SALE" ANALYSIS
                                   (Continued)

                      ESTIMATED MARKETING/EXPOSURE PERIODS

EXPOSURE TIME is defined by Appraisal Institute literature as "the estimated length of time the property interest being appraised would have been offered on the market prior to the hypothetical consummation of a sale at market value on the effective date of the appraisal".

Marketing time is "an estimate of the amount of time it might take to sell a property interest in real estate at the estimated Market Value level during the period immediately after the effective date of an appraisal. Marketing time exists after the effective date".

Based on market demand for large and mid-sized industrial waterfront properties and interviews with knowledgeable market participants, the ESTIMATED EXPOSURE TIME relative to any one of the individual "UNIFAB" properties would be in the twelve to thirty-six month range with the smaller properties having a shorter exposure period and the larger properties having a longer exposure period..

  The Estimated Marketing Period of anyone of the individual "UNIFAB" properties would also be in the twelve to thirty-six month range. A realistic sale price is implied and professional, aggressive marketing is a must.

For all of the UNIFAB Properties to a Single Purchaser, the ESTIMATED EXPOSURE TIME AS WELL AS ESTIMATED MARKETING PERIOD would be more extended in the eighteen to thirty-six month range at the estimated current market value to a Single Purchaser.